Exhibit 10.16

Pursuant to 17 CFR 226.601, certain identified information marked “[**]” has been excluded from this exhibit because it is both (i) not material and (ii) is the type the registrant treats as private and confidential and would be competitively harmful if publicly disclosed.

Conformed Copy Through Amendment

Number Four Dated 10/1/21

CREDIT AND GUARANTY AGREEMENT

dated as of October 1, 2019

among

AVIDXCHANGE HOLDINGS, INC.

AVIDXCHANGE, INC.,

AVIDXCHANGE FINANCIAL SERVICES, INC.,

PIRACLE, INC.,

STRONGROOM SOLUTIONS, INC.,

ARIETT BUSINESS SOLUTIONS, INC.,

AFV HOLDINGS ONE, INC.,

BTS ALLIANCE, LLC,

CERTAIN OTHER SUBSIDIARIES OF AVIDXCHANGE HOLDINGS, INC.,

as Guarantors,

VARIOUS LENDERS,

SIXTH STREET SPECIALTY LENDING, INC., formerly known as TPG SPECIALTY LENDING, INC.,

as Administrative Agent and Collateral Agent,

and

SIXTH STREET SPECIALTY LENDING, INC., formerly known as TPG SPECIALTY LENDING, INC. and KEYBANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Book Runners

$163,500,000 Senior Secured Credit Facilities

(continued)

(continued)

(continued)

v

APPENDICES:	A-1	Term Loan Commitments
	A-2	[**] Delayed Draw Term Loan Commitments
	A-3	Additional Delayed Draw Term Loan Commitments
	A-4	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.11	Adverse Proceedings
	4.13	Real Estate Assets
	4.16	Material Contracts
	4.21	Certain Fees
	4.23	Compliance with Statutes, etc.
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions
	6.22	Hamilton Properties
	8.1	Pledge and Security Agreement Provisions

EXHIBITS:	A-1	Funding/Issuance Notice
	A-2	Conversion/Continuation Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	B-3	[**] Delayed Draw Term Loan Note
	B-4	Additional Delayed Draw Term Loan Note
	C	Compliance Certificate
	D	Reserved
	E	Assignment Agreement
	F	Certificate Regarding Non-Bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	K	Landlord Personal Property Collateral Access Agreement
	L	Collateral Questionnaire

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of October 1, 2019, is entered into by and among AVIDXCHANGE HOLDINGS, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE, INC., a Delaware corporation (“Parent”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV”), BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”), AFV HOLDINGS II, LLC, a North Carolina limited liability company (“AFV II”), and CORE ASSOCIATES, LLC, a Delaware limited liability company (“CORE”), OAK HC/FT FPP BLOCKER CORP., a Delaware corporation (“OAK”), AO HOLDING CO., a Delaware corporation (“AO Holding”), FP SERVICES INC., a Delaware corporation (“FP Services”), FASTPAY PAYMENT TECHNOLOGIES, INC., a Delaware corporation (“FastPay”), FPP ENTERPRISE LLC, a Delaware limited liability company (“FPP”) (Parent, AFS, Piracle, Strongroom, Ariett, and AFV are referred to herein, individually and collectively and jointly and severally, as the “Company”), CERTAIN OTHER SUBSIDIARIES OF HOLDINGS, as borrowers or Guarantors, the Lenders party hereto from time to time, SIXTH STREET SPECIALTY LENDING, INC., formerly known as TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), TSL and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as joint lead arrangers (in such capacity, together with their respective successors and assigns in such capacity, the “Joint Lead Arrangers”), and TSL and KeyBank as joint book runners (in such capacity, together with their respective successors and assigns in such capacity, the “Joint Book Runners”).

In consideration of the mutual premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Accounts” means all “accounts” (as defined in the UCC) of Company (or, if referring to another Person, of such Person), including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Act” as defined in Section 4.25.

“Additional Delayed Draw Term Loan” means a Loan made by a Lender to Company pursuant to Section 2.1(c).

“Additional Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund any Additional Delayed Draw Term Loan and “Additional Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Additional Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Additional Delayed Draw Term Loan Commitments as of the Closing Date is $30,000,000.

“Additional Delayed Draw Term Loan Commitment Termination Date” means the earlier to occur of (i) October 1, 2021; and (ii) the date of the termination of the Additional Delayed Draw Term Loan Commitments pursuant to Section 8.1.

“Additional Delayed Draw Term Loan Exposure” means, with respect to any Lender as of any date of determination, (i) that Lender’s unused and available Additional Delayed Draw Term Loan Commitments plus (ii) the aggregate outstanding principal amount of the Additional Delayed Draw Term Loans of that Lender.

“Additional Delayed Draw Term Loan Note” means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (x) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the applicable Bloomberg page which displays an average ICE Benchmark Administration Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average ICE Benchmark Administration Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date; provided that if the rate referred to in clause (a) and clause (b) above is not available at any such time for any reason, then the rate referred to in clauses (a) and (b) shall instead be the interest rate per annum, as determined by Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U.S. Dollars in an amount equal to the amount of such LIBOR Rate Loan with a maturity comparable to such Interest Period, are offered by major banks in the London interbank market as quoted to Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement, and (y) 1.00 percentage points.

“Administrative Agent” as defined in the preamble hereto.

“Administrative Borrower” as defined in Section 10.25(f).

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of

Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened in writing against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.16(b).

“Affected Loans” as defined in Section 2.16(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, that in no event shall Administrative Agent or any Lender be deemed to be Affiliates of Company.

“AFS” as defined in the preamble hereto.

“AFV Holdings” means AFV Holdings One, Inc., a North Carolina corporation

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.15.

“Agreement” means this Credit and Guaranty Agreement, dated as of October 1, 2019, as it may be amended, supplemented or otherwise modified from time to time.

“Ancillary Services” means any of the following products or services that have been, are being or are to be provided by the Ancillary Services Provider pursuant to an agreement(s) between Company and the Ancillary Services Provider (such services to be provided by the Ancillary Services Provider in its sole discretion except as may be otherwise set forth in such agreements, and nothing herein shall make any party hereto or any other Person a third-party beneficiary to or of such services or agreements): Automated Clearing House transactions, corporate credit card services, or other treasury management services.

“Ancillary Services Agreements” means those agreements entered into from time to time by Company with or in favor of the Ancillary Services Provider in connection with the obtaining of any of the Ancillary Services.

“Ancillary Services Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to the Ancillary Services Provider and Collateral Agent) to be held by Collateral Agent (or, to the extent agreed to in writing by Collateral Agent, the applicable Ancillary Services Provider) for the benefit of the Ancillary Services Provider in an amount determined by Administrative Agent and the Ancillary Services Provider as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Obligations in respect of the applicable Ancillary Services.

“Ancillary Services Provider” means KeyBank National Association.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Applicable Revolving Loan Margin” means (i) with respect to Revolving Loans that are LIBOR Rate Loans, (a) from the Closing Date until and including the third anniversary of the Closing Date, a percentage, per annum, equal to 9.00%; provided, that, if the Company has stated in writing to Administrative Agent on or before the last Business Day of any Fiscal Quarter that it will not borrow an [**] Delayed Draw Term Loan on the last Business Day of the immediately succeeding Fiscal Quarter (the “Subject Fiscal Quarter”) to pay [**] on the Term Loans, [**] Delayed Draw Term Loans and Additional Delayed Draw Term Loans for the Subject Fiscal Quarter, such percentage per annum for the Subject Fiscal Quarter shall be the margin corresponding to the Burn Rate set forth in the financial statements and Compliance Certificate most recently delivered to Administrative Agent prior to the Subject Fiscal Quarter; and (b) after the third anniversary of the Closing Date, a percentage, per annum, determined by reference to the Burn Rate in effect from time to time as set forth in the table below:

Burn Rate	Applicable Revolving Loan Margin
less than negative $2,500,000	8.00%
greater than or equal to negative $2,500,000	7.50%

and (ii) with respect to Revolving Loans that are Base Rate Loans, an amount equal to (a) the Applicable Revolving Loan Margin for LIBOR Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum.

The Burn Rate for the purpose of determining the Applicable Revolving Loan Margin shall be re-determined quarterly after the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Burn Rate pursuant to Section 5.1(d). Any change in the Applicable Revolving Loan Margin based on the applicable Burn Rate shall be effective on the first Business Day of the immediately succeeding Fiscal Quarter. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Revolving Loan Margin shall be 9.00%. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender that holds a portion of the Revolving

Loans electronic, telefacsimile or telephonic notice (confirmed in writing) of the Applicable Revolving Loan Margin in effect from such date. Without limitation of any other provision of this Agreement or any other remedy available to Administrative Agent or Lenders under any of the Credit Documents, to the extent that any financial statements or any information contained in any Compliance Certificate delivered pursuant to Section 5.1(d) shall be incorrect in any manner, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Revolving Loan Margin for any period than the Applicable Revolving Loan Margin actually applied for such period, Company shall deliver to Administrative Agent and/or Lenders corrected financial statements or other corrected information in a Compliance Certificate (or otherwise), and Administrative Agent will recalculate the Applicable Revolving Loan Margin based upon such corrected financial statements or such other corrected information, and, upon written notice thereof to Company by Administrative Agent, the Revolving Loans shall bear interest based upon such recalculated Applicable Revolving Loan Margin retroactively from the date of delivery of the erroneous financial statements or other erroneous information in question and Company shall immediately deliver to Administrative Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Revolving Loan Margin for such period.

“Applicable Term Loan Margin” means (i) with respect to Term Loans, [**] Delayed Draw Term Loans or Additional Delayed Draw Term Loans, in each case, that are LIBOR Rate Loans, (a) from the Closing Date until and including the third anniversary of the Closing Date, a percentage, per annum, equal to 9.00%; provided, that, if the Company has stated in writing to Administrative Agent on or before the last Business Day of any Fiscal Quarter that it will not borrow an [**] Delayed Draw Term Loan on the last Business Day of a Subject Fiscal Quarter to pay [**] on the Term Loans, [**] Delayed Draw Term Loans and Additional Delayed Draw Term Loans for the Subject Fiscal Quarter, such percentage per annum for the Subject Fiscal Quarter shall be the margin corresponding to the Burn Rate set forth in the financial statements and Compliance Certificate most recently delivered to Administrative Agent prior to the Subject Fiscal Quarter; and (b) after the third anniversary of the Closing Date, a percentage, per annum, determined by reference to the Burn Rate in effect from time to time as set forth in the table below:

Burn Rate	Applicable Term Loan Margin
less than negative $2,500,000	8.00%
greater than or equal to negative $2,500,000	7.50%

and (ii) with respect to Term Loans, [**] Delayed Draw Term Loans or Additional Delayed Draw Term Loans, in each case, that are Base Rate Loans, an amount equal to (a) the Applicable Term Loan Margin for LIBOR Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum.

The Burn Rate for the purpose of determining the Applicable Term Loan Margin shall be re-determined quarterly after the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Burn Rate pursuant to Section 5.1(d). Any change in the Applicable Term Loan Margin based on the applicable Burn Rate shall be effective on the first Business Day of the immediately succeeding Fiscal Quarter. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Term Loan Margin shall be 9.00%. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender that holds a portion of the Term Loans, [**] Delayed Draw Term Loans or Additional Delayed Draw Term Loans electronic, telefacsimile or telephonic notice

(confirmed in writing) of the Applicable Term Loan Margin in effect from such date. Without limitation of any other provision of this Agreement or any other remedy available to Administrative Agent or Lenders under any of the Credit Documents, to the extent that any financial statements or any information contained in any Compliance Certificate delivered pursuant to Section 5.1(d) shall be incorrect in any manner, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Term Loan Margin for any period than the Applicable Term Loan Margin actually applied for such period, Company shall deliver to Administrative Agent and/or Lenders corrected financial statements or other corrected information in a Compliance Certificate (or otherwise), and Administrative Agent will recalculate the Applicable Term Loan Margin based upon such corrected financial statements or such other corrected information, and, upon written notice thereof to Company by Administrative Agent, the Term Loans, [**] Delayed Draw Term Loans, and Additional Delayed Draw Term Loans shall bear interest based upon such recalculated Applicable Term Loan Margin retroactively from the date of delivery of the erroneous financial statements or other erroneous information in question and Company shall immediately deliver to Administrative Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Term Loan Margin for such period.

“Application Event” means the occurrence of (i) any Event of Default described in Section 8.1(f) or 8.1(g) or (ii) any other Event of Default and the election by any Agent or the Requisite Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.14(i).

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition by any Credit Party or any of its Subsidiaries to, or any exchange of property with, any other Person (other than to or with another Credit Party), in one transaction or a series of transactions, of all or any part of such Credit Party’s or its Subsidiary’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock or intellectual property of any Credit Party or any of its Subsidiaries, other than inventory sold in the ordinary course of business or intellectual property licensed on a non-exclusive basis in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include (x) the sale or other disposition for value of any contracts or (y) the early termination of any contract resulting in the receipt by any Credit Party or any of its Subsidiaries of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification). Solely for the purposes of Section 2.12(a), the term “Asset Sale” shall exclude any of the foregoing transactions to the extent permitted under Section 6.9(a), (c), (g) (h), (i), (j) or (k) of this Agreement.

“Asset Sale Reinvestment Amounts” as defined in Section 2.12(a).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof) or Responsible Financial Officers or any other officer having substantially the same authority and responsibility as any of the foregoing. Unless otherwise specified, all references herein to an “Authorized Officer” or to “Authorized Officers” shall refer to an Authorized Officer or Authorized Officers of Holdings.

“Availability” means, on any date of determination, the amount that Company is entitled to borrow as Revolving Loans under Section 2.2(a) of this Agreement, less the then outstanding Total Utilization of Revolving Commitments, and also less the amount of any Revolving Loans or Letters of Credit then requested by Company pursuant to this Agreement that have not yet been made or issued.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bain” means Bain Capital Ventures Fund 2014, L.P., or any of its Affiliates.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“BankTEL” means BTS Alliance, LLC, a Delaware limited liability company.

“BankTEL Acquisition” means the acquisition consummated pursuant to the terms and conditions of the BankTEL Acquisition Documents.

“BankTEL Acquisition Agreement” means the Securities Purchase Agreement, dated as of August 23, 2019, by and among Parent and the sellers named therein with respect to the acquisition of the Capital Stock of BTS Alliance, LLC.

“BankTEL Acquisition Documents” means the BankTEL Acquisition Agreement and all of the agreements, instruments and documents executed and delivered in connection therewith.

“BankTEL Accounting Policies” means the “Company Accounting Policies” as defined in the BankTEL Acquisition Agreement as in effect on August 23, 2019.

“BankTEL Historical Financials” means the “Financial Statements” as defined in the BankTEL Acquisition Agreement as in effect on August 23, 2019.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (iii) 4.00 percentage points. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each of each Agent, Issuing Bank and each Lender.

“Board Observer Agreement” means that certain Board Observer and Indemnification Agreement dated of even date herewith between Company and TSL (or one or more of its Affiliates or Related Funds).

“Burn Rate” means, as of any date of determination, the Cash Burn for the four consecutive Fiscal Quarters most recently ended.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Texas or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries during such period in respect of internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Subsidiaries.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes). Notwithstanding anything to the contrary herein, any obligations of a Person under an operating lease (whether existing on the Closing Date or entered into thereafter) that is not required (or would not be required) to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a capital lease and the associated lease payments will continue to be treated as an operating expense for all purposes hereunder and under the other Credit Documents, in each case, solely as a result of the changes in GAAP after the Closing Date; for purposes of clarity, any such change in GAAP after the Closing Date shall not change the treatment of any such operating lease for purposes of calculating Consolidated EBITDA, compliance with the financial covenants set forth in Section 6.8 or any other financial calculation hereunder (or any of their respective component definitions).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account; provided, however, that notwithstanding anything to the contrary contained herein, for purposes of calculating compliance with the requirements of Sections 3 and 6 hereof “Cash” shall exclude any amounts that would not be considered “cash” under GAAP or “cash” as recorded on the books of the Company and the Guarantors.

“Cash Burn” means, for any period, the result of (i) Consolidated EBITDA, plus (ii) the positive difference, if any, between Commission/Implementation Costs as of the end of the prior period and Commission/Implementation Costs as of the end of the current period, minus (iii) the negative difference, if any, between Commission/Implementation Costs as of the end of the prior period and Commission/Implementation Costs as of the end of the current period, minus (iv) changes (negative or positive) in Consolidated Working Capital ((x) including in any event, changes in accounts receivables purchased for the Invoice Accelerator Product, and (y) excluding changes in long term deferred revenue), minus, without duplication (iii) Consolidated Capital Expenditures and expenditures in respect of purchased software and software enhancements for such period (in each case, to the extent such payments are not made with the proceeds of Indebtedness (other than proceeds of Revolving Loans) or equity contributions made to Holdings), minus (iv) Consolidated Cash Interest Expense for such period, minus (v) foreign, United States, state or local tax payments made during such period, and minus (vi) all scheduled principal payments made in respect of Indebtedness during such period, to the extent such payments are permitted under this Agreement.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“CFC” means a controlled foreign corporation (as that term is defined in the Internal Revenue Code).

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than any group comprised of one or more of the Designated Shareholders) (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interests in the Capital Stock of Holdings and/or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (ii) Holdings shall cease to directly own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Parent; (iii) Parent shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each other Person composing the Company; (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (a) were members of the board of directors of Parent on the Closing Date, or (b) were nominated for election by the board of directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors (provided that upon consummation of the IPO Transaction, the requirement of this clause (iii) shall be: the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (x) were members of the board of directors of Holdings immediately following the IPO Transaction Consummation Date, or (y) were nominated for election by the board of directors of Holdings, a majority of whom were directors immediately following the IPO Transaction Consummation Date or whose election or nomination for election was previously approved by a majority of such directors) ; or (iv) a Person composing the Company shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of each Guarantor (other than as permitted under Section 6.9 or Section 6.10).

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, (b) Lenders having Revolving Exposure, (c) Lenders having [**] Delayed Draw Term Loan Exposure, and (d) Lenders having Additional Delayed Draw Term Loan Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans, (b) Revolving Loans, (c) [**] Delayed Draw Term Loans, and (d) Additional Delayed Draw Term Loans.

“Client Funds” means, in each case, without duplication, (a) Cash provided to Holdings or its Subsidiaries by a client or customer for the sole purposes of paying vendor claims, invoices or expenses, including utility expenses, of such client or customer (excluding all interest, fees, expenses, compensation and other consideration received by Holdings or such Subsidiary from each such client or customer), and (b) Cash deposited from time to time into one or more segregated bank accounts of a Credit Party or its Subsidiaries and other cash-like payment instruments that must be retained on a segregated basis in order to comply with the permissible investment requirements of Financial Services Laws. For the avoidance of doubt, neither the Collateral Agent, any Lender nor any other Secured Party shall have a Lien in any Client Funds.

“Client Funds Accounts” means each deposit account or securities accounts specially and exclusively containing Client Funds. For the avoidance of doubt, neither the Collateral Agent, any Lender nor any other Secured Party shall have a Lien in any Client Funds Account.

“Client Funds Coverage Amount” means, as of any date of determination, an amount equal to the result of (a) the Minimum Client Funds Amount as of such date of determination minus (b) the amount of Client Funds as of such date of determination as described in clause (a) of the definition of “Client Funds”.

“Closing Date” means October 1, 2019.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Equity Transaction” means the purchase by TSL or one or more of its Affiliates or Related Funds from Parent of $130,000,000 of newly authorized Senior Preferred Stock.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Control Agreements, the Mortgages, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in the form attached hereto as Exhibit L or reasonably satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Commission/Implementation Costs” means, for any period and with respect to the Credit Parties and their Subsidiaries, (a) long term deferred commission costs and (b) long term implementation costs, in each case, recognized on the balance sheet in accordance with GAAP.

“Commitment” means any Term Loan Commitment, Revolving Commitment, [**] Delayed Draw Term Loan Commitment, or Additional Delayed Draw Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” as defined in the preamble hereto.

“Competitor” shall mean each Person which is a direct competitor of Company or its Subsidiaries if, at the time of a proposed assignment, Administrative Agent and the assigning Lender have actual knowledge that such Person is a direct competitor of Company or its Subsidiaries; provided, that in connection with any assignment or participation, the assignee Lender or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Company or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C executed by an Authorized Officer of Holdings.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries.

“Consolidated Cash” means, as at any date of determination, the aggregate amount of unrestricted Cash-on-hand of the Credit Parties that is located in the United States (excluding restricted Cash and any other amounts held on deposit by or for third parties, whether or not segregated) in Controlled Accounts that are subject to a First Priority Lien in favor of Collateral Agent.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Total Interest Expense paid in cash for such period based upon GAAP, excluding any paid-in-kind interest, amortization of deferred financing costs, and any realized or unrealized gains or losses attributable to Interest Rate Agreements or Currency Agreements.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents and deferred tax assets.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt, revolving loans and deferred tax liabilities.

“Consolidated EBITDA” means, for any period, an amount determined for the Credit Parties on a consolidated basis equal to the result of (i) Consolidated Net Income of Holdings and its

Subsidiaries for such fiscal period, plus (ii) in each case to the extent deducted in computing Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, plus (b) income tax expense for such period, plus (c) Consolidated Total Interest Expense paid or accrued during such period, plus (d) non-cash impairment, non-cash compensation and other non-cash losses, charges and expenses, plus (e) to the extent expensed in Consolidated Net Income, Transaction Costs incurred prior to, on or within 120 days after the Closing Date; provided that (x) the amounts necessary to pay all of such Transaction Costs incurred prior to or on the Closing Date are actually funded on the Closing Date as reflected on the sources and uses delivered to Agents prior to the Closing Date that was accepted by Agents, and (y) the Transaction Costs incurred after the Closing Date, but on or before the date that is one hundred and twenty (120) days after the Closing Date, do not exceed $500,000 in the aggregate, plus (f) only to the extent submitted to and approved in writing by the Agent, any expenses (including legal and professional expenses) or charges (other than depreciation or amortization expense) related to any issuance of Capital Stock, Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness, in each case to the extent permitted under this Agreement, plus (iii) the positive difference, if any, between Revenues in Excess of Billings as of the end of the prior period and Revenues in Excess of Billings as of the end of the current period, minus (iv) in each case to the extent added in computing Consolidated Net Income, and without duplication, all extraordinary and non-recurring revenue and gains (including the Tax Incentives and other income tax benefits) for such period, minus (v) Capitalized Software Expenditures for such period, minus (vi) cash payments made under each HQ Capital Lease for such period, all as determined in accordance with GAAP, minus (vii) the negative difference, if any, between Revenues in Excess of Billings as of the end of the prior period and Revenues in Excess of Billings as of the end of the current period.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Holdings and its Subsidiaries on a consolidated basis equal to:

(i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA, plus (b) other income (excluding gains or losses attributable to Asset Sales) paid in cash during such period to the extent excluded in the calculation of Consolidated EBITDA, plus (c) the Consolidated Working Capital Adjustment, plus (c) foreign, United States, state or local tax refunds, minus

(ii) the sum, without duplication, of the amounts for such period of (a) Consolidated Capital Expenditures other than Capitalized Software Expenditures deducted in the calculation of Consolidated EBITDA (net of any proceeds of (x) Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.12(a), (y) Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with Section 2.12(b), and (z) any proceeds of related debt or equity financings or issuances with respect to such expenditures and not subject to prepayment under Section 2.12(c) or 2.12(d)), plus (b) Consolidated Cash Interest Expense, plus (c) provisions for current taxes based on income of Credit Parties and paid in cash during such period, plus (d) cash items added back to Consolidated EBITDA pursuant to clauses (e)(y) and (f) of the definition of Consolidated EBITDA, plus (e) the aggregate amount of all cash Investments made during such period and permitted pursuant to Sections 6.7(f) and (h) ((in each case, to the extent such payments are not made with the proceeds of Indebtedness (other than proceeds of Revolving Loans) or equity contributions made to Holdings), plus (f) any Restricted Junior Payments paid in cash and permitted under Section 6.5(b) and (c) to the extent not deducted from Consolidated EBITDA, (g) Indebtedness other than Loans that is prepaid during such period to the extent such prepayment is permitted under this Agreement (but only to the extent of a dollar-for-dollar reduction in commitments with respect to any such Indebtedness that is revolving in nature), plus (h) all scheduled principal payments made in respect of Indebtedness during such period, to the extent such payments are permitted under this Agreement, plus (i) all cash expenses and charges paid in cash during such period in connection with pension plans and other deferred compensation arrangements to the extent not deducted from Consolidated EBITDA, plus (j) expenditures in respect of purchased software and software enhancements .

“Consolidated Net Income” means the consolidated net income (or deficit) of Holdings and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

“Consolidated Recurring Revenue” means, with respect to any period of determination, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to the result of (i) the sum, without duplication, of (x) recurring revenue (which shall include year-end revenue to the extent recurring) consisting of vendor invoice, payment processing related revenue generated from the vendor invoice and payment processing business of the Credit Parties, including net interchange revenue earned for such period, and (y) recurring subscription, support, maintenance revenue and hosting revenue (to the extent a result of hosting a Credit Party’s product) attributable to software owned by Credit Parties and earned during such period, in the case of each of clauses (x) and (y), as reflected on Holdings’ and its Subsidiaries’ financial statements, recognized in accordance with GAAP, and calculated on a basis consistent with the Historical Financial Statements described in clause (i) of the definition thereof, but excluding (1) any license, subscription or maintenance revenue generated by BankTEL or its Subsidiaries from perpetual or term licenses or providing SaaS software or subscription services based on the BankTEL accounting solutions products, (2) product resale revenues, (3) initial license fee revenues, (4) training revenues, (5) custom programming revenues, (6) revenue from Affiliates, (7) revenues, fees, and interest from the Invoice Accelerator Product, and (8) income from the Trust or income earned on any Client Funds, minus (ii) customer incentive rebate expense for such period, as reflected on Holdings’ and its Subsidiaries’ financial statements, recognized in accordance with GAAP, and calculated on a basis consistent with the Historical Financial Statements.

“Consolidated Recurring Revenue Ratio” means, as at any date of determination, the ratio of (i) Consolidated Total Debt as of such date, to (ii) the result of (A) Consolidated Recurring Revenues for the three (3) consecutive month period most recently ended for which financial statements have been delivered to Administrative Agent pursuant to Section 5.1 multiplied by (B) four (4).

“Consolidated Total Debt” means, as of any date of determination, (a) all Indebtedness for borrowed money or letters of credit of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to Holdings and its Subsidiaries, the Term Loans, the [**] Delayed Draw Term Loans (when made), the Additional Delayed Draw Term Loans (when made), the Revolving Loans, the Letters of Credit, the amount of their Capital Lease obligations and purchase money indebtedness, but excluding (i) any letters of credit that are cash collateralized in an amount equal to at least 100% of the undrawn amount thereof and (ii) each HQ Capital Lease, provided, in the case of this clause (ii), that obligations thereunder are not secured by any express consensual Lien, and (b) all non-contingent Earn-Outs incurred in connection with any acquisitions.

“Consolidated Total Interest Expense” means with respect to Holdings for any period and without duplication, the aggregate amount of interest required to be paid or accrued by Holdings and its Subsidiaries during such period on all Indebtedness of Holdings and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, and including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9 payable on or before the Closing Date.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent, executed and delivered by Company or one of the Guarantors, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account), commodities intermediary (with respect to a Commodities Account) or bank (with respect to a Deposit Account).

“Controlled Account” means a Deposit Account or a Securities Account of a Credit Party which is subject to a Control Agreement, in accordance with the terms of the Pledge and Security Agreement.

“Controlled Investment Affiliate” means, with respect to holders of the Capital Stock of Holdings any fund or investment vehicle that is controlled or managed by any such holder primarily for the purpose of making equity or debt investments. For purposes of this definition “control” means (x) the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise or (y) ownership of not less than a majority of the voting stock of such entity.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, the Post-Closing Matters Agreement, the Board Observer Agreement, any Issuer Documents, the Letters of Credit, any Increase Revolver Joinder, any Increase Term Loan Joinder and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith (including, without limitation, each promissory note and intercompany subordination agreement required under Section 6.1(b)). The term “Credit Documents” shall not include any Ancillary Services Agreements, Interest Rate Agreement or Currency Agreements.

“Credit Extension” means the making of a Loan or the issuance, amendment, renewal, or extension of a Letter of Credit hereunder.

“Credit Party” means Company and each Guarantor.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means any interest payable pursuant to Section 2.8.

“Defaulting Lender” means any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or the Letters of Credit, (b) has notified Company, Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by Administrative Agent, to confirm in a manner satisfactory to Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) violated Section 9.5(b), (ii) become the subject of an insolvency or bankruptcy proceeding, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iv) become the subject of a Bail-In Action, or (v) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Material Contracts” means the contracts and arrangements identified on Schedule 4.16 to this Agreement.

“Designated Shareholders” mean, collectively, (i) Bain or (ii) Michael Praeger or any of his Family Trusts.

“Disqualified Person” shall mean, on any date, (i) any Person designated as a “Disqualified Person” on the list of Disqualified Persons reasonably agreed to by Administrative Agent and Company on or prior to the date hereof, which list may be updated by Company by written notice to Administrative Agent once per year to add additional direct customers or vendors of Company and its Subsidiaries (provided that such updated list shall not include any investment bank, commercial bank, finance company, fund, or other Person which merely has an economic interest in any such direct customer or vendor, and is not itself such a direct customer or vendor of Company and its Subsidiaries), and (ii) any other Person that is a Competitor of Company or any of its Subsidiaries; provided that “Disqualified Persons” shall exclude any Lenders party to this Agreement on the Closing Date and their Affiliates and Related Funds or any Person that Company has designated as no longer being a “Disqualified Person” by written notice delivered to Administrative Agent from time to time. Notwithstanding anything to the contrary contained in this Agreement, (a) other than in connection with its receipt of written notice from Company as set forth in this definition, the Administrative Agent, acting solely in its capacity as Administrative Agent and not as a Lender or other assignee of it rights or obligations hereunder as agent or as a Lender, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Persons and (b) the Company (on behalf of itself and the other Credit Parties) and the Lenders acknowledge and agree that, other than in connection with its receipt of written notice from Company as set forth in this definition, the Administrative Agent, acting solely in its capacity as Administrative Agent and not as a Lender or other assignee of it rights or obligations hereunder as agent or as a Lender, shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Person and that the

Administrative Agent, acting solely in its capacity as Administrative Agent and not as a Lender or other assignee of it rights or obligations hereunder as agent or as a Lender, shall have no liability with respect to any assignment or participation made to a Disqualified Person.

“Disqualified Stock” shall mean any equity interest that, by its terms (or by the terms of any security or other equity interest into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), prior to the date that is one hundred and eighty (180) days after the latest maturity date of the Obligations, (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock that is not Disqualified Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), in whole or in part, prior to the date that is one hundred and eighty (180) days after the latest maturity date of the Obligations, (c) provides for the scheduled payment of dividends in cash, (d) is or becomes convertible into or exchangeable for (i) Indebtedness or (ii) any other equity interest that would constitute Disqualified Stock, in each case, prior to the date that is one hundred and eighty (180) days after the latest maturity date of the Obligations, or (e) has the benefit of any covenants or agreements that restrict the payment of any of the obligations in respect of the Obligations or that are EBITDA or debt-multiple based (i.e. financial covenants); provided, that if such equity interest is issued pursuant to a plan for the benefit of employees of Holdings or its subsidiaries or by any such plan to such employees, such equity interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. For the avoidance of doubt, any Capital Stock constituting a class of preferred stock issued by Holdings on or prior to the Closing Date (including pursuant to the Closing Date Equity Transaction) shall not constitute “Disqualified Stock”.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Earn-Outs” means (i) unsecured liabilities of a Credit Party or on of its Subsidiaries arising under an agreement to make any deferred payment as a part of the purchase price for an acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such acquisition, and (ii) unsecured holdback obligations and other like deferred purchase price obligations.

“ECF Percentage” as defined in Section 2.12(e).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Payment Volume” means, for any period, the dollar value of electronic payments processed by Parent’s AvidPay direct pay product or Parent’s virtual credit card payment system.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any commercial bank, insurance company, investment or mutual fund or other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (iii) any other Person (other than a natural Person) approved by Administrative Agent (such approval not to be unreasonably withheld); provided, however, that anything to the contrary contained in the foregoing notwithstanding, (x) except after the occurrence and during the continuance of an Event of Default, no Disqualified Person shall be an Eligible Assignee, (y) no Credit Party (or any Affiliate of any Credit Party) shall, in any event, be an Eligible Assignee, and (z) no Person owning or controlling any trade debt or Indebtedness of any Credit Party (other than the Obligations) or any Capital Stock of any Credit Party (other than (a) with respect to minority interests of Capital Stock of Holdings owned by any Lender (or any of its Affiliates) who is a party to this Agreement as of the Closing Date or (b) any such Person approved by Administrative Agent) shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which any of them have any personal liability.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA with respect to any Pension Plan or Multiemployer Plan (as applicable); (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential withdrawal liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of (1) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or (2) the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to the Internal Revenue Code or pursuant to ERISA on the granting or imposition of any security interest with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means (a) each deposit account specially and exclusively used for withholding taxes, payroll, payroll taxes and other employee wage and benefit payments to or for the Credit Parties’ or their Subsidiaries’ employees, (b) Client Funds Accounts, (c) deposit accounts specially and exclusively used for pledges of cash in support of lease obligations so long as the aggregate amount of Cash and Cash Equivalents or other amounts credited to such deposit accounts at any one time is not in excess of $250,000 in the aggregate and (d) other deposit accounts so long as the aggregate amount of Cash and Cash Equivalents or other amounts credited to such deposit accounts at any one time is not in excess of $50,000 in the aggregate. For the avoidance of doubt, the parties hereto acknowledge and agree that Excluded Accounts are Excluded Property (as defined in the Pledge and Security Agreement) and do not constitute Collateral.

“Excluded Subsidiary” means any Subsidiary of Holdings (other than any Person composing the Company) that is (i) a CFC, or (ii) a Domestic Subsidiary substantially all of whose assets are equity interests in one or more Foreign Subsidiaries, in each case if, and only for so long as, becoming a Guarantor would reasonably be expected to result in material adverse tax consequences to one or more Credit Parties.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means (a) Taxes imposed on or measured by the Lender’s net income, franchise Taxes, and branch profits Taxes, in each case imposed by the jurisdiction (or political subdivision thereof) under the laws of which such Lender is organized or in which its principal lending office is located; (b) in the case of a Non-U.S. Lender, any United States federal withholding Taxes imposed on amounts payable pursuant to the law in effect on the date on which such Lender became a party to the Agreement or changes its lending office except (i) any amounts in respect of Taxes that were payable to the Lender’s assignor immediately before the Lender became a party hereto or (ii) to such Lender immediately before it changed its lending office; (c) Taxes attributable to a Lender’s failure to comply with Section 2.18(e); and (d) any United States withholding Taxes imposed under FATCA.

“Existing Indebtedness” means the Indebtedness outstanding pursuant to the Amended and Restated Credit and Guaranty Agreement, dated as of October 19, 2016, by and among Company, the Guarantors party thereto, the lenders party thereto, Sixth Street Specialty Lending, Inc., formerly known as TPG Specialty Lending, Inc., as administrative agent and collateral agent, and Pacific Western Bank, as revolving agent, and the related loan documentation.

“Extraordinary Receipts” means amounts received by or paid to or for the account of Holdings or any of its Subsidiaries not in the ordinary course of business, including (a) pension plan reversions, (b) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (c) indemnity payments and (d) any purchase price adjustment received in connection with any Permitted Acquisition or any Investment permitted hereunder (in each case, excluding the pro rata portion of any such purchase price adjustment which corresponds to the portion of the purchase price for such Permitted Acquisition or other Investment, in each case, which was funded with the (x) Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of Holdings or any of its Subsidiaries, (y) Cash on the balance sheet of Holdings or its Subsidiaries or (z) any combination thereof) but excluding, in any case, any foreign, United States, state or local tax refunds. For the avoidance of doubt, Extraordinary Receipts shall not include the Tax Incentives.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

“Family Trusts” means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into with the United States in connection with the implementation of FATCA and any fiscal or regulatory legislation or rules adopted by a Governmental Authority implementing such an intergovernmental agreement, to determine that such recipient has or has not complied with such recipient’s obligations thereunder.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent by three federal funds brokers of recognized standing selected by it on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the fee letter dated as of October 1, 2019 between Company and Administrative Agent.

“Final Maturity Date” means the earliest of (i) April 1, 2024, (ii) the date that is 91 days prior to the date any series of preferred Capital Stock of Holdings becomes eligible to be redeemed or otherwise repurchased (other than in connection with the IPO Transaction), and (iii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Financial Officer of Holdings that such financial statements have been prepared in conformity with GAAP and fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit, absence of footnotes and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“Financial Services Laws” shall mean (i) Money Transmission Laws, (ii) laws pertaining to the escheatment of unclaimed property, (iii) laws pertaining to the cashing of checks and other payment instruments, including those requiring licensure or other authorization of regulated entities, (iv) The Payment Card Industry Data Security Standard, and (v) the Electronic Funds Transfer Act of 1978 (15 U.S.C. § 1693 et seq.) and Regulation E (12 C.F.R. Part 1005) promulgated thereunder, each as may be amended from time to time.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any non-consensual Permitted Lien, any purchase money lien which is a Permitted Lien, liens of insurers in insurance proceeds and the interests of lessors under Capital Leases with priority over Liens created pursuant to the Collateral Documents.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding/Issuance Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any Governmental Authority.

“Governmental Authority” means any federal, state, provincial, municipal, national, supranational, or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, or officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, or a supranational authority, including, without limitation, the European Union.

“Governmental Authorization” means any permit, license, authorization, entitlement, certification, registration, approval, clearance, accreditation, marking, plan, directive, consent order or consent decree of or from any Governmental Authority, including those required under Financial Services Laws.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means (i) each Subsidiary of Holdings (other than the Company) on the Closing Date, and (ii) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.10 of the Agreement.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hamilton Properties” means those certain real property parcels identified as “Parcel B”, “Parcel C” and “Parcel D” set forth on Schedule 6.22 purchased by AFV Holdings from the Hamilton Properties Seller.

“Hamilton Properties Deed of Trust” means that certain North Carolina Balance Purchase Money Deed of Trust, dated as of November 15, 2018, with respect to the Hamilton Properties Priority Parcels made by AFV Holdings in favor of Hamilton Properties Seller, as such deed is in effect on November 15, 2018.

“Hamilton Properties Priority Collateral” means the Hamilton Properties Priority Parcels, together with (i) the buildings, fixtures, appurtenances, machinery, tools, improvements and building materials for such improvements on such parcels and (ii) rents or lease payments received by AFV Holdings in connection with any lease of, or tenancy in, such parcels of the Hamilton Properties, in each case, pursuant to, and on the terms and conditions set forth in, the Hamilton Properties Deed of Trust.

“Hamilton Properties Priority Parcels” means those certain parcels of the Hamilton Properties identified as “Parcel B” and “Parcel D” on Schedule 6.22 on which Hamilton Properties Seller has been granted a first priority lien pursuant to, and on the terms and conditions set forth in, the Hamilton Properties Deed of Trust (and as such parcels are further described therein).

“Hamilton Properties Purchase Agreement” shall mean, collectively, that certain Purchase and Sale Agreement, dated January 25, 2018, and the Purchase and Sale Agreement, dated as of May 11, 2018, each as amended and between AFV Holdings and Hamilton Properties Seller as in effect on November 15, 2018.

“Hamilton Properties Purchase Documents” means the Hamilton Properties Purchase Agreement, the Hamilton Properties Seller Note, the Hamilton Properties Deed of Trust, and each other agreement, instrument or document executed or delivered in connection therewith.

“Hamilton Properties Seller” means Hamilton Street Properties, LLC, a North Carolina limited liability company.

“Hamilton Properties Seller Debt” means the indebtedness owing by AFV Holdings to Hamilton Properties Seller in connection with the purchase of the Hamilton Properties in an aggregate principal amount not to exceed $5 million pursuant to, and on the terms and conditions set forth in, the Hamilton Properties Seller Note.

“Hamilton Properties Seller Note” means that certain Purchase Money Promissory Note, dated as of November 15, 2018, evidencing the Hamilton Properties Seller Debt made by AFV Holdings in favor of Hamilton Properties Seller, as such note is in effect on November 15, 2018.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Parent and its Subsidiaries, for the 2018 Fiscal Year of Parent, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from the date of the financial statements referred to in the foregoing clause (i) to the Closing Date (the “Interim Period”), internally prepared, unaudited financial statements of Parent and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for each monthly period completed prior to thirty-one days prior to the Closing Date, in the case of clauses (i) and (ii), certified by a Responsible Financial Officer of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments. For the avoidance of doubt, if the Closing Date occurs on or before October 1, 2019, the Historical Financial Statements shall include (a) the audited financial statements of Parent and its Subsidiaries, for the 2018 Fiscal Year of Parent as more fully described above, and (b) for the Interim Period, internally prepared, unaudited financial statements of Parent and its Subsidiaries for each month ended on or prior to August 31, 2019.

“Holdings” as defined in the preamble hereto.

“HQ Capital Lease Maximum Amount” means $11,500,000.

“HQ Capital Leases” means (i) the real property lease entered into on October 27, 2015 (as the same may be amended from time to time in accordance with Section 6.18), by Parent with Lexington Realty Partners or one of its Affiliates for the Company’s new headquarters’ location at the Music Factory in Charlotte, North Carolina, which lease is structured as an operating lease, but may be required by Parent’s auditors or GAAP accounting rules to be classified as a Capital Lease (in which case, the assets that are subject to such lease will be recorded as an asset on Parent’s balance sheet with a balance sheet value in an amount not in excess of $59,000,000) and (ii) the real property lease to be entered into following the Closing Date (as the same may be amended from time to time in accordance with Section 6.18), by Parent or one of the other Credit Parties with the owner(s) of the premises located directly adjacent to the Company’s headquarters’ location at the Music Factory in Charlotte, North Carolina in respect of such adjacent premises, which lease shall be (A) on terms consistent with market practice for such types of premises in Charlotte, North Carolina, (B) not a loan transaction and structured as an operating lease, but may be required by Parent’s auditors or GAAP accounting rules to be classified as a Capital Lease, and (C) reasonably acceptable to Administrative Agent as confirmed in writing (which may be email) by Administrative Agent, and “HQ Capital Lease” means either one of them.

“Increase Revolver Joinder” as defined in Section 2.2(e)(iii).

“Increase Term Loan Joinder” as defined in Section 2.1(d)(iii).

“Increased-Cost Lenders” as defined in Section 2.21.

“Incremental Revolver Increase” as defined in Section 2.2(e)(i).

“Incremental Term Loan” as defined in Section 2.1(d)(i).

“Incremental Term Loan Commitment” as defined in Section 2.1(d)(i).

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any Earn-Outs or any obligation owed for all or any part of the deferred purchase price of property or services (excluding (1) any such obligations incurred under ERISA and (2) trade accounts payable in the ordinary course of business and amounts owed under commercial and merchant card services programs to the extent such amounts are directly or indirectly for the payment of trade payables); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; and (xi) Disqualified Stock.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, but not limited to, securities and commercial federal, state or foreign laws, statutes, rules or regulations; Environmental Laws; and Financial Services Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in connection with or as a result of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim or any Hazardous Materials Activity in connection with or as a result of, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

“Indemnified Taxes” means (i) any Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Indemnitee” as defined in Section 10.3.

“Indemnitee Agent Party” as defined in Section 9.6.

“[**] Delayed Draw Term Loan” means a Loan made by a Lender to Company pursuant to Section 2.1(b).

“[**] Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund any [**] Delayed Draw Term Loan and “[**] Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s [**] Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the [**] Delayed Draw Term Loan Commitments as of the Closing Date is $18,500,000.

“[**] Delayed Draw Term Loan Commitment Termination Date” means the earlier to occur of (i) March 31, 2023; and (ii) the date of the termination of the [**] Delayed Draw Term Loan Commitments pursuant to Section 8.1.

“[**] Delayed Draw Term Loan Exposure” means, with respect to any Lender as of any date of determination, (i) that Lender’s unused and available [**] Delayed Draw Term Loan Commitments plus (ii) the aggregate outstanding principal amount of the [**] Delayed Draw Term Loans of that Lender.

“[**] Delayed Draw Term Loan Note” means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and (b) the Final Maturity Date or the Revolving Loan Maturity Date, as applicable; and (ii) any LIBOR Rate Loan, (a) with respect to any Revolving Loan, the last day of each Interest Period applicable to such Revolving Loan, (b) with respect to any Term Loan, [**] Delayed Draw Term Loan, or Additional Delayed Draw Term Loan, the last Business Day of each Fiscal Quarter, and (c) the Final Maturity Date or the Revolving Loan Maturity Date, as applicable.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of, with respect to the Term Loans, [**] Delayed Draw Term Loans, or Additional Delayed Draw Term Loans, three months (or a shorter period if agreed to by the Administrative Agent) and with respect to any Revolving Loans, one, two, or three months, as selected by Company in the applicable Funding/Issuance Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) each Interest Period with respect to the [**] Delayed Draw Term Loans, the Additional Delayed Draw Term Loans and the Term Loans shall, unless otherwise agreed by the Administrative Agent and subject to clauses (c) through (e) of this definition, end on the last Business Day of a Fiscal Quarter; (c) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Final Maturity Date; (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Maturity Date; (e) no Interest Period with respect to any portion of the [**] Delayed Draw Term Loans or the Additional Delayed Draw Term Loans shall extend beyond the Final Maturity Date; and (f) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (e) of this definition, end on the last Business Day of a calendar month.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations, and (ii) not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor or a Person that comprises the Company) or of all or substantially all of the assets of (or any division or business line of) any other Person (other than a Guarantor Subsidiary or a Person that comprises the Company); (ii) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Accounts of any other Person (other than a Credit Party); (iii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than a Credit Party), of any Capital Stock of such Person; and (iv) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor or any other Person that comprises the Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Invoice Accelerator Product” means the Company’s portal and payment advancement software and solutions, called “Invoice Accelerator”, which is intended to empower suppliers to receive electronic payments more quickly on approved invoices.

“IPO Transaction” means the issuance by Holdings of its common Capital Stock in an underwritten initial public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act; provided that the common Capital Stock issued in such offering is not in excess of 17% of the aggregate issued and outstanding common Capital Stock of Holdings (or such greater percentage approved by Administrative Agent in writing (which may be by e-mail transmission), so long as such greater percentage would not cause the IPO Transaction to result in a Change of Control).

“IPO Transaction Consummation Date” means the date that the underwriters for the IPO Transaction deliver the issued shares against payment therefor.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by Company in favor of Issuing Bank or the Person who issues a Letter of Credit arranged by Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means KeyBank. Issuing Bank shall be deemed to be a “Lender” for the purposes hereof.

“Joint Book Runners” has the meaning set forth in the preamble to this Agreement.

“Joint Lead Arrangers” has the meaning set forth in the preamble to this Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“KeyBank” has the meaning set forth in the preamble to this Agreement.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by Collateral Agent.

“Lender” means each Person listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or an Increase Joinder.

“Lender Counterparty” means each Lender that is a counterparty to an Interest Rate Agreement or Currency Agreement.

“Letter of Credit” means a commercial or standby letter of credit issued by Issuing Bank or arranged to be issued by Issuing Bank, in each case at Company’s request and in each case in form and substance reasonably satisfactory to Issuing Bank.

“Letter of Credit Collateralization” means either (i) providing cash collateral (pursuant to documentation reasonably satisfactory to Collateral Agent and Issuing Bank, including provisions that specify that the Letter of Credit Fees and all other commissions, fees, charges and expenses that may be applicable in accordance with this Agreement or any applicable Issuer Document (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Collateral Agent (or, to the extent agreed to in writing by Collateral Agent, the Issuing Bank) for the benefit of the Issuing Bank and Revolving Lenders in an amount equal to 103% of the then existing Revolving LC Obligations, plus all interest, fees and costs due or to become due in connection therewith in accordance with this Agreement or any applicable Issuer Document (as estimated by Collateral Agent and Issuing Bank in their good faith judgment) to secure all of the contingent Obligations relating to the outstanding Letters of Credit, or (ii) providing Issuing Bank with a standby letter of credit, in form and substance reasonably satisfactory to Collateral Agent and Issuing Bank, from a commercial bank acceptable to Collateral Agent and Issuing Bank in an amount equal to 103% of the then existing Revolving LC Obligations, plus all interest, fees and costs due or to become due in connection therewith in accordance with this Agreement or any applicable Issuer Document (as estimated by Collateral Agent and Issuing Bank in their good faith judgment), that when drawn may be applied to all of the contingent Obligations relating to the outstanding Letters of Credit (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Fee” as defined in Section 2.6(c).

“Leverage Ratio” means, the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such date, to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending on such date.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a Term Loan, an [**] Delayed Draw Term Loan, an Additional Delayed Draw Term Loan, or a Revolving Loan, as the context may require.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse change with respect to (i) the business operations, properties, assets or financial condition of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to perform its payment obligations under any Credit Document to which it is a party; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of this Agreement, the Collateral Documents or any other material Credit Document to which it is a party; or (iv) the ability of any Agent, any Lender or any other Secured Party to collect the Obligations or realize upon any material portion of the Collateral (except, with respect to (iii) and (iv), to the extent resulting directly from an action or failure to act by any Agent or a Lender).

“Material Contract” means (i) any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (ii) any contract or agreement to which Holdings or any of its Subsidiary is a party (including, without limitation, any agreement or instrument evidencing or governing Indebtedness) involving aggregate consideration payable (A) to Holdings or such Subsidiary in connection with a revenue-generating contract or agreement of $1,000,000 or more in the most recent Fiscal Year or (B) by Holdings or such Subsidiary in connection with a vendor or supplier contract or agreement of $1,000,000 or more in the most recent Fiscal Year (in the case of this clause (ii), other than (y) purchase orders in the ordinary course of the business of Holdings or any of its Subsidiaries and (z) contracts that by their terms may be terminated by such Person or Holdings or any of its Subsidiaries in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), and (iii) all contracts and arrangements listed on Schedule 4.16.

“Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof, other than any such Real Estate Asset financed with Indebtedness permitted hereunder.

“Maximum Revolver Amount” means an aggregate amount of up to $20,000,000 at any time outstanding, as the same may be increased pursuant to Section 2.2(e).

“Minimum Client Funds Amount” means the amount of cash from clients and/or permissible investments of Cash and cash equivalents required under Financial Services Laws to be maintained by the Company in segregated accounts.

“Money Transmission Laws” means any laws pertaining to the transmission of funds or the sale of payment instruments, including (i) the laws of any U.S. state or territory, or any other foreign jurisdiction in which the Credit Parties or their Subsidiaries conduct business, including those requiring licensure or other authorization of regulated entities, (ii) laws requiring regulated entities to maintain certain net worth and/or laws requiring regulated entities to maintain permissible investments, and (iii) the federal Bank Secrecy Act of 1970 and the regulations thereunder administered by the U.S. Department of Treasury Financial Crimes Enforcement Network, including those requiring registration or other authorization of regulated entities, and any statutes of foreign jurisdictions in which the Credit Parties or their Subsidiaries conduct business which likewise pertain to anti-money laundering and anti-terrorist financing.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust, assignment or leases and rents or other security document granting to Agents a Lien on any Real Estate Asset to secure the Obligations in form and substance reasonably satisfactory to Agents and Company.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to the directors thereof for the applicable Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the applicable prior period and budget.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any reasonable costs and expenses incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including, without limitation (a) sales, transfer and other similar taxes paid or payable by Holdings or such Subsidiary, (b) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (d) a reasonable reserve for (i) any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale and (ii) adjustments in sale price or liabilities associated with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, (b) any key man life insurance policies, or (c) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition to the extent paid or payable to non-Affiliates, including, without limitation, sales, transfer and other similar taxes paid or payable, income taxes or gains taxes payable as a result of any gain or other similar taxes recognized in connection therewith.

“Non-Consenting Lender” as defined in Section 2.21.

“Non-US Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Note” means a Term Loan Note, an [**] Delayed Draw Term Loan Note, an Additional Delayed Draw Term Loan Note, or a Revolving Loan Note.

“Notice” means a Funding/Issuance Notice or a Conversion/Continuation Notice.

“Obligations” means all obligations (irrespective of whether contingent) of every nature of each Credit Party from time to time owed to Agents (including former Agents), the Issuing Bank, the Lenders or any of them, Lender Counterparties and/or the Ancillary Services Provider, under any Credit Document, Ancillary Services Agreement, Interest Rate Agreement or Currency Agreement (including, without limitation, with respect to any such agreement, obligations owed pursuant thereto to any Person who was an Agent, Issuing Bank, Lender, Lender Counterparty and/or the Ancillary Services Provider at the time such agreement was entered into), whether for principal (including, without limitation, in respect of the Loans), interest, reimbursement obligations, payments for early termination of Interest Rate Agreements or Currency Agreements, fees, expenses (including attorney fees), indemnification or otherwise (including amounts which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding).

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” means all present and future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from the execution or delivery of any Credit Documents under this Agreement.

“Parent” as defined in the preamble hereto.

“Participant Register” as defined in Section 10.6(h).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or 430 of the Internal Revenue Code or Section 302 or Title IV of ERISA.

“Permitted Acquisition” means (a) the BankTEL Acquisition and (b) any other acquisition by any Credit Party, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided, that in the case of this clause (b),

(i)    immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)    in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor in connection with such acquisition shall be owned 100% by such Credit Party, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of such Credit Party, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)    Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended for which financial statements are available (as determined in accordance with Section 6.8(e));

(v)    Company shall have delivered to Administrative Agent (with sufficient copies for each Lender) (A) at least 3 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8 and (B) a certification signed by an Authorized Officer of the Company that such acquisition is being made in compliance with the terms and conditions set forth in this definition of “Permitted Acquisition”;

(vi)    any Person or assets or division as acquired in accordance herewith (A) in the case of a Person, shall be organized under the laws of the United States or any State thereof, and (B) shall be in same or related business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date,

(vii)    if (A) the aggregate consideration payable in connection with such acquisition is equal to or less than $5,000,000, and (B) the earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for such Person or attributable to the acquired assets or division is less than zero (a “Small Acquisition”), then the EBITDA for such Person or attributable to the acquired assets or division, together with the EBITDA for all Persons or attributable to all assets or divisions acquired in Small Acquisitions, in each case (x) calculated in substantially the same manner as Consolidated EBITDA is calculated, but with pro forma adjustments for cost savings and synergies that are reasonably acceptable to Agents, and (y) calculated for the trailing twelve month period ended as of the fiscal month most recently ended period to the date of the applicable acquisition, shall not be more negative than negative $5,000,000 in the aggregate;

(viii)    if the aggregate consideration payable in connection with such acquisition is greater than $5,000,000, then the EBITDA for such Person (A) calculated in substantially the same manner as Consolidated EBITDA is calculated, but with pro forma adjustments for cost savings and synergies that are reasonably acceptable to Agents, and (B) for the trailing twelve month period ended as of the fiscal month most recently ended period to the date of such acquisition, shall exceed zero;

(ix)    the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(x)    the aggregate consideration paid in connection with each such acquisition shall not exceed $30,000,000 and the aggregate consideration paid in respect of all such acquisitions during the term of this Agreement shall not exceed $50,000,000; and

(xi)    after giving effect to such acquisition, Consolidated Cash shall be at least equal to Consolidated Cash required under Section 6.8(d).

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing” means, as to any Indebtedness, the incurrence of other Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied: (a) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced; (b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums, accrued and unpaid interest and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced; (d) the terms and conditions thereof taken as a whole are not less favorable in any material respect to the obligor thereon or the Lenders than the Indebtedness being refinanced; (e) the security, if any, for the refinancing Indebtedness shall be substantially the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness); and (f) if the Indebtedness being refinanced is subordinated to the Obligations, the refinancing Indebtedness is subordinated to the Obligations on terms that are at least as favorable, taken as a whole, as the Indebtedness being refinanced (as determined in good faith and, if requested by Administrative Agent, certified in writing to Administrative Agent by a Responsible Financial Officer of Company) and the holders of such refinancing Indebtedness have entered into any subordination or intercreditor agreements reasonably requested by Administrative Agent evidencing such subordination.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Phase I Report” means, with respect to any Facility, a report that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (iii) includes an assessment of asbestos-containing materials at such Facility, (iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (b) a current compliance audit setting forth an assessment of Holdings’, its Subsidiaries’ and such Facility’s current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

“Post-Closing Matters Agreement” means that certain Post Closing Matters Agreement dated as of October 1, 2019 among Company and Administrative Agent.

“Post-Increase Revolver Lenders” as defined in Section 2.2(e)(v).

“Pre-Increase Revolver Lenders” as defined in Section 2.2(e)(v).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for Administrative Agent, such Person’s “Principal Office” or account as set forth on Appendix B, or such other office or account as such Person may from time to time designate in writing to Company and each Lender.

“Pro Rata Share” means, as of any date of determination:

(i) with respect to a Lender’s obligation to make all or a portion of the Revolving Loans and with respect to such Lender’s right to receive payments with respect to the Revolving Loans, the percentage obtained by dividing (a) prior to the termination of the Revolving Commitments, (i) the Revolving Commitment of such Lender by (ii) the aggregate Revolving Commitments of all Lenders, and (b) after the termination of the Revolving Commitments, (i) the Revolving Commitment of such Lender as it existed immediately prior to such termination by (ii) the aggregate Revolving Commitments of all Lenders as they existed immediately prior to such termination,

(ii) with respect to a Lender’s obligation to participate in the Letters of Credit and Revolving LC Obligations, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees and other Revolving LC Obligations, the percentage obtained by dividing (a) prior to the termination of the Revolving Commitments, (i) the Revolving Commitment of such Lender by (ii) the aggregate Revolving Commitments of all Lenders, and (b) after the termination of the Revolving Commitments, (i) the Revolving Commitment of such Lender as it existed immediately prior to such termination by (ii) the aggregate Revolving Commitments of all Lenders as they existed immediately prior to such termination,

(iii) with respect to a Lender’s obligation to make all or a portion of the Term Loan, the percentage obtained by dividing (a) the Term Loan Commitment of such Lender, by (ii) the aggregate Term Loan Commitments of all Lenders,

(iv) with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Term Loans, and with respect to all other computations and other matters related to the Term Loans, the percentage obtained by dividing (a) the Term Loan Exposure of such Lender, by (b) the aggregate Term Loan Exposure of all Lenders,

(v) with respect to a Lender’s obligation to make all or a portion of the [**] Delayed Draw Term Loans, the percentage obtained by dividing (a) the [**] Delayed Draw Term Loan Commitment of that Lender, by (b) the aggregate [**] Delayed Draw Term Loan Commitments of all Lenders,

(vi) with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the [**] Delayed Draw Term Loans, and with respect to all other computations and other matters related to the [**] Delayed Draw Term Loans, the percentage obtained by dividing (a) the [**] Delayed Draw Term Loan Exposure of such Lender, by (b) the aggregate [**] Delayed Draw Term Loan Exposure of all Lenders,

(vii) with respect to a Lender’s obligation to make all or a portion of the Additional Delayed Draw Term Loans, the percentage obtained by dividing (a) the Additional Delayed Draw Term Loan Commitment of that Lender, by (b) the aggregate Additional Delayed Draw Term Loan Commitments of all Lenders,

(viii) with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Additional Delayed Draw Term Loans, and with respect to all other computations and other matters related to the Additional Delayed Draw Term Loans, the percentage obtained by dividing (a) the Additional Delayed Draw Term Loan Exposure of such Lender, by (b) the aggregate Additional Delayed Draw Term Loan Exposure of all Lenders, and

(ix) with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 9.6 of this Agreement), the percentage obtained by dividing (a) the Revolving Exposure, the Term Loan Exposure, the [**] Delayed Draw Term Loan Exposure, and the Additional Delayed Draw Term Loan Exposure of such Lender by (b) the aggregate Revolving Exposure, Term Loan Exposure, [**] Delayed Draw Term Loan Exposure, and Additional Delayed Draw Term Loan Exposure of all Lenders.

“Projections” as defined in Section 4.8.

“Protective Advances” as defined in Section 9.9.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Raise” means the issuance of up to $485,000,000 of shares of Holdings’ Capital Stock, up to $245,000,000 of which will be common stock, par value $0.001 per share, and up to $240,000,000 of which will be existing Series F preferred stock, par value $0.001 per share, and/or a newly created series of preferred stock having terms substantially similar to Holdings’ existing Series F preferred stock; provided, that any such issuance is completed on or prior to October 30, 2020 (or such later date as agreed to in writing by Administrative Agent (including via e-mail transmission)).

“Qualified Equity Raise Requirement” as defined in the Post-Closing Matters Agreement.

“Real Estate Asset” means, at any time of determination, any fee-owned interest then owned by any Credit Party in any real property.

“Register” as defined in Section 2.5(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.21.

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure, [**] Delayed Draw Term Loan Exposure, Additional Delayed Draw Term Loan Exposure, or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders, (ii) the aggregate [**] Delayed Draw Term Loan Exposure of all Lenders, (iii) the aggregate Additional Delayed Draw Term Loan Exposure of all Lenders, and (iv) the aggregate Revolving Exposure of all Lenders.

“Requisite Revolving Lenders” means one or more Lenders having or holding Revolving Exposure representing more than 50% of the aggregate Revolving Exposure of all Lenders.

“Requisite Term Lenders” means one or more Lenders having or holding Term Loan Exposure, [**] Delayed Draw Term Loan Exposure, and Additional Delayed Draw Term Loan Exposure representing more than 50% of the aggregate Term Loan Exposure, [**] Delayed Draw Term Loan Exposure, and Additional Delayed Draw Term Loan Exposure of all Lenders.

“Responsible Financial Officer” means, with respect to any Person, such Person’s chief financial officer, vice president of finance, treasurer or other officer with substantially the same authority and responsibility.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Holdings or any Credit Party or any of its Subsidiaries now or hereafter outstanding; (iv) management or similar fees payable to any holders of the Capital Stock of Holdings; (v) any payment or prepayment of principal of, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness; (vi) any prepayment with respect to any Earn-Out in connection with any acquisition agreement (other than working capital adjustments); and (vii) any scheduled or other payment (or prepayment or redemption) in respect of the Hamilton Properties Seller Debt.

“Revenues in Excess of Billings” means, for any period and with respect to the Credit Parties and their Subsidiaries, long and short term revenues in excess of billings recorded on the balance sheet in accordance with GAAP.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and participate in Letters of Credit and “Revolving Commitments” means such commitments of all Lenders in the aggregate; provided that the aggregate amount of the Revolving Commitments shall not exceed the Maximum Revolver Amount at any time. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-4 or in the applicable Assignment Agreement or Increase Revolver Joinder, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $20,000,000.

“Revolving Commitment Period” means the period from the Business Day immediately following the Closing Date to but excluding the Revolving Loan Maturity Date.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender and that Lender’s portion of the Revolving LC Obligations.

“Revolving LC Obligations” means, collectively, the undrawn amounts under Letters of Credit issued or arranged by Issuing Bank and amounts drawn on such Letters of Credit but not repaid or refinanced with the Revolving Loans.

“Revolving Lender” means a Lender that has a Revolving Commitment or had a Revolving Commitment and has Revolving Exposure.

“Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a).

“Revolving Loan Account” as defined in Section 2.14(j).

“Revolving Loan Calendar Maturity Date” means October 1, 2023.

“Revolving Loan Maturity Date” means the earliest to occur of (i) the Revolving Loan Calendar Maturity Date; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(b) or 2.12; and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, or (b) any other Governmental Authority with jurisdiction over any Secured Party or any Credit Party or any of their respective Subsidiaries or Affiliates.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of a Responsible Financial Officer of Holdings substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets taken as a going concern; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur debts beyond its ability to pay such debts as they become due in the ordinary course (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subject Fiscal Quarter” as defined in the definition of “Applicable Revolving Loan Margin”.

“Subject Transaction” as defined in Section 6.8(e).

“Subordinated Indebtedness” means any unsecured Indebtedness of Holdings or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and (a) that is only guaranteed by the Guarantors, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Final Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Credit Party in any material respect than any comparable covenant in the Agreement and is otherwise on terms and conditions reasonably acceptable to Administrative Agent and Collateral Agent, (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the Obligations), (e) does not require any cash pay interest until the date that is 180 days after the Final Maturity Date, and (f) the terms and conditions of the subordination are reasonably acceptable to Administrative Agent and Collateral Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax” or “Taxes” means any present or future tax, levy impost, duty, assessment, charge, deduction or withholding in the nature of a tax imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest or penalties.

“Tax Incentives” means those certain tax incentives (including grants) pursuant to (i) the Community Economic Development Agreement by and between Holding and the Economic Investment

Committee of the State of North Carolina, dated September 15, 2014, (ii) the Business Investment Program Grant Agreement by and among Parent, the City of Charlotte and Mecklenburg County, dated as of December 2014, (iii) the Community Economic Development Agreement by and between Parent and the Economic Investment Committee of the State of North Carolina, dated as of December 18, 2018, and (iv) the Business Investment Program Grant Agreement by and among Parent, the City of Charlotte and Mecklenburg County, to be entered into as of August 2019.

“Term Lender” means a Lender that has a Term Loan Exposure, [**] Delayed Draw Term Loan Exposure or Additional Delayed Draw Term Loan Exposure.

“Term Loan” means a Loan made by a Lender to Company pursuant to Section 2.1(a) and “Term Loans” means all or any portion of them. Unless otherwise specifically provided herein, all references in this Agreement and any other Credit Document to “Term Loans” shall be deemed, unless the context otherwise requires, to include any Incremental Term Loans made pursuant to Section 2.1(d).

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $95,000,000. Unless otherwise specifically provided herein, all references in this Agreement and any other Credit Document to “Term Loan Commitments” shall be deemed, unless the context otherwise requires, to include any Incremental Term Loan Commitments of such Lender.

“Term Loan Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Term Loan Commitments, that Lender’s Term Loan Commitment; and (ii) after the termination of the Term Loan Commitments, the aggregate outstanding principal amount of the Term Loans of that Lender.

“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

“Terminated Lender” as defined in Section 2.21.

“Title Policy” as defined in Section 5.11.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the aggregate principal amount of all outstanding Revolving Loans and the Revolving LC Obligations.

“Transaction Costs” means the fees, premiums, expenses and other transaction costs and expenses payable by Parent or any of its Subsidiaries in connection with the Transactions.

“Transactions” mean the consummation of the BankTEL Acquisition, the consummation of the Closing Date Equity Transaction and the entering into of this Agreement and the other Credit Documents and funding of the Loans and the issuance of Letters of Credit hereunder.

“Trust” means the trust established for the benefit of the Trust Companies pursuant to the Trust Agreement.

“Trust Agreement” means that certain Master AvidPay Trust Agreement dated as of June 2012, by and among Parent, Old North State Trust, LLC of Siler City, North Carolina, as trustee, and the Trust Companies.

“Trust Companies” means the customers and clients of Holdings and its Subsidiaries which agree to be parties to the Trust Agreement pursuant to related Master AvidPay Trust Joinder Agreements.

“TSL” as defined in the preamble hereto.

“Type of Loan” means with respect to any Loans, a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Voidable Transfer” as defined in Section 10.24.

“Withholding Agent” means any Credit Party or Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; provided, that if Company notifies Agent that Company requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Company that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Company agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Company after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Requisite Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Anything to the contrary contained herein notwithstanding, it shall not be a breach of any of the representations and warranties set forth in the Credit Documents or a violation of any of the covenants set forth in the Credit Documents if the financial statements of BankTEL and its Subsidiaries are not, for the first 180 days after the Closing Date, prepared in conformity with GAAP.

1.3    Interpretation, Construction, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word

“include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References to agreements (including this Agreement) or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time to the extent not prohibited herein. Any reference herein to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans and all Revolving LC Obligations (excluding the undrawn amount of Letters of Credit), together with the payment of any premium applicable to the repayment of the Loans, (ii) all costs and expenses payable under the Credit Documents that have accrued for the account of Agents, the Lenders, their respective Affiliates or any of them and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Credit Document or any Ancillary Services Agreement and are unpaid, (b) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to any Agent or any Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys fees and legal expenses), such cash collateral to be in such amount as any Agent reasonably determines is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including any Obligations in respect of Ancillary Services that are then due and payable and the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under any Interest Rate Agreement or Currency Agreement with a Lender Counterparty) other than (i) unasserted contingent indemnification Obligations and (ii) any Obligations in respect of Ancillary Services Agreements, Interest Rate Agreements or Currency Agreements that, at such time, are allowed by the Ancillary Services Provider or the applicable Lender Counterparty to remain outstanding without being required to be repaid or collateralized, (d) the cash collateralization of each Interest Rate Agreement and Currency Agreement with a Lender Counterparty on terms reasonably acceptable to the applicable Lender Counterparty to the extent required by such Lender Counterparty, (e) in the case of contingent reimbursement obligations and other contingent Obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (f) in the case of contingent Obligations with respect to Ancillary Services, providing Ancillary Services Collateralization and (g) the termination of all of the Commitments of the Lenders. Reference to a Credit Party’s “knowledge” or similar concept means actual knowledge of an Authorized Officer. Reference to any Subsidiary means a Subsidiary of Holdings unless the context clearly requires otherwise. References to the undrawn amount of any Letter of Credit (or words of similar import) shall be deemed to mean the undrawn amount of the maximum stated amount of such Letter of Credit after giving effect to any increases in the amount of such Letter of Credit that are scheduled to occur automatically under the terms thereof.

1.4    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 2. LOANS

2.1    Term Loans.

(a)    Term Loans.

(i)    Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to the Company in a principal amount equal to such Lender’s Term Loan Commitment. Company may make only one borrowing under the Term Loan Commitment, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11 and 2.12, all outstanding amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Final Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.

(ii)    Borrowing Mechanics for Term Loans.

(1)    Company shall deliver to Administrative Agent a fully executed Funding/Issuance Notice no later than 1:00 p.m. (New York City time) five (5) Business Days prior to the Closing Date with respect to the Term Loan made on the Closing Date. Except as otherwise provided herein, a Funding/Issuance Notice for any Term Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith. Administrative Agent and each Lender may conclusively rely on the funding instructions contained in any executed Funding/Issuance Notice matching the funding instructions contained in the form of Funding/Issuance Notice attached as Exhibit A-1 hereto. Promptly upon receipt by Administrative Agent of such Funding/Issuance Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(2)    Each Lender shall make its portion of the Term Loan available to Administrative Agent not later than 1:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon receipt of all requested funds, and upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loan available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of such Term Loan received by Administrative Agent from Lenders to be wire transferred to any account of Company as may be designated in writing to Administrative Agent by Company.

(b)    [**] Delayed Draw Term Loans.

(i)    [**] Delayed Draw Term Loan Commitments. On or prior to the [**] Delayed Draw Term Loan Commitment Termination Date, subject to the terms and conditions hereof, each Lender severally agrees to from time to time make [**] Delayed Draw Term Loans to Company in an original principal amount that will not result in the aggregate original principal amount of [**] Delayed Draw Term Loans made by such Lender exceeding such Lender’s [**] Delayed Draw Term Loan Commitment; provided, that the Lenders shall only be required to make one [**] Delayed Draw Term Loan per Fiscal Quarter, on an [**] Date which is the last Business Day of a Fiscal Quarter, in an aggregate principal amount equal to the lesser of (x) [**], and (y) [**]. Any amount borrowed under this Section 2.1(b)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11 and 2.12, all outstanding amounts owed hereunder with respect to the [**] Delayed Draw Term Loans shall be paid in full no later than the Final Maturity Date. Each Lender’s [**] Delayed Draw Term Loan Commitment shall reduce by the amount of each [**] Delayed Draw Term Loan that is made and shall expire on the [**] Delayed Draw Term Loan Commitment Termination Date.

(ii)    Borrowing Mechanics for [**] Delayed Draw Term Loans.

(1)    If Company desires that Lenders make [**] Delayed Draw Term Loans to pay [**] on the Term Loans, [**] Delayed Draw Term Loans, and Additional Delayed Draw Term Loans, then Company shall provide written notice to Administrative Agent by delivering to Administrative Agent a fully executed Funding/Issuance Notice no later than 1:00 p.m. (New York City time) at least five (5) Business Days in advance of the proposed Credit Date (which must be an [**] Date which is the last Business Day of a Fiscal Quarter). Except as otherwise provided herein, a Funding/Issuance Notice for an [**] Delayed Draw Term Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith. Administrative Agent and each Lender may conclusively rely on the funding instructions contained in any executed Funding/Issuance Notice matching the funding instructions contained in the form of Funding/Issuance Notice attached as Exhibit A-1 hereto.

(2)    Notice of receipt of each Funding/Issuance Notice in respect of [**] Delayed Draw Term Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be promptly provided by Administrative Agent to each applicable Lender by email, or telefacsimile.

(3)    Each Lender shall make the amount of its [**] Delayed Draw Term Loan available to Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon receipt of all requested funds, and upon satisfaction or waiver of the conditions precedent specified in Section 3.2(b), Administrative Agent shall make the proceeds of such [**] Delayed Draw Term Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such [**] Delayed Draw Term Loans received by Administrative Agent from Lenders to be wire transferred to any account of Company as may be designated in writing to Administrative Agent by Company.

(c)    Additional Delayed Draw Term Loans.

(i)    Additional Delayed Draw Term Loan Commitments. On or prior to the Additional Delayed Draw Term Loan Commitment Termination Date, subject to the terms and conditions hereof, each Lender severally agrees to from time to time make Additional Delayed Draw Term Loans to Company in an original principal amount that will not result in the aggregate original principal amount of Additional Delayed Draw Term Loans made by such Lender exceeding such Lender’s Additional Delayed Draw Term Loan Commitment. Any amount borrowed under this Section 2.1(c)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11 and 2.12, all outstanding amounts owed hereunder with respect to the

Additional Delayed Draw Term Loans shall be paid in full no later than the Final Maturity Date. Each Lender’s Additional Delayed Draw Term Loan Commitment shall reduce by the amount of each Additional Delayed Draw Term Loan that is made and shall expire on the Additional Delayed Draw Term Loan Commitment Termination Date.

(ii)    Borrowing Mechanics for Additional Delayed Draw Term Loans.

(1)    Additional Delayed Draw Term Loans shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount.

(2)    Whenever Company desires that Lenders make Additional Delayed Draw Term Loans, Company shall deliver to Administrative Agent a fully executed Funding/Issuance Notice, no later than 1:00 p.m. (New York City time) on a Business Day that is at least five (5) Business Days in advance of the proposed Credit Date. Administrative Agent and each Lender may conclusively rely on the funding instructions contained in any executed Funding/Issuance Notice matching the funding instructions contained in the form of Funding/Issuance Notice attached as Exhibit A-1 hereto.

(3)    Notice of receipt of each Funding/Issuance Notice in respect of Additional Delayed Draw Term Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be promptly provided by Administrative Agent to each applicable Lender by email, or telefacsimile.

(4)    Each Lender shall make the amount of its Additional Delayed Draw Term Loan available to Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon receipt of all requested funds, and upon satisfaction or waiver of the conditions precedent specified in Section 3.2(c), Administrative Agent shall make the proceeds of such Additional Delayed Draw Term Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Additional Delayed Draw Term Loans received by Administrative Agent from Lenders to be wire transferred to any account of Company as may be designated in writing to Administrative Agent by Company.

(d)    Incremental Term Loans.

(i)    At any time from and after the Closing Date, at the option of Company (but subject to the conditions set forth in clause (d)(iii) below), the Term Loan amount may be increased on four (4) occasions by up to $50,000,000 in the aggregate for all such increases to the Term Loan (each such increase, an “Incremental Term Loan” and any commitments therefor, the “Incremental Term Loan Commitments”). Each existing Term Lender shall be given the first right to provide Incremental Term Loan Commitments and Incremental Term Loans requested by Company. If insufficient existing Term Lenders elect to provide the Incremental Term Loan Commitments and Incremental Term Loans requested by Company, then any prospective lender who is satisfactory to Company and Administrative Agent may become a Term Lender in connection with proposed Incremental Term Loan Commitments or a proposed Incremental Term Loan.

(ii)    The terms and conditions of each Incremental Term Loan shall be the same as the terms and conditions of the Term Loans in existence as of the effective date of the increased Term Loan Commitments and the increased Term Loan.

(iii)    Each of the following shall be conditions precedent to any Incremental Term Loan Commitments and the making of any Incremental Term Loan:

(1)    Company or Administrative Agent shall have obtained the commitment of one or more Lenders or prospective lenders satisfactory to Company and Administrative Agent to provide the Incremental Term Loan Commitments and/or any Incremental Term Loan, and any such Lenders or prospective lender(s), Company and Administrative Agent shall have signed a joinder agreement to this Agreement (an “Increase Term Loan Joinder”), in form and substance reasonably satisfactory to Company and Administrative Agent, to which such Lenders or prospective lender(s), Company, and Administrative Agent are party;

(2)    each of the conditions precedent set forth in Sections 3.2(a)(iii) and (iv) shall be satisfied after giving effect to such Incremental Term Loan Commitments and the Incremental Term Loans made thereunder and the lenders making such Incremental Term Loans shall have obtained credit committee approval in connection with the proposed Incremental Term Loan Commitments and the proposed Incremental Term Loans;

(3)    on a pro forma basis after giving effect to the applicable Incremental Term Loans, Consolidated Recurring Revenue Ratio of the Credit Parties and their Subsidiaries as of the Fiscal Quarter most recently ended for which financial statements have been delivered to Administrative Agent shall not be in excess of 0.80:1.00; and

(4)    Company shall have delivered to Administrative Agent updated pro forma Projections (after giving effect to the applicable Incremental Term Loans) for the Credit Parties and their Subsidiaries evidencing compliance on a pro forma basis with Section 6.8 for the Fiscal Quarter most recently ended and for the four Fiscal Quarters (on a Fiscal Quarter-by-Fiscal Quarter basis) immediately following the proposed date of the making of such Incremental Term Loan.

(iv)    Unless otherwise specifically provided herein, all references in this Agreement and any other Credit Document to Term Loans shall be deemed, unless the context otherwise requires, to include Incremental Term Loans made pursuant to this Section 2.1(d).

(v)    Incremental Term Loan Commitments and Incremental Term Loans shall be entitled to all the benefits afforded by this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Credit Documents. Company shall take any actions reasonably required by Collateral Agent to ensure and demonstrate that the Liens and security interests granted by the Credit Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any Incremental Term Loan Commitments and/or any Incremental Term Loans.

2.2    Revolving Loans and Letters of Credit.

(a)    Revolving Commitments. Subject to and upon the terms and conditions of this Agreement, during the Revolving Commitment Period, Company may request, and each Revolving Lender with a Revolving Commitment shall make, severally and not jointly, Revolving Loans in an aggregate outstanding principal amount not to exceed such Revolving Lender’s Pro Rata Share of the result of the following: (1) the Maximum Revolver Amount, less (2) any Revolving LC Obligations. Subject to and upon the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed at any time prior to the Revolving Loan Maturity Date, at which time all Revolving Loans shall be immediately due and payable. Each Lender’s Revolving Commitment shall terminate immediately and without further action on the Revolving Loan Maturity Date.

(b)    Letters of Credit.

(i)    Issuance of Letters of Credit. At the request of Company (which request shall include a fully executed Funding/Issuance Notice (with such changes as Administrative Agent shall from time to time reasonably require to fix any obvious error or to effect any necessary or desirable formatting or technical change)) made to Issuing Bank (a copy of which request Company shall concurrently also send to Administrative Agent), and after Administrative Agent has confirmed to Issuing Bank that there is sufficient Availability, Issuing Bank shall issue or arrange for the issuance of Letters of Credit for the account of Company, subject to the terms and conditions of this Agreement. The Issuing Bank shall not be required to issue or arrange a Letter of Credit in the event there is a Defaulting Lender. Each Letter of Credit shall have an expiry date no later than the Revolving Loan Calendar Maturity Date. The aggregate face amount of all Letters of Credit from time to time outstanding hereunder shall not exceed $12,500,000, and shall be reserved against the Maximum Revolver Amount pursuant to Section 2.2(a). The Issuing Bank will provide a copy of each Letter of Credit issued by it promptly after the issuance thereof.

(ii)    Fees, Charges and Payments. Company shall pay Issuing Bank’s customary fees and charges in connection with all Letters of Credit and all other customary bank charges in connection with the Letters of Credit. Any payment by or on behalf of a Revolving Lender under or in connection with a Letter of Credit (including without limitation, in connection with any draw upon a Letter of Credit issued or arranged by Issuing Bank or any payment made by Issuing Bank to an issuing bank with respect to a guaranty or indemnity given to such issuing bank) shall constitute a Revolving Loan hereunder on the date such payment is made (notwithstanding anything to the contrary set forth in Section 2.2(a), Section 3 or otherwise). Each week, Issuing Bank, Administrative Agent and Revolving Lenders shall make payments to each other as necessary so that, as between them, each has received any amounts to which it is entitled, and paid any amounts for which it is obligated, with respect to the Revolving Loans and Revolving LC Obligations, including as is necessary so that each Revolving Lender shall have funded its Pro Rata Share of all Revolving Loans and Revolving LC Obligations and received its share of Revolving Loan interest and any Letter of Credit fees.

(iii)    Indemnity. Without limitation on any other obligation of any Credit Party to pay expenses or to indemnify contained herein, each Credit Party hereby agrees to indemnify and hold each Agent, Issuing Bank and each Lender harmless from any loss, cost, expense, or liability, including payments made by any such Person, expenses, and reasonable attorneys’ fees incurred by any such Person arising out of or in connection with any Letter of Credit, other than, in each case, arising out of the gross negligence or willful misconduct of such Agent, Issuing Bank or such Lender (as the case may be) as finally determined by a court of competent jurisdiction. Company agrees to be bound by the regulations and interpretations of the underlying issuing bank of any Letter of Credit guarantied by Issuing Bank and arranged for Company’s account or by Issuing Bank’s interpretations of any Letter of Credit issued for Company’s account, and Company understands and agrees that none of any Agent, Issuing Bank, or any Lender shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Company’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto, other than, in each case, arising out of the gross negligence or willful misconduct of such Agent, Issuing Bank or such Lender (as the case may be) as finally determined by a court of competent jurisdiction. The Credit Parties understand that Letters of Credit may require Issuing Bank to indemnify the underlying issuing bank for certain costs or liabilities arising out of claims by Company against such issuing bank. Without limitation on any other obligation to pay expenses or to indemnify contained herein, each Credit Party hereby agrees to indemnify and hold Issuing Bank harmless with respect to any loss, cost, expense, or liability incurred by Issuing Bank under any Letter of Credit as a result of Issuing Bank’s indemnification of any such issuing bank, other than to the extent arising out of the gross negligence or willful misconduct of Issuing Bank as finally determined by a court of competent jurisdiction. The provisions of this Agreement, as it pertains to Letters of Credit, and any other Issuer Document relating to Letters of Credit, are cumulative.

(iv)    Letter of Credit Participations. The Issuing Bank irrevocably agrees to grant and hereby grants to each other Revolving Lender, and, to induce the Issuing Bank to issue Letters of Credit, each such Revolving Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions set forth below, for such Revolving Lender’s own account and risk, an undivided interest equal to such Revolving Lender’s Pro Rata Share in the Issuing Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Bank thereunder. Each Revolving Lender agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company within one Business Day, such Revolving Lender shall pay to the Issuing Bank upon demand an amount equal to such Revolving Lender’s Pro Rata Share of the amount of such draft, or any part thereof, that is not so reimbursed. Each Revolving Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Issuing Bank, the Company or any other Person for any reason whatsoever, (B) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 3.2, (C) any adverse change in the condition (financial or otherwise) of Company, (D) any breach of this Agreement or any other Credit Document by the Company, any other Credit Party or any other Revolving Lender, or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender fails to make available to Administrative Agent (for the benefit of Issuing Bank) or Issuing Bank any amount due under this Agreement with respect to Revolving LC Obligations (excluding the undrawn amount of Letters of Credit), such Revolving Lender shall be deemed to be a Defaulting Lender and Administrative Agent, on behalf of, and for the benefit of, the Issuing Bank, shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto) until paid in full.

(c)    Mechanics for Revolving Loans.

(i)    Revolving Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)    Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed Funding/Issuance Notice (with such changes as Administrative Agent shall from time to time reasonably require to fix any obvious error or to effect any necessary or desirable formatting or technical change), no later than 1:00 p.m. (New York City time) on a Business Day that is at least two Business Days in advance of the proposed Credit Date.

(iii)    Notice of receipt of each Funding/Issuance Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, shall promptly be provided by Administrative Agent to each Lender with a Revolving Commitment.

(iv)    Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.

(v)    Upon receipt of all requested funds, and upon the terms and subject to the conditions set forth herein, Administrative Agent shall make the proceeds of any such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be wire transferred to any account of Company as may be designated in writing to Administrative Agent by Company.

(vi)    The Administrative Agent and the Revolving Lenders are authorized by Company, subject to the terms hereof, to make Revolving Loans based upon instructions received from an Authorized Officer or a designee of an Authorized Officer. The Administrative Agent and any Revolving Lender shall be entitled to rely on any email notice given by a person whom Administrative Agent or such Revolving Lender reasonably believes to be an Authorized Officer or a designee thereof, and each Credit Party shall indemnify and hold the Administrative Agent and the Revolving Lenders harmless for any damages, loss, costs or expenses suffered by Administrative Agent or any Revolving Lender as a result of such reliance other than to the extent arising out of the gross negligence or willful misconduct of Administrative Agent or such Revolving Lender (as the case may be) as finally determined by a court of competent jurisdiction.

(vii)    [Reserved].

(d)    [Reserved].

(e)    Incremental Revolver Facility.

(i)    At any time from and after the Closing Date, at the option of Company (but subject to the conditions set forth in clause (e)(iii) below), the Revolving Commitments and the Maximum Revolver Amount may be increased on one occasion by up to $10,000,000 (an “Incremental Revolver Increase”). Any prospective lender who is satisfactory to Company, Administrative Agent, and the existing Requisite Revolving Lenders, may become a Revolving Lender in connection with a proposed Increase; provided, that the existing Requisite Revolving Lenders shall be deemed to have consented to such prospective lender unless the existing Requisite Revolving Lenders object thereto by written notice (including via e-mail transmission) to Administrative Agent and Company within five Business Days after having received notice thereof.

(ii)    The terms and conditions of the increased Revolving Commitments and any Revolving Loan made pursuant to any Incremental Revolver Increase shall be the same as the terms and conditions of the Revolving Commitments and Revolving Loans in existence as of the effective date of the increased Revolving Commitments and the increased Maximum Revolver Amount.

(iii)    Each of the following shall be conditions precedent to any Incremental Revolver Increase:

(1)    Company or Administrative Agent has obtained the commitment of one or more prospective lenders satisfactory to Company, Administrative Agent to provide the Incremental Revolver Increase, and any such prospective lender(s), Company and Administrative Agent have signed a joinder agreement to this Agreement (an “Increase Revolver Joinder”), in form and substance reasonably satisfactory to Company and Administrative Agent, to which such prospective lender(s), Company and Administrative Agent are party;

(2)    each of the conditions precedent set forth in Sections 3.2(a)(iii) and (iv) are satisfied; and

(3)    in the case of an Incremental Revolver Increase occurring more than 90 days after the Closing Date, Company has delivered to Administrative Agent updated pro forma Projections (after giving effect to the applicable Incremental Revolver Increase) for the Credit Parties and their Subsidiaries evidencing compliance on a pro forma basis with Section 6.8 for the four Fiscal Quarters (on a Fiscal Quarter-by-Fiscal Quarter basis) immediately following the proposed date of the applicable Incremental Revolver Increase.

(iv)    Unless otherwise specifically provided herein, all references in this Agreement and any other Credit Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolving Commitments and increased Maximum Revolver Amount established pursuant to this Section 2.2(e).

(v)    Each of the Lenders having a Revolving Commitment prior to the effective date of any Incremental Revolver Increase (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolving Commitment on such effective date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such effective date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolving Commitments.

(vi)    The Revolving Loans, Revolving Commitments, and Maximum Revolver Amount established pursuant to this Section 2.2(e) shall constitute Revolving Loans, Revolving Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Credit Documents. Company shall take any actions reasonably required by Collateral Agent to ensure and demonstrate that the Liens and security interests granted by the Credit Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such increased Revolving Commitments and increased Maximum Revolver Amount.

2.3    Pro Rata Shares; Availability of Funds.

(a)    Pro Rata Shares. All Loans shall be made, and all participations in Letters of Credit purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Term Loans, [**] Delayed Draw Term Loans, Additional Delayed Draw Term Loans, Revolving Loans, or Letters of Credit, as applicable, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment, [**] Delayed Draw Term Loan Commitment, Additional Delayed Draw Term Loan Commitment, or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)    Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate for the applicable Class of Loans. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent, together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments, [**] Delayed Draw Term Loan Commitments, Additional Delayed Draw Term Loan Commitments, and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

2.4    Use of Proceeds. The proceeds of the Term Loans shall be applied by Company (a) to pay Transaction Costs, (b) to partially finance the consideration for the BankTEL Acquisition and (c) for working capital and general corporate purposes of the Company. The proceeds of the Revolving Loans and the Letters of Credit shall be used for working capital and general corporate purposes of the Company. [**] The proceeds of the Additional Delayed Draw Term Loans made after the Closing Date shall be used for working capital and general corporate purposes of the Company or for Permitted Acquisitions and to pay transaction costs incurred in connection therewith. The proceeds of any Incremental Term Loans shall be used solely for Permitted Acquisitions and to pay transaction costs incurred in connection therewith. No portion of the proceeds of any Credit Extension shall be used in violation of Section 4.25 hereof or any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.5    Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern, absent manifest error.

(b)    Register. Administrative Agent shall maintain at one of its offices a register for the recordation of the names and addresses of Term Lenders and Revolving Lenders and the principal amounts and stated interest of the Term Loan Commitments, Revolving Commitments, [**] Delayed Draw Term Loan Commitments, Additional Delayed Draw Term Loan Commitments, Term Loans, Revolving Loans, [**] Delayed Draw Term Loans, and Additional Delayed Draw Term Loans of each Term Lender or Revolving Lender, as applicable, from time to time (the “Register”). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior written notice. Administrative Agent shall record in the Register the Term Loan Commitments, Revolving Commitments, [**] Delayed Draw Term Loan Commitments, Additional Delayed Draw Term Loan Commitments, the Term Loans, the Revolving Loans, [**] Delayed Draw Term Loans, and Additional Delayed Draw Term Loans and each repayment or prepayment in respect of the principal amount of the Term Loans, Revolving Loans, [**] Delayed Draw Term Loans, and Additional Delayed Draw Term Loans and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, Administrative Agent may correct any failure to make any such recordation or any error in such recordation without compromising any Lender’s Term Loan Commitments, Revolving Commitments, [**] Delayed Draw Term Loan Commitments, or Additional Delayed Draw Term Loan Commitments or Company’s Obligations in respect of any Term Loan, Revolving Loan, [**] Delayed Draw Term Loan, or Additional Delayed Draw Term Loan. Company hereby designates the entity serving as Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.5 and Section 10.6, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)    Notes. If so requested by any Lender by written notice to Company at least two Business Days prior to the Closing Date, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered later than two Business Days prior to the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, [**] Delayed Draw Term Loan, Additional Delayed Draw Term Loan, or Revolving Loan, as the case may be.

2.6    Interest on Loans; Fees.

(a)    Except as otherwise set forth herein, the Loans shall bear interest on the unpaid outstanding principal amount thereof from the applicable Credit Date through repayment (whether by acceleration or otherwise) thereof as follows:

(i)    if a Base Rate Loan, at the Base Rate plus the Applicable Term Loan Margin or Applicable Revolving Loan Margin, as applicable; or

(ii)    if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Term Loan Margin or Applicable Revolving Loan Margin, as applicable.

(b)    Reserved.

(c)    Company shall incur at issuance and renewal of each Letter of Credit, a Letter of Credit fee of [**]% of the amount of such Letter of Credit (collectively, the “Letter of Credit Fee”), which Letter of Credit Fee shall be payable to Administrative Agent, for the benefit of Revolving Lenders in accordance with their Pro Rata Shares, in arrears on the last Business Day of each Fiscal Quarter, and which shall be in addition to any fronting fees and commissions, other fees, charges and expenses that are charged generally by Issuing Bank with respect to letters of credit.

(d)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding/Issuance Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding/Issuance Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(e)    In connection with LIBOR Rate Loans there shall be no more than seven (7) Interest Periods outstanding at any time. With respect to any Loans, in the event Company fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding/Issuance Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). With respect to any Loans, in the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding/Issuance Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. Promptly on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender that holds a portion of the Loans.

(f)    Interest on the Term Loans shall be paid to the Administrative Agent, in cash in arrears on and to (i) each Interest Payment Date applicable to the relevant Term Loans, (ii) maturity, including final maturity, and (iii) upon any prepayment of the Term Loans, whether voluntary or mandatory, to the extent accrued but unpaid on the amount being prepaid.

(g)    Interest on the Revolving Loans shall be paid to Administrative Agent, in cash in arrears on and to (i) each Interest Payment Date applicable to the Revolving Loans, and (ii) at maturity, including final maturity.

(h)    Interest on the [**] Delayed Draw Term Loans shall be paid to the Administrative Agent, in cash in arrears on and to (i) each Interest Payment Date applicable to the relevant [**] Delayed Draw Term Loans, (ii) maturity, including final maturity, and (iii) upon any prepayment of the [**] Delayed Draw Term Loans, whether voluntary or mandatory, to the extent accrued but unpaid on the amount being prepaid.

(i)    Interest on the Additional Delayed Draw Term Loans shall be paid to the Administrative Agent, in cash in arrears on and to (i) each Interest Payment Date applicable to the relevant Additional Delayed Draw Term Loans, (ii) maturity, including final maturity, and (iii) upon any prepayment of the Additional Delayed Draw Term Loans, whether voluntary or mandatory, to the extent accrued but unpaid on the amount being prepaid.

(j)    Interest shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

2.7    Conversion/Continuation.

(a)    Subject to Section 2.16 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

(i)    to convert at any time all or any part of any Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Company shall pay all amounts due under Section 2.16 in connection with any such conversion; or

(ii)    upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan.

(b)    Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

2.8    Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans) (the “Default Rate”); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.9    Fees.

(a)    Company agrees to pay to Administrative Agent the fees and other amounts set forth in the Fee Letter.

(b)    Company shall pay to Administrative Agent, for the benefit of the Revolving Lenders in accordance with their Pro Rata Shares, in arrears, on the first Business Day of each calendar month from and after the Closing Date and ending with the calendar month that includes the Revolving Loan Calendar Maturity Date, an unused line fee in an amount equal to [**]% per annum times the result of (i) the aggregate amount of the Revolving Commitments, less (ii) the average daily outstanding balance of the Revolving Loans during the immediately preceding month (or portion thereof).

(c)    Company shall pay to Administrative Agent, for the benefit of the Term Lenders in accordance with their Pro Rata Shares, in arrears, on the first Business Day of each calendar month from and after the Closing Date and ending with the calendar month that includes the Additional Delayed Draw Term Loan Commitment Termination Date, an unused line fee in an amount equal to [**]% per annum times the result of (i) the aggregate amount of the Additional Delayed Draw Term Loan Commitments, less (ii) the average daily outstanding balance of the Additional Delayed Draw Term Loans during the immediately preceding month (or portion thereof).

2.10    Payment on Applicable Maturity Date. The Revolving Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full on or before the Revolving Loan Maturity Date. On the Revolving Loan Maturity Date, Company shall provide (a) Letter of Credit Collateralization with respect to the outstanding Letters of Credit and (b) Ancillary Services Collateralization with respect to Obligations outstanding in respect of Ancillary Services. The Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full on or before the Final Maturity Date. The [**] Delayed Draw Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full on or before the Final Maturity Date. The Additional Delayed Draw Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full on or before the Final Maturity Date.

2.11    Voluntary Prepayments/Commitment Reductions.

(a)    Voluntary Prepayments.

(i)    With respect to Revolving Loans, Company may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty.

(ii)    With respect to Term Loans, [**] Delayed Draw Term Loans, or Additional Delayed Draw Term Loans, any time and from time to time:

(1)    with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount; and

(2)    with respect to LIBOR Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.16(c)) in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount.

(iii)    Such prepayments shall be made:

(1)    upon not less than one (1) Business Day’s prior written notice in the case of Loans which are Base Rate Loans; and

(2)    upon not less than three (3) Business Days’ prior written notice in the case of Loans which are LIBOR Rate Loans;

in each case given to Administrative Agent by 1:00 p.m. (New York City time) on the date required (and Administrative Agent will promptly notify, as the case may be, by email, telefacsimile or telephone each Lender holding a portion of the applicable Loans). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing or another specified event, or is otherwise conditioned upon the occurrence of an event, such notice of prepayment may be revoked if the financing is not consummated or such other specified event (as the case may be) has not occurred. Any such voluntary prepayment shall be applied as specified in Section 2.13(a).

(b)    Voluntary Commitment Reductions.

(i)    Company may, upon not less than three Business Days’ prior written notice to the Administrative Agent (which Administrative Agent will promptly notify by email, telefacsimile or telephone each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part the Revolving Commitments; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)    Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(iii)    Company may, upon not less than three Business Days’ prior written notice to the Administrative Agent (which Administrative Agent will promptly notify by email, telefacsimile or telephone each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part the [**] Delayed Draw Term Loan Commitments; provided, any such partial reduction of the [**] Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(iv)    Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the [**] Delayed Draw Term Loan Commitments shall be effective on the date specified in Company’s notice and shall reduce the [**] Delayed Draw Term Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.

(v)    Company may, upon not less than three Business Days’ prior written notice to the Administrative Agent (which Administrative Agent will promptly notify by email, telefacsimile or telephone each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part the Additional Delayed Draw Term Loan Commitments; provided, any such partial reduction of the Additional Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(vi)    Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Additional Delayed Draw Term Loan Commitments shall be effective on the date specified in Company’s notice and shall reduce the Additional Delayed Draw Term Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.12    Mandatory Prepayments/Commitment Reductions.

(a)    Asset Sales. No later than seven (7) Business Days following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds in excess of $2,000,000 in the aggregate since the Closing Date, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13(b) in an aggregate amount equal to such excess Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, upon delivery of a written notice to Administrative Agent, Company shall have the option, directly or through one or more Subsidiaries, to invest (or commit to invest) such excess Net Asset Sale Proceeds (the “Asset Sale Reinvestment Amounts”) in long-term productive assets of the general type used in the business of Company if such assets are purchased or constructed within one hundred eighty (180) days following receipt of such Net Asset Sale Proceeds (and so long as any such individual or aggregate investment in the amount of $2,000,000 or more has been consented to by Administrative Agent); provided further, pending any such reinvestment, such Asset Sale Reinvestment Amounts shall (i) at the option of the Company if no Default or Event of Default has occurred and is continuing, be applied to prepay the Revolving Loans to the extent then outstanding (without a reduction in Revolving Commitments) or (ii) be held at all times prior to such reinvestment in an escrow account in form and substance reasonably acceptable to Administrative Agent. In the event that the Asset Sale Reinvestment Amounts are not reinvested (or committed to be reinvested) by Company prior to the last day of such one hundred eighty (180) day period and (A) are applied to prepay the Revolving Loans then outstanding in accordance with clause (i) of the immediately preceding sentence, then on such last day Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13(b) in an aggregate amount equal to the Net Asset Sale Proceeds that gave rise to the Asset Sale Reinvestment Amounts, or (B) are held in an escrow account in accordance with clause (ii) in the immediately preceding sentence, then on such last day Administrative Agent shall apply such Asset Sale Reinvestment Amounts to the Obligations as set forth in Section 2.13(b).

(b)    Insurance/Condemnation Proceeds. No later than seven (7) Business Days following the date of receipt by Holdings or any of its Subsidiaries, or Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) Company shall have the option, directly or through one or more of its Subsidiaries to invest (or commit to invest) such Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof to repair, restore or replace the assets giving rise to such Net Insurance/Condemnation Proceeds; provided further, pending any such reinvestment, such Net Insurance/Condemnation Proceeds shall be either (i) at the option of the Company if no Default or Event of Default has occurred and is continuing, be applied to prepay the Revolving Loans to the extent then outstanding (without a reduction in Revolving Commitments) or (ii) be held at all times prior to such reinvestment in an escrow account in form and substance reasonably acceptable to Administrative Agent. In the event that the Net Insurance/Condemnation Proceeds are not reinvested (or committed to be reinvested) by Company prior to the last day of such one hundred eighty (180) day period and (A) are applied to prepay the Revolving Loans then outstanding in accordance with clause (i) of the immediately preceding sentence, then on such last day Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds, or (B) are held in an escrow account in accordance with clause (ii) in the immediately preceding sentence, then on such last day Administrative Agent shall apply such Net Insurance/Condemnation Proceeds to the Obligations as set forth in Section 2.13(b).

(c)    Issuance of Equity Securities. Not later than five (5) Business Days following the date of receipt by Holdings of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings or any of its Subsidiaries (other than (i) Capital Stock issued pursuant to any employee stock or stock option compensation plan, (ii) capital contributions to Holdings or any of its Subsidiaries in connection with a Permitted Acquisition, (iii) Capital Stock issued in connection with the Closing Date Equity Transaction or the IPO Transaction, (iv) up to $485,000,000 of net cash proceeds received by Company from the issuance of Capital Stock in connection with Qualified Equity Raises, or (v) Capital Stock issued for purposes approved in writing by Administrative Agent), Company shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(d)    Issuance of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e)    Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending December 31, 2020), Company shall, no later than ten (10) Business Days after the delivery of financial statements pursuant to Section 5.1(c) for such Fiscal Year, prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to 50% (the “ECF Percentage”) of such Consolidated Excess Cash Flow for such Fiscal Year less the aggregate principal amount of Term Loans, [**] Delayed Draw Term Loans, Additional Delayed Draw Term Loans, and Revolving Loans (but only to the extent accompanied by a reduction of the Revolving Commitments) voluntarily prepaid during such Fiscal Year and thereafter but prior to the date such payment is made pursuant to this Section 2.12(e) (without duplication of any amounts which reduced any payment pursuant to this Section 2.12(e) in respect of any prior Fiscal Year); provided, that (i) the ECF Percentage shall instead be 25% in respect of any Fiscal Year if the Leverage Ratio as of the end of such Fiscal Year (as calculated and certified pursuant to the Compliance Certificate delivered in respect of such Fiscal Year) was less than 4.50:1.00, but greater than or equal to 3.50:1.00, and (ii) the ECF Percentage shall instead be 0% in respect of any Fiscal Year if the Leverage Ratio as of the end of such Fiscal Year (as calculated and certified pursuant to the Compliance Certificate delivered in respect of such Fiscal Year) was less than 3.50:1.00.

(f)    Revolving Loans. If the aggregate amount of the outstanding Revolving Loans and the Revolving LC Obligations exceeds the limits set forth in Section 2.2(a), the Company shall immediately pay to Administrative Agent, in cash, the amount of such excess.

(g)    Extraordinary Receipts. No later than seven (7) Business Days after receipt by Holdings or any of its Subsidiaries of any Extraordinary Receipts in excess of $1,000,000 in the aggregate in any Fiscal Year, Company shall prepay Loans as set forth in Section 2.13(b) in the amount of such Extraordinary Receipts in excess of $1,000,000, net of (i) any actual and reasonable costs, fees and expenses incurred in collecting such Extraordinary Receipts or in repairing the damage or loss (if any) giving rise to such Extraordinary Receipts and (ii) any reasonable amounts set aside in escrow or as a reserve in respect of the event giving rise to such Extraordinary Receipts.

(h)    Prepayment Certificate. By 1:00 p.m. (New York time), one Business Day prior to the date of any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.12(a) through 2.12(e), and Section 2.12(g), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow and any fees required to be paid in connection therewith, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.13    Application of Prepayments/Reductions.

(a)    Application of Voluntary Prepayments of Loans. Any prepayment of any Revolving Loans pursuant to Section 2.11(a)(i) or Section 2.12(f) shall be applied first to repay outstanding Revolving Loans and second as directed by Company to the full extent thereof. Any voluntary prepayments of any Term Loan, [**] Delayed Draw Term Loan or Additional Delayed Draw Term Loan pursuant to Section 2.11(a)(ii) shall be applied as directed by Company, and if Company does not provide any direction, ratably to the Term Loans, the [**] Delayed Draw Term Loans and the Additional Delayed Draw Term Loans.

(b)    Application of Mandatory Prepayments of Loans.

(i)    Any mandatory prepayment of Loans pursuant to Section 2.12(a), 2.12(b), 2.12(c), 2.12(d), 2.12(e) or 2.12(g) shall subject to Section 2.20 with respect to Defaulting Lenders, be applied as follows unless the post-default waterfall set forth in Section 2.14(i) is in effect (in which case such mandatory prepayment of such Loan pursuant to Section 2.12(a), 2.12(b), 2.12(c), 2.12(d), 2.12(e) or 2.12(g) shall be applied in accordance with the post-default waterfall set forth in Section 2.14(i)):

first, to the payment of all fees, and all expenses specified in Section 10.2, to the full extent thereof;

second, to the payment of the fees payable under the Fee Letter, if any, in respect of any Loan;

third, to the payment of any unpaid interest accrued on the Term Loans, the [**] Delayed Draw Term Loans and the Additional Delayed Draw Term Loans at the Default Rate, if any, and to the payment of other fees and premiums on the Term Loans, [**] Delayed Draw Term Loans and Additional Delayed Draw Term Loans;

fourth, to the payment of any accrued but unpaid interest on the Term Loans, the [**] Delayed Draw Term Loans and the Additional Delayed Draw Term Loans (other than Default Rate interest));

fifth, ratably to prepay Term Loans, the [**] Delayed Draw Term Loans and the Additional Delayed Draw Term Loans;

sixth, to the payment of any accrued but unpaid interest on the Revolving Loans;

seventh, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment of the Revolving Loans and to pay any Revolving LC Obligations (excluding the undrawn amount of any Letters of Credit) that are due but not paid; and

eighth, to provide Letter of Credit Collateralization with respect to the outstanding Letters of Credit to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such collateralization.

(c)    Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.16(c).

2.14    General Provisions Regarding Payments.

(a)    On the Revolving Loan Maturity Date, all of the Obligations in respect of the Revolving Loans immediately shall become due and payable without notice or demand, and Company shall be required to repay all of such Obligations in full, and in the case of Obligations (i) in respect of Ancillary Services Agreements, Company shall provide Ancillary Services Collateralization, (ii) in respect of outstanding Letters of Credit, Company shall provide Letter of Credit Collateralization, and (iii) owed to Revolving Lenders under Interest Rate Agreements and Currency Agreements, Company shall pay any termination amount then applicable (or which would or could become applicable as a result of repayment of the other Obligations) under such Interest Rate Agreements or Currency Agreements (other than such agreements that, at such time, are allowed by the applicable Lender Counterparty to remain outstanding without being required to be repaid or collateralized). On the Final Maturity Date, all of the Obligations in respect of the Term Loans immediately shall become due and payable without notice or demand, and Company shall be required to repay all of such Obligations in full (including in the case of Obligations in respect of Interest Rate Agreements and Currency Agreements, paying any termination amount then applicable (or which would or could become applicable as a result of repayment of the other Obligations) under such Interest Rate Agreements or Currency Agreements (other than such agreements that, at such time, are allowed by the applicable Lender Counterparty to remain outstanding without being required to be repaid or collateralized). On the Final Maturity Date, all of the Obligations in respect of the [**] Delayed Draw Term Loans and the Additional Delayed Draw Term Loans immediately shall become due and payable without notice or demand, and Company shall be required to repay all of such Obligations in full (including in the case of Obligations in respect of Interest Rate Agreements and Currency Agreements, paying any termination amount then applicable (or which would or could become applicable as a result of repayment of the other Obligations) under such Interest Rate Agreements or Currency Agreements (other than such agreements that, at such time, are allowed by the applicable Lender Counterparty to remain outstanding without being required to be repaid or collateralized).

(b)    All payments by Company of principal, interest, fees and other Obligations in respect of the Term Loans, [**] Delayed Draw Term Loans and Additional Delayed Draw Term Loans shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Term Lenders, not later than 3:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds to account number 10256691 maintained by Administrative Agent with State Street Bank (ABA No. 011-000-028) in Boston, Massachusetts (or at such other location or bank account within the City and State of New York as may be designated by Administrative Agent from time to time); funds received by Administrative Agent after that time on such due date may in the Administrative Agent’s discretion be deemed to have been paid by Company on the next Business Day.

(c)    All payments by Company of principal, interest, fees and other Obligations in respect of the Revolving Loans and Revolving LC Obligations shall (unless, with respect to Revolving LC Obligations, it is provided otherwise in a governing Issuer Document) be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Revolving Lenders, not later than 3:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds pursuant to such wire instructions as may be designated by Administrative Agent from time to time; funds received by Administrative Agent after that time on such due date may in the Administrative Agent’s discretion be deemed to have been paid by Company on the next Business Day.

(d)    All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued but unpaid interest on the principal amount being repaid or prepaid.

(e)    To the extent received by Administrative Agent, Administrative Agent shall promptly distribute to each Term Lender at such address as such Lender shall indicate in writing, such Term Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto. To the extent received by Administrative Agent, Administrative Agent shall promptly distribute to each Revolving Lender at such address as such Lender shall indicate in writing, such Revolving Lender’s applicable share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto

(f)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(g)    Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

(h)    Administrative Agent may deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 3:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment it has received is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.8 from the date such amount was due and payable until the date such amount is paid in full.

(i)    If an Application Event shall have occurred, all payments made hereunder or under any other Credit Document shall be remitted to Administrative Agent and all payments or proceeds received by any Agent hereunder or under any other Credit Document in respect of any of the Obligations (including, but not limited to, Obligations arising under any Interest Rate Agreement or Currency Agreement that are owing to any Lender or Lender Counterparty), including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall, subject to Section 2.20 with respect to Defaulting Lenders, be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including the reasonable out-of-pocket costs and expenses of each Agent (including the reasonable fees, expenses and disbursements of their respective counsel and agents) and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all amounts paid to third parties by any Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof, and to the payment of any and all other indemnities or costs that constitute Obligations then due to any Agent under any Credit Document, until paid in full; second, to pay fees or premiums then due to Agents (ratably among them) under the Credit Documents until paid in full; third, to pay all interest due in respect of all Protective Advances, until paid in full; fourth, to pay all principal of all Protective Advances, until paid in full; fifth, ratably, to pay any costs, expenses or indemnities then due to any of the Lenders under the Credit Documents until paid in full; sixth, ratably, to pay fees or premiums (including any fees payable under the Fee Letter) then due to any of the Lenders under the Credit Documents until paid in full; seventh, ratably, to pay interest accrued in respect of the Revolving Loans and Revolving LC Obligations until paid in full, eighth, ratably, (x) to pay the principal of all Revolving Loans, all Revolving LC Obligations (excluding the undrawn amount of any Letters of Credit) and all Obligations in respect of Ancillary Services then outstanding (and, with respect to payments on the Revolving Loans, together with a concurrent permanent reduction in the Revolving Commitments), until paid in full and (y) for contingent Obligations in respect of Letters of Credit and Ancillary Services (with respect to Obligations in respect of Letters of Credit, to be satisfied by providing Letter of Credit Collateralization thereof and in respect of Ancillary Services, to be satisfied by providing Ancillary Services Collateralization thereof) as certified by the Issuing Bank or the Ancillary Services Provider (as applicable) to be outstanding (and, with respect to collateralization of Obligations in respect of Letters of Credit, together with a concurrent permanent reduction in the Revolving Commitments), ninth, to pay interest accrued in respect of the Term Loans, [**] Delayed Draw Term Loans, and Additional Delayed Draw Term Loans until paid in full, tenth, to pay the principal of all Term Loans, [**] Delayed Draw Term Loans and Additional Delayed Draw Term Loans until paid in full, eleventh, to the payment of all other Obligations; and twelfth, to the extent of any excess of such proceeds, to the payment to or upon the order of Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. For purposes of this Section 2.14(i) (other than tier “eleventh” hereof), “paid in full” means payment in cash or immediately available funds of all amounts owing under the Credit Documents, Ancillary Services Agreements, Interest Rate Agreements and Currency Agreements according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any insolvency proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any insolvency proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any insolvency or bankruptcy proceeding; provided, however, that for the purposes of tier “eleventh” hereof, “paid in full” means payment in cash or immediately available funds of all amounts owing under the Credit Documents, Ancillary Services Agreements, Interest Rate Agreements and Currency Agreements according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any insolvency proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any insolvency proceeding.

(j)    Administrative Agent shall maintain an account on its books in the name of Company (the “Revolving Loan Account”) on which Company will be charged with all Revolving Loans made by the Revolving Lenders to Company or for Company’s account, the Letters of Credit issued or arranged by Issuing Bank for Company’s account, and with all other payment Obligations in respect of the Revolving Commitments hereunder or under the other Credit Documents, including, accrued interest, fees, charges, costs and expenses. In accordance with Section 2.14(c), the Revolving Loan Account will be credited with all payments received by Administrative Agent from Company or for Company’s account for the benefit of the Revolving Lenders. Company hereby authorizes Administrative Agent, from time to time upon one Business Day prior notice to Company (or without notice if the relevant amount is a draft made by Issuing Bank with respect to any Letter of Credit issued or arranged hereunder), to, at its option, charge to the Revolving Loan Account as and when due and payable, all principal, interest, fees, charges, costs and expenses payable hereunder or under any of the other Credit Documents; provided that if any Default or Event of Default has occurred and is continuing, Administrative Agent may not charge the Revolving Loan Account without the consent of the Requisite Revolving Lenders. All amounts (including principal, interest, fees, costs, expenses, or other amounts payable hereunder or under any other Credit Document) charged to the Revolving Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall accrue interest at the rate then applicable to Revolving Loans.

2.15    Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.16    Making or Maintaining LIBOR Rate Loans.

(a)    Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding/Issuance Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company and such Loans shall be made as Base Rate Loans.

(b)    LIBOR Cessation. If at any time the London Interbank Offered Rate ceases to exist or the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances set forth in clause (a) above have arisen and such circumstances are unlikely to be temporary or the circumstances in clause (a) above have not arisen but the supervisor for the administrator of the London Interbank Offered Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and Holdings shall endeavor to establish an alternate rate of interest to the Adjusted LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for fixed periods for syndicated loans in the United States at such time, and shall enter into an amendment to the Credit Documents to reflect such alternate rate of interest and such other related changes as may be applicable which are agreed by Company and the Administrative Agent at such time. Notwithstanding anything to the contrary in the Credit Documents, such amendment shall become effective without any further action or consent of any other party to the Credit Documents so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Requisite Lenders stating that they object to such amendment.

(c)    Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding/Issuance Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Funding/Issuance Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.16(c), to rescind such Funding/Issuance Notice or Conversion/Continuation

Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.16(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(d)    Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable and documented losses, expenses and liabilities (including any interest paid or due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding/Issuance Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company.

(e)    Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(f)    Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.16 and under Section 2.17 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, subject to the terms and conditions of the Credit Documents, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.16 and under Section 2.17.

2.17    Increased Costs; Capital Adequacy.

(a)    Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender or Issuing Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender or Issuing Bank with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender or Issuing Bank (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes and that are imposed as a result of a present or former connection between such Lender or Issuing Bank and the jurisdiction imposing such tax (other than connections arising from such Lender or Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document)) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender or Issuing Bank (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or Issuing Bank (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender or Issuing Bank (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender or Issuing Bank of agreeing to make, making or maintaining Loans or other Credit Extensions hereunder or to reduce any amount received or receivable by such Lender or Issuing Bank (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender or Issuing Bank, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or Issuing Bank in its sole discretion shall determine) as may be necessary to compensate such Lender or Issuing Bank for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender or Issuing Bank shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or Issuing Bank under this Section 2.17(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)    Capital Adequacy Adjustment. In the event that any Lender or Issuing Bank shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or Issuing Bank (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank as a consequence of, or with reference to, such Lender’s or Issuing Bank’s Loans, Letters of Credit or Revolving Commitments or other obligations hereunder with respect to the Loans or Letters of Credit to a level below that which such Lender or Issuing Bank or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or Issuing Bank or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender or Issuing Bank of the statement referred to in the next sentence, Company shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such controlling corporation on an after-tax basis for such reduction. Such Lender or Issuing Bank shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender or Issuing Bank under this Section 2.17(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

For purposes of this Section 2.17 and for all other purposes pursuant to this Agreement, it is agreed that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives made thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authority, shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective.

2.18    Taxes; Withholding, etc.

(a)    Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment. For purposes of this Section 2.18, the term “law” shall include FATCA.

(b)    Withholding of Taxes. If any Credit Party or any other Person is required by law (as determined in the good faith discretion of an applicable Withholding Agent) to make any deduction or withholding on account of any such Tax from any sum paid or payable by a Withholding Agent to Administrative Agent or any Lender under any of the Credit Documents: (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding; (ii) the applicable Withholding Agent shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) to the extent the relevant deduction, withholding or payment includes any Indemnified Taxes, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of any deduction, withholding or payment for any Indemnified Taxes, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment for any Indemnified Taxes been required or made; and (iv) as soon as practicable after paying any Tax which it is required by clause (ii) above to pay, Company or Administrative Agent shall deliver to the other evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)    Payment of Other Taxes. The Credit Parties shall timely pay to any relevant Government Authority, or reimburse and indemnify Administrative Agent and each Lender for the payment of Other Taxes.

(d)    Indemnification by Company. The Credit Parties shall jointly and severally indemnify Administrative Agent or any Lender, as the case may be, for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Administrative Agent or any Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Government Authority so long as and to the extent such amounts have accrued on or after the day which is 180 days prior to the date on which Administrative Agent or such Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such 180 day period shall be extended to include the period of retroactive effect. A certificate as to the amount of such payment or liability delivered to Company by a Lender or Administrative Agent shall be presumed correct absent manifest error.

(e)    Status of Lenders. Any Lender that is a United States person within the meaning of Section 7701(A)(30) of the Internal Revenue Code shall deliver to the Administrative Agent for transmission to the Company on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Agent or the Company), one executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. federal back-up withholding tax. Each Non-U.S. Lender that is entitled to a reduction or exemption from United States withholding tax shall deliver to Administrative Agent for transmission to the Company, on or prior to the Closing Date (or date in which it becomes a party to the Agreement) either: (i) one original of Internal Revenue Service Form W-8BEN-E (or W-8BEN, if applicable) or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate Regarding Non-Bank Status together with one original of Internal Revenue Service Form W-8BEN-E (or W-8BEN, if applicable) (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.18(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company one new original of Internal Revenue Service Form W-8BEN-E (or W-8BEN, if applicable) or W-8ECI, or a Certificate Regarding Non-Bank Status and one original of Internal Revenue Service Form W-8BEN-E (or W-8BEN, if applicable) (or any successor forms), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

2.19    Obligation to Mitigate. Each of each Lender and Issuing Bank agrees that, as promptly as practicable after the officer of such Lender or Issuing Bank responsible for administering its Loans or Letters of Credit becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Bank to receive payments under Section 2.16, 2.17 or 2.18, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or Issuing Bank, or (b) take such other reasonable measures, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Bank pursuant to Section 2.16, 2.17 or 2.18 would be materially reduced and if, as determined by such Lender or Issuing Bank in its good faith business discretion, the making, issuing, funding or maintaining of such Revolving Commitments or Credit

Extensions through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Revolving Commitments or Credit Extensions or the interests of such Lender or Issuing Bank; provided, such Lender or Issuing Bank will not be obligated to utilize such other office pursuant to this Section 2.19 unless Company agrees to pay all reasonable documented out-of-pocket incremental expenses incurred by such Lender or Issuing Bank as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.19 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Bank to Company (with a copy to Administrative Agent) shall be presumed correct absent manifest error.

2.20    Defaulting Lenders. At any time that a Lender is a Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents. In addition, any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.1 or otherwise, and including any amounts made available to Administrative Agent by such Defaulting Lender pursuant to Section 9.6), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent or Issuing Bank hereunder; second, as Company may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, if so determined by Administrative Agent and Company, to be held in a non-interest bearing deposit account and released to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to Company as a result of any judgment of a court of competent jurisdiction obtained by Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

2.21    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender or Issuing Bank (an “Increased-Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender or Issuing Bank is entitled to receive payments under Section 2.17, 2.18 or 2.19, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender or Issuing Bank to receive such payments shall remain in effect, and (iii) such Lender or Issuing Bank shall fail to withdraw such notice within five Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent and Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company and/or Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company to remove such Increased-Cost Lender), by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.9; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17 or 2.18; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

2.22    Notice of Increased Costs or Expenses. Company shall not be required to compensate any Lender or Issuing Bank for any increased costs or reductions under Sections 2.16(c), 2.17(a), 2.17(b) or 2.19 suffered more than 270 days (plus any period of retroactivity of any applicable change in law giving rise to the demand) prior to the date that such Lender or Issuing Bank notifies Company of the applicable change in law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

SECTION 3. CONDITIONS PRECEDENT

3.1    Closing Date. The obligation of each Lender to make Credit Extensions hereunder on the Closing Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.5):

(a)    Credit Documents. Administrative Agent shall have received copies of each Credit Document executed and delivered by each applicable Credit Party.

(b)    Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of each Organizational Document of each Credit Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Person executing any Credit Documents; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by such Credit Party’s secretary or an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority (x) of each Credit Party’s jurisdiction of incorporation, organization or formation and (y) in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date, except, in the case of subclause (y) where failure to so qualify would not reasonably be expected to result in a Material Adverse Effect; and (v) such other documents as Administrative Agent may reasonably request.

(c)    Organizational and Capital Structure. The organizational structure and capital structure of Parent and its Subsidiaries shall be as set forth on Schedule 4.1, and such capital structure shall be reasonably satisfactory to Administrative Agent.

(d)    Consummation of BankTEL Acquisition and Closing Date Equity Transaction.

(i)    The BankTEL Acquisition shall have been consummated in accordance in all material respects with the terms of the BankTEL Acquisition Documents, but without giving effect to any amendments, waivers supplements or other modifications that are materially adverse to the interests of the Lenders without the consent of Administrative Agent, such consent not to be unreasonably withheld, delayed or conditioned; provided that any decrease to the purchase price payable to consummate the BankTEL Acquisition shall be deemed not materially adverse to the interests of the Lenders so long as (i) such decrease in purchase price does not exceed 10% and is allocated on a pro rata basis to cash purchase consideration and equity purchase consideration and (ii) excess proceeds from the Loans made on the Closing Date and from the Closing Date Equity Transaction are funded to the balance sheet of Parent. The Closing Date Equity Transaction shall have been consummated.

(ii)    [reserved].

(e)    Sources and Uses. On or prior to the Closing Date, Company shall have delivered to Collateral Agent a sources and uses of Cash and other proceeds on the Closing Date.

(f)    Governmental Authorizations and Consents. Each Credit Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary or reasonably advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent.

(g)    Due Diligence. Agents shall have completed their legal and business due diligence with respect to Parent and its Subsidiaries and the BankTEL Acquisition (including the target thereof) and the transactions contemplated thereby, and the results shall be reasonably satisfactory to Agents.

(h)    Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

(i)    Evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents to the extent required hereby and thereby (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities and instruments and chattel paper as provided therein);

(ii)    A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby; and

(iii)    evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(i)    Financial Statements; Projections. Agents and Lenders shall have received from Parent (i) the Historical Financial Statements, (ii) the BankTEL Historical Financials and (iii) the Projections.

(j)    Opinions of Counsel to Credit Parties. Lenders shall have received executed copies of the written opinions of McGuireWoods LLP and Jones Waldo Holbrook & McDonough, PC, counsel for Credit Parties, as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date and in form and substance reasonably satisfactory to Administrative Agent.

(k)    Fees and Expenses. Company shall have paid to Administrative Agent the fees and expenses payable on the Closing Date referred to in Section 2.9 or Section 10.2.

(l)    Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from the chief executive officer or a Responsible Financial Officer of Parent dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, certifying that immediately after giving effect to the consummation of the Transactions and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, Parent and its Subsidiaries, on a consolidated basis, are and will be Solvent.

(m)    Closing Date Certificate. Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(n)    No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or, to the knowledge of the Company, threatened in writing in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of Administrative Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents, or that could reasonably be expected to have a Material Adverse Effect.

(o)    Consolidated Recurring Revenues. Agents shall have received evidence reasonably satisfactory to them that Consolidated Recurring Revenues for the three (3) consecutive month period ended August 31, 2019 multiplied by four (4) is at least $125,000,000.

(p)    Liquidity. Agents shall have received evidence reasonably satisfactory to them that (i) after giving effect to all Credit Extensions to be made on the Closing Date and the consummation of (x) the Transactions, and (y) the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, including the payment of all Transaction Costs required to be paid in Cash on or prior to the Closing Date, the Credit Parties shall have Consolidated Cash of equal to or greater than $115,000,000, and (ii) the Projections shall demonstrate in form and substance reasonably satisfactory to Administrative Agent the satisfaction of the condition set forth in the foregoing clause (i). No Revolving Loans shall be made on the Closing Date.

(q)    No Material Adverse Effect. (x) Since December 31, 2018, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect and (y) Administrative Agent shall not have become aware that any representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Parent or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

(r)    Existing Indebtedness. The Existing Indebtedness shall have been paid in full in cash with balance sheet cash of Company, and all of the liens securing such Indebtedness shall have been released, all pursuant to documentation reasonably satisfactory to Administrative Agent. All existing

Indebtedness of BankTEL and its Subsidiaries (other than any Indebtedness permitted by this Agreement) shall have been paid in full in cash, and all of the liens securing such Indebtedness shall have been released, all pursuant to documentation reasonably satisfactory to Administrative Agent.

(s)    Completion of Proceedings. All material partnership and corporate proceedings shall have been taken in connection with the transactions contemplated hereby.

(t)    Intercompany Documentation. Administrative Agent shall have received copies of each promissory note and intercompany subordination agreement required under Section 6.1(b), executed by each of the applicable Credit Parties.

(u)    Know Your Customer. The Administrative Agent shall have received all documentation (including a duly executed Internal Revenue Service Form W-9 (or such other applicable tax form) from each Credit Party (including BankTEL)) and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to Administrative Agent.

3.2    Conditions to Each Credit Extension, [**] Delayed Draw Term Loans, and Additional Delayed Draw Term Loans.

(a)    Conditions Precedent to Certain Credit Extensions. The obligation of each Lender to make any Credit Extension (other than any [**] Delayed Draw Term Loan or any Additional Delayed Draw Term Loan) on any date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)    Administrative Agent shall have received a fully executed and delivered Funding/Issuance Notice;

(ii)    immediately after making such Credit Extension, (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and (y) Availability would be $0 or greater;

(iii)    immediately before and immediately after giving effect to such Credit Extension, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(iv)    as of such Credit Date, no event shall have occurred and be continuing or would immediately result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(v)    as of such Credit Date and after giving effect to the applicable Credit Extension, the Credit Parties and their Subsidiaries are in compliance on a pro forma basis with Section 6.8 for the Fiscal Quarter most recently ended for which financial statements have been delivered to Administrative Agent; and

(vi)    a Responsible Financial Officer of the Company shall have certified in the Funding/Issuance Notice that, as of such Credit Date, the conditions set forth in Section 3.2(a)(ii), (iii), (iv) and (v) have been satisfied.

(b)    Conditions Precedent to [**] Delayed Draw Term Loans. The obligation of each Lender to make any [**] Delayed Draw Term Loan on any date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)    Administrative Agent shall have received a fully executed and delivered Funding/Issuance Notice;

(ii)    as of such Credit Date, no event shall have occurred and be continuing or would immediately result from the consummation of the applicable [**] Delayed Draw Term Loan that would constitute an Event of Default or a Default; and

(iii)    a Responsible Financial Officer of the Company shall have certified in the Funding/Issuance Notice that, as of such Credit Date, the condition set forth in Section 3.2(b)(ii) has been satisfied.

(c)    Conditions Precedent to Additional Delayed Draw Term Loans. The obligation of each Lender to make any Additional Delayed Draw Term Loan on any date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)    Administrative Agent shall have received a fully executed and delivered Funding/Issuance Notice;

(ii)    immediately before and immediately after giving effect to such Credit Extension, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(iii)    as of such Credit Date, no event shall have occurred and be continuing or would immediately result from the consummation of the applicable Additional Delayed Draw Term Loan that would constitute an Event of Default or a Default;

(iv)    as of such Credit Date and after giving effect to the applicable Credit Extension, (A) the Credit Parties and their Subsidiaries are in compliance on a pro forma basis with Section 6.8(d) and (B) on a pro forma basis, the Consolidated Recurring Revenue Ratio of the

Credit Parties and their Subsidiaries as of the Fiscal Quarter most recently ended for which financial statements have been delivered to Administrative Agent shall not be in excess of the lesser of (A) 0.80:1.00 and (B) the correlative number for such Fiscal Quarter set forth in Section 6.8(a); and

(v)    a Responsible Financial Officer of the Company shall have certified in the Funding/Issuance Notice that, as of such Credit Date, the condition set forth in Section 3.2(c)(ii), (iii), and (iv) have been satisfied.

(d)    Notices. Any Funding/Issuance Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent.

3.3    Conditions Subsequent to the Closing Date. Company shall fulfill, on or before the date applicable thereto (which date may be extended in writing (including via e-mail transmission) by Administrative Agent in its sole discretion), each of the covenants set forth in the Post-Closing Matters Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and each Lender, on the Closing Date and on the date of each other Credit Extension hereunder, that the following statements are true and correct:

4.1    Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect, is qualified to do business and in good standing in every jurisdiction wherever necessary to carry out its business and operations.

4.2    Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Parent and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3    Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate action or similar proceedings (including, without limitation, approval by the board of directors, shareholders, members or partners) on the part of each Credit Party that is a party thereto.

4.4    No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any material provision of any material law or any material governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any material order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained and are in full force in effect.

4.5    Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (a) such approvals or consents which have been obtained and are in full force in effect and (b) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date (or that Collateral Agent has agreed need not be made or delivered).

4.6    Binding Obligation; Perfected Liens. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Collateral Agent’s Liens are validly created and, upon taking the actions described in Section 4.1(a)(vii) of the Pledge and Security Agreement (other than (A) in respect of motor vehicles that are subject to a certificate of title and are not, by the terms of the Credit Documents, required to be perfected, (B) letter of credit rights (other than supporting obligations) that, by the terms of the Credit Documents, are not required to be perfected, (C) commercial tort claims (other than those that, by the terms of the Credit Documents, are not required to be perfected), (D) any deposit accounts and securities accounts not subject to a Control Agreement as permitted by the Credit Documents and (E) Money), are First Priority Liens (subject to Permitted Liens).

4.7    Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. To the knowledge of Parent after due inquiry, the BankTEL Historical Financials are based on the books and records of BankTEL, and fairly present the financial condition of BankTEL as of the respective dates they were prepared and the results of the operations of BankTEL for the periods indicated. To the knowledge of Parent after due inquiry, the BankTEL Historical Financials have been prepared in accordance with the BankTEL Accounting Policies and applied on a consistent basis throughout each period involved. As of the Closing Date, neither Parent nor any of its Subsidiaries has any contingent liability or liability for taxes outside the ordinary course of business, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or, to the knowledge of Parent after due inquiry, the BankTEL Historical Financials or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of Parent and its Subsidiaries taken as a whole.

4.8    Projections. On and as of the Closing Date, the Projections of Parent and its Subsidiaries for the period of the Fiscal Year of Parent ending December 31, 2019 through and including the Fiscal Year of Parent ending December 31, 2023 including monthly projections for each month during the Fiscal Year in which the Closing Date takes place, (the “Projections”) are based on good faith estimates and assumptions made by the management of Parent; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Parent believed that the Projections were reasonable and attainable.

4.9    No Material Adverse Change. Since December 31, 2018, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10    No Restricted Junior Payments. Since December 31, 2018, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

4.11    Adverse Proceedings, etc. There are no Adverse Proceedings against Holdings or any of its Subsidiaries, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Schedule 4.11 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of any Credit Party, threatened in writing against a Credit Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Credit Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.12    Payment of Taxes. Except as otherwise permitted under Section 5.3, all federal and other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any proposed tax assessment of any deficiency against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13    Properties.

(a)    Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)    Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Credit Party has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14    Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15    No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16    Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, together with any updates provided pursuant to Section 5.1(l), all such Material Contracts are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 4.16 or in such updates).

4.17    Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18    Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.19    Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or, to the best knowledge of Holdings and Company, threatened against Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) as could not reasonably be expected to have a Material Adverse Effect.

4.20    Employee Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, (a) Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (c) no liability under Title IV of ERISA to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is reasonably expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates; (d) no ERISA Event has occurred or is reasonably expected to occur; and (e) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21    Certain Fees. Except as set forth on Schedule 4.21, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

4.22    Solvency. On the Closing Date and on each other Credit Date, after giving effect to the Credit Extension to occur on such date, the Credit Parties, on a consolidated basis, are and will be Solvent.

4.23    Compliance with Statutes, etc.

(a)    Except as set forth on Schedule 4.23, each of Holdings and its Subsidiaries is in material compliance with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (excluding Financial Services Laws, but including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Since June 30, 2015, no Credit Party has received any written notice or any communication (including, without limitation, any oral communication) from any Governmental Authority alleging that such Credit Party is not in compliance with applicable law, rules, regulations and orders or threatening the security, force and effect of any Governmental Authorizations issued to such Credit Party, except as could not reasonably be expected to have a Material Adverse Effect.

(b)    Each of Holdings and each of its Subsidiaries is and, since June 30, 2015 has been, in material compliance with all applicable Financial Services Laws in respect of the conduct of its business, except as set forth on Schedule 4.23. Neither Holdings nor any of its Subsidiaries has, since June 30, 2015, received any written inquiry, notice of investigation, notice of violation, administrative complaint or has been subject to any enforcement proceeding, or entered into any settlement or consent order with any Governmental Authority relating to Financial Services Laws, nor is any such inquiry or proceeding pending, expected or, to the knowledge of Holdings or its Subsidiaries, threatened, except as set forth on Schedule 4.23 (provided, that the foregoing shall not apply to any correspondence provided by Holdings or any of its Subsidiaries to any Governmental Authority in connection with such Person obtaining or maintaining a Governmental Authorization in the ordinary course of its business or correspondence received by any Governmental Authority in connection with ordinary course examinations so long as such correspondence is not provided in connection with assertions or allegations of non-compliance by Holdings or its Subsidiaries with any applicable laws where such non-compliance could reasonably be expected to have an adverse impact that is not immaterial on the business or operations of Holdings and its Subsidiaries).

(c)    Each Credit Party holds, in full force and effect, all Governmental Authorizations required under applicable law necessary to conduct its business. There are no such Governmental Authorizations held in the name of any Person (other than a Credit Party) on behalf of any of the Credit Parties. Each of Holdings and its Subsidiaries is in compliance in all material respects with all Governmental Authorizations required under applicable Financial Services Laws (including, without limitation, the registration required for money services businesses by the U.S. Department of Treasury Financial Crimes Enforcement Network and U.S. State money transmitter licenses under Financial Services Laws), for such Person lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Governmental Authorizations, in each case, that could reasonably be expected to have an adverse impact that is not immaterial on the business or operations of Holdings and its Subsidiaries.

4.24    Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.25    OFAC, Money Laundering Laws, Etc. No Credit Party or any of its Subsidiaries is in violation of any applicable Sanctions. No Credit Party nor any of its Subsidiaries nor, to the knowledge of such Credit Party, any director, officer, employee, agent or Affiliate of such Credit Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Credit Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all applicable Sanctions, anti-corruption laws and anti-money laundering Laws. Each of the Credit Parties and its Subsidiaries, and to the knowledge of each such Credit Party, each director, officer, employee, agent and Affiliate of each such Credit Party and each such Subsidiary, is in compliance with all applicable Sanctions and is in compliance in all material respects with all applicable anti-corruption laws and anti-money laundering laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanction, anti-corruption law or anti-money laundering law by any Person.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1    Financial Statements and Other Reports. Unless otherwise provided below, Holdings will deliver to Administrative Agent (with sufficient copies for each Lender):

(a)    Monthly Reports. As soon as available, and in any event within 30 days (or, in the case of the last month of any Fiscal Quarter, 45 days) after the end of each month, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income and consolidated statements of cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period), a Financial Officer Certification, any other material operating reports prepared by management for such period and (ii) Consolidated Recurring Revenue information as of the end of such period, including, without limitation (A) a calculation for the prior quarter of the Consolidated Recurring Revenue, and (B) a report detailing the Consolidated Recurring Revenue by product and on a gross basis for such period;

(b)    Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income and consolidated statements of cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period), a Financial Officer Certification, any other material operating reports prepared by management for such period, and a Narrative Report, (ii) a report detailing churn/contract retention data, which report shall set forth (A) customers lost during such month and the trailing twelve month revenues of Holdings and its Subsidiaries attributable to such customers, and (B) other retention data as may be reasonably agreed by Agents and Company, (iii) a detailed aging, by total, of Holdings’ and its Subsidiaries’ (excluding AFS) Accounts, together with a reconciliation and supporting documentation for any reconciling items noted, (iv) a detailed report regarding the revenues, fees, and interest from the Invoice Accelerator Product and (v) summary aging, by vendor, of Holdings’ and its Subsidiaries’ (excluding AFS) accounts payable and any book overdraft;

(c)    Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income and statements of cash flows, consolidating) statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification which shall include (x) a reconciliation of any audit adjustments or reclassifications with respect to the reported total revenues, reported total assets or reported total liabilities to the previously provided monthly and quarterly financials if (A) any such reconciliation or adjustment reflects a 5% change in the relevant figure set forth in the previously provided monthly and quarterly financials, or (B) all such reconciliations or adjustments reflect a 5% change in the aggregate of the relevant figures set forth in the previously provided monthly and quarterly financials, and (y) restated financials for any impacted period; provided that reconciliation to previously provided monthly financials shall only be required with respect to adjustments or reclassifications of reported total revenues, and (ii) with respect to such consolidated financial statements a report thereon of Parsons CPA or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (it being agreed and acknowledged that any of the “Big Four” accounting firms is satisfactory to Administrative Agent), which report shall be unqualified as to going concern and scope of audit (other than a going concern or like qualification resulting solely from an upcoming maturity date for the Loans occurring within one year from the time such opinion is delivered), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(d)    Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(a), 5.1(b), and 5.1(c), a duly executed and completed Compliance Certificate (which shall include, as may be applicable, a certification as to Consolidated EBITDA, Consolidated Recurring Revenue, Consolidated Recurring Revenue Ratio, Availability, Consolidated Cash and Burn Rate, including the underlying calculations and details necessary to arrive at Consolidated EBITDA, Consolidated Recurring Revenue, Consolidated Recurring Revenue Ratio, Consolidated Cash and Burn Rate);

(e)    Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

(f)    Notice of Material Event. Promptly (and in any event within two Business Days) after any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(g)    Notice of Litigation. Promptly upon any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous threat in writing of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby in an amount in excess of $1,000,000, written notice thereof together with such other information reasonably requested by Administrative Agent as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

(h)    ERISA. (i) Promptly upon any Credit Party obtaining knowledge of the occurrence of or forthcoming occurrence of any ERISA Event that is reasonably likely to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i)    Financial Plan. As soon as practicable and in any event no later than sixty (60) days following the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the Final Maturity Date of the Loans approved by Company’s Board of Directors (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the end of such Fiscal Year, (iv) forecasts demonstrating adequate liquidity through the end of such Fiscal Year, and (v) such forecasts shall include the underlying assumptions and revenue drivers and costs for such Financial Plan, all in form and substance reasonably satisfactory to Agents;

(j)    Insurance Report. As soon as practicable and in any event together with each annual Financial Plan delivered pursuant to Section 5.1(i), insurance certificates or other evidence in form and substance reasonably satisfactory to Administrative Agent of the effectiveness of all policies of insurance required pursuant to this agreement;

(k)    Tax Returns; Accounts Receivable and Accounts Payable. As soon as practicable upon any Agent’s request, (i) copies of each federal income tax return filed by or on behalf of any Credit Party, (ii) a summary of the accounts receivable aging report of each Credit Party as of the end of the requested period, or (iii) a summary of accounts payable aging report of each Credit Party as of the end of the requested period;

(l)    Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days after any Designated Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, a written statement describing such event, with copies of any such material amendments, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Designated Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

(m)    Information Regarding Collateral. (a) Company will furnish to Collateral Agent prior written notice of any change (i) in any Credit Party’s name, (ii) in any Credit Party’s jurisdiction of organization; (iii) in any Credit Party’s corporate, partnership or limited liability company structure (as the case may be), or (iv) in any Credit Party’s Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(n)    Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Collateral Agent an Officer’s Certificate (i) either confirming that there has been no material change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, or (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been delivered to Collateral Agent sufficient for filing of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Collateral Questionnaire or pursuant to clause (i) above to the extent necessary to perfect the security interests under the Collateral Documents;

(o)    Cash and Cash Equivalents. Together with each delivery of financial statements of Company and each other Credit Party pursuant to Sections 5.1(a), 5.1(b), and 5.1(c), or more often as may be reasonably requested by any Agent (provided that in any such case, a copy of the report is delivered to Agents), a detailed report regarding Holdings’ and its Subsidiaries’ Cash and Cash Equivalents, including (i) a list of all Deposit Accounts, (ii) an indication of which Deposit Accounts are Controlled Accounts that are subject to a perfected First Priority Lien in favor of Collateral Agent, (iii) an indication of which accounts are Excluded Accounts and (iv) which Cash and Cash Equivalents constitute restricted Cash or amounts held on deposit by or for third parties;

(p)    Reserved.

(q)    Financial Services Laws.

(i)    Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a report, in form reasonably satisfactory to Administrative Agent, (A) calculating the amount of the permissible investments required for Holdings’ and its Subsidiaries’ operations and the amount(s) required to comply with applicable Financial Services Laws, and (B) computing the tangible net worth of Holdings and its Subsidiaries in form sufficient to demonstrate their compliance or non-compliance with net worth requirements of applicable Financial Services Laws.

(ii)    Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Section 5.1(c), a report, in form and detail reasonably satisfactory to Administrative Agent, describing Holdings’ and its Subsidiaries’ compliance with bonding requirements of Financial Services Laws.

(r)    Other Information.

(i)    Promptly upon their becoming available, copies of (A) all material financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (B) all material regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority except as filed on a confidential basis, and (C) all principal acquisition documentation entered into with respect to each Permitted Acquisition.

(ii)    Promptly, and in any event within (5) five Business Days after receipt thereof by Holdings or any of its Subsidiaries, copies of any notice or correspondence from any Governmental Authority indicating that Holdings or any of its Subsidiaries or the Trust is not in compliance with any applicable laws (including any Financial Services Laws or regulations or energy brokerage statutes), where such non-compliance could reasonably be expected to result in an adverse impact that is not immaterial on the business or operations of Holdings and its Subsidiaries, or any written request from any Governmental Authority for information regarding the money transmission practices of Holdings or its Subsidiaries or the Trust in connection therewith (provided, that the foregoing shall not apply to any written request or other correspondence from any Governmental Authority made by such Governmental Authority in the ordinary course of its regulatory oversight of Holdings or its Subsidiaries or where such request is not in connection with assertions or allegations of non-compliance by Holdings or its Subsidiaries with any applicable laws, where such non-compliance could reasonably be expected to result in an adverse impact that is not immaterial on the business or operations of Holdings and its Subsidiaries). Concurrently with the delivery to Administrative Agent of any such notice or request described in the foregoing sentence, Holdings shall provide to Administrative Agent a detailed report regarding what action Company has taken, is taking and proposes to take with respect thereto.

(iii)    Within (5) five Business Days after the delivery thereof by Holdings or any of its Subsidiaries, copies of any correspondence that Holdings or any of its Subsidiaries transmits to any Governmental Authority in response to any notice of non-compliance (other than immaterial noncompliances) with any applicable laws (including Financial Services Laws or energy brokerage statutes) or any written request for further information regarding the money transmission practices of Holdings or its Subsidiaries in connection with Financial Services Laws (provided that, for the avoidance of doubt, the foregoing shall not apply to any correspondence (including filings, reports and other communications) provided by Holdings or any of its Subsidiaries to any Governmental Authority in the ordinary course of its business, including in connection with ordinary course examinations, so long as such correspondence is not provided in connection with assertions or allegations of non-compliance by Holdings or its Subsidiaries with any applicable laws, where such non-compliance could reasonably be expected to result in an adverse impact that is not immaterial on the business or operations of Holdings and its Subsidiaries).

(iv)    Promptly, and in any event within (5) five Business Days after written request therefor by any Agent such other financial or other material information and data with respect to the business and operations of Holdings or any of its Subsidiaries as from time to time may be reasonably requested by such Agent.

Notwithstanding anything to the contrary herein, no Credit Party shall be required to provide to the Administrative Agent or any Lender any certificate or any document, report, information, or other matter described in Section 5.1(q) or 5.1(r) if such Credit Party is prohibited by a Governmental Authority or by law or regulation from disclosing such certificate or document, report, information, or other matter to Administrative Agent or such Lender.

5.2    Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person.

5.3    Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Collateral Agent’s Liens. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

5.4    Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty damage excepted, all material properties owed by any such Credit Party used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except, in each case, where failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.5    Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons engaged in similar businesses. Each such policy of liability insurance shall name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear. Each casualty insurance policy, shall contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties as the loss payee thereunder and provides for at least (A) ten days’ prior written notice to Collateral Agent of any cancellation of such policy based on nonpayment of premiums and (B) thirty days’ prior written notice to Collateral Agent of any cancellation of such policy based on any cause other than nonpayment of premiums.

5.6    Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent to visit and inspect any of the properties, and to check, test, audit and appraise any of the Collateral of any Credit Party and any of its respective Subsidiaries, to inspect and copy its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that a Responsible Officer of Company shall be afforded an opportunity to be present), all upon reasonable prior notice and at such reasonable times during normal business hours; provided, however, that unless an Event of Default shall have occurred and be continuing, Agent shall only conduct one (1) such visit and inspection during any twelve consecutive month period.

5.7    Lenders Meetings. Holdings and Company will, upon the reasonable request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s corporate offices, by telephone or at such other location as may be agreed to by Company and Administrative Agent at such time as may be agreed to by Company and Administrative Agent.

5.8    Compliance with Laws.

(a)    Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (excluding Financial Services Laws, Sanctions, and anti-corruption laws and anti-money laundering laws, but including all Environmental Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party shall be, and shall cause each of its Subsidiaries and all other Persons, if any, to be, in compliance with all Governmental Authorizations issued to and held by such Person (excluding under any Financial Services Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    Each Credit Party will comply, and shall cause each of its Subsidiaries to, comply with all applicable Financial Services Laws in respect of the conduct of its business, including with respect to Governmental Authorizations issued under applicable Financial Services Laws. Each Credit Party shall be, and shall cause each of its Subsidiaries, to timely respond to any notices of non-compliance from any Governmental Authority or any written request for information regarding the practices of Holdings and its Subsidiaries or the Trust in connection with Financial Services Laws.

(c)    Each Credit Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions and to comply in all material respects with all applicable anti-corruption laws and anti-money laundering laws. Each of the Credit Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Credit Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all applicable Sanctions, anti-corruption laws and anti-money laundering laws.

5.9    Environmental.

(a)    Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i)    as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

(ii)    promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)    as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that would reasonably suggest that such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity; and

(iv)    with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)    Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10    Subsidiaries. In the event that any Person becomes a Subsidiary of any Credit Party that is owned directly by an entity that is treated as a Domestic entity for United States tax purposes or any Person ceases to be an Excluded Subsidiary, each Credit Party shall (a) concurrently with such Person becoming a Subsidiary or ceasing to be an Excluded Subsidiary cause such Subsidiary (other than any Excluded Subsidiary) to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement (or, if such Subsidiary is a Foreign Subsidiary (other than an Excluded Subsidiary), a guarantee and collateral agreement reasonably satisfactory to Administrative Agent), and (b) subject to the terms, provisions and limitations set forth in the Credit Documents, take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates (similar, as applicable, to those described in Sections 3.1(b), 3.1(h), 3.1(j) and 5.11) as are reasonably requested by Administrative Agent. In the event that any Person becomes a Foreign Subsidiary that is an Excluded Subsidiary, and the ownership interests of such Foreign Subsidiary are owned by any Credit Party or by any Subsidiary thereof (other than an Excluded Subsidiary), the Credit Parties shall take, or shall cause such Subsidiary to take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 100% of the non-voting Capital Stock of such Subsidiary and in 65% of the voting Capital Stock of such Subsidiary. Notwithstanding anything to the contrary in this Section 5.10, no direct or indirect Subsidiary of any first-tier CFC shall be required to become a Guarantor hereunder or a Grantor under the Pledge and Security Agreement. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company or ceases to be an Excluded Subsidiary, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11    Additional Material Real Estate Assets. In the event that, after the Closing Date, any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then, contemporaneously with such Credit Party acquiring such Material Real Estate Asset, or promptly after a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset, such Credit Party shall take the following actions and execute and deliver, or cause to be executed and delivered, in each case with respect to each such Material Real Estate Asset:

(a)    a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Material Real Estate Asset;

(b)    an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgage to be recorded in such state in respect of such Material Real Estate Asset and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(c)    (A) ALTA mortgagee title insurance policies or commitments therefor reasonably acceptable to Collateral Agent issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each such Material Real Estate Asset (each, a “Title Policy”), in amounts not less than the fair market value of each such Material Real Estate Asset, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the date such Real Estate Asset was acquired or became a Material Real Estate Asset, as applicable, and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence reasonably satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all applicable recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each such Material Real Estate Asset in the appropriate real estate records;

(d)    evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent;

(e)    ALTA surveys of each such Material Real Estate Asset, certified to Collateral Agent and dated not more than thirty days prior to the date such Real Estate Asset was acquired or became a Material Real Estate Asset, as applicable;

(f)    a Phase I Report; and

(g)    all such other applicable documents, instruments, agreements, opinions and certificates with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets;

provided that, anything to the contrary contained in the foregoing notwithstanding, the deliverables in clause (b), (e), (f), and (g) above shall not be required for any Material Real Estate Asset unless such Material Real Estate Asset has a fair market value of $1,000,000 or more.

5.12    Further Assurances. At any time or from time to time upon the reasonable request of Administrative Agent, but in any event subject to the terms, provisions and limitations of the Credit Documents, each Credit Party will promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to

Foreign Subsidiaries). In addition to the foregoing, Company shall (i) at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien and (ii) subject to Section 5.14, use commercially reasonable efforts to maintain a Landlord Personal Property Collateral Access Agreement in respect of the Credit Parties’ chief executive office. Notwithstanding anything to the contrary contained herein, in no event shall Mortgages be required to be delivered in respect of any leasehold interest held by Holdings or any of its Subsidiaries in any Real Estate Asset.

5.13    Miscellaneous Business Covenants. Unless otherwise consented to by the Requisite Lenders and, with respect to clause (b) below, Administrative Agent:

(a)    Non-Consolidation. Holdings will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; and (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity (in each case other than a Subsidiary of Holdings).

(b)    Cash Management. Holdings and its Subsidiaries shall use their commercially reasonable best efforts to establish within 365 days of the Closing Date their primary domestic depository and cash management relationships with KeyBank or one of its Affiliates to the extent that the service and pricing options provided by KeyBank and/or its Affiliates to Holdings and its Subsidiaries are competitive with those offered by other banks to companies similarly situated to Company. If such relationships are so established, Holdings and its Subsidiaries will maintain such depository and cash management relationships at all times during the term of this Agreement, provided that Holdings and its Subsidiaries shall no longer be required to maintain such depository and cash management relationships with KeyBank or its Affiliates if (x) KeyBank ceases to be a Revolving Lender hereunder or (y) the service or pricing options provided by KeyBank and/or its Affiliates to Holdings and its Subsidiaries are no longer competitive with those offered by other banks to companies similarly situated to Company. Holdings and its Subsidiaries shall establish and maintain cash management systems consistent with Section 6.17 and reasonably acceptable to Administrative Agent, including, without limitation, with respect to blocked account arrangements (it being understood and agreed that, as of the Closing Date, the cash management systems maintained on the Closing Date are acceptable).

5.14    Post-Closing Matters. Notwithstanding anything to the contrary contained herein or in the other Credit Documents, Holdings shall, and shall cause each of the Credit Parties to, satisfy the requirements set forth in the Post-Closing Matters Agreement on or before the date specified for such requirement or such later date as may be agreed by Administrative Agent (including via e-mail transmission).

5.15    Repatriation of Cash. If on any time, the cash balance held by or controlled by any of the Foreign Subsidiaries of the Credit Parties exceeds $500,000 in the aggregate, calculated based on the spot exchange rate for Dollars publicly quoted by The Wall Street Journal as of such date, such Foreign Subsidiary shall promptly, and Credit Parties shall also cause such Foreign Subsidiaries to, transfer any amount in excess of $500,000 to Company to be held in a Controlled Account maintained by Company.

SECTION 6. NEGATIVE COVENANTS AND FINANCIAL COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1    Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)    the Obligations;

(b)    Indebtedness of (w) any Person comprising the Company to any other such Person comprising the Company, (x) any Guarantor to Company or to any other Subsidiary, (y) Company to any Subsidiary or (z) any Subsidiary that is not a Guarantor to Company or another Subsidiary; provided, (i) all such Indebtedness owed to a Credit Party shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and, to the extent owing to a Subsidiary that is not a Credit Party, subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, (iii) any payment by any such Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made and (iv) Indebtedness owed by a Subsidiary that is not a Credit Party to a Credit Party shall not exceed an aggregate outstanding principal amount of $1,000,000 for all such Indebtedness owed by such Subsidiaries to Credit Parties;

(c)    Subordinated Indebtedness in an aggregate principal amount not to exceed $10,000,000; provided that, on a pro forma basis after giving effect to the incurrence of any such Subordinated Indebtedness in excess of $3,000,000, the Leverage Ratio of Holdings and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements are available is less than or equal to 4.50:1.00;

(d)    Indebtedness incurred by Holdings or any of its Subsidiaries arising from (i) agreements providing for indemnification, adjustment of purchase price or similar obligations, or (ii) guaranties or letters of credit, surety bonds or performance bonds incurred in the ordinary course of business, and including in connection with bonding requirements of Financial Services Laws, and securing the performance of Company or any such Subsidiary pursuant to contractual obligations, in connection with transactions not prohibited hereunder;

(e)    Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and not in connection with a Permitted Acquisition;

(f)    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g)    guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(h)    guaranties by Company of Indebtedness of a Guarantor or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

(i)    Indebtedness in existence on the Closing Date and described in Schedule 6.1;

(j)    Indebtedness in respect of Capital Leases and purchase money Indebtedness, and Permitted Refinancings thereof, in an aggregate principal amount not to exceed at any time outstanding of

$5,000,000 (or, after satisfaction of the Qualified Equity Raise Requirement, $8,000,000); provided that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;

(k)    other unsecured Indebtedness of Holdings and its Subsidiaries, which is subordinated to the Obligations in a manner reasonably satisfactory to Administrative Agent in an aggregate principal amount not to exceed at any time $1,000,000;

(l)    Indebtedness consisting of the financing of insurance premiums of Holdings and its Subsidiaries in the ordinary course of business so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(m)    Indebtedness incurred pursuant to a Permitted Acquisition or Indebtedness assumed by a Credit Party or its Subsidiaries in respect of assets acquired by such Person pursuant to a Permitted Acquisition and any Permitted Refinancing thereof, but only to the extent that such Indebtedness shall have been in existence prior to the time such Permitted Acquisition was consummated and was not incurred in connection with, as a result of, or in contemplation of, such Permitted Acquisition, such Indebtedness is unsecured (other than to the extent such Indebtedness constitutes Capital Lease obligations); provided, that in no event shall the aggregate principal amount of such Indebtedness outstanding at any time under this clause (m) exceed $750,000;

(n)    Indebtedness related to Capital Stock or stock equivalents held by officers, directors and employees of Company required to be purchased upon termination of employment to the extent that payment in respect of any such purchase obligation is either (i) expressly subordinated to, and conditioned upon compliance with Section 6.5 of this Agreement or otherwise is expressly not due or payable to the extent that payment thereof is not permitted under this Agreement or (ii) made or to be made solely from the proceeds of any insurance policy maintained by a Credit Party for such purpose; provided, that no such Indebtedness may be incurred while a Default or an Event of Default has occurred and is continuing under Section 8.1(a), (c) (with respect to Section 6.8), (f) or (g)) and, provided, further, that in no event shall the aggregate principal amount of such Indebtedness outstanding at any time under this clause (n) exceed $500,000;

(o)    if the HQ Capital Lease described in clause (ii) of the definition thereof is executed and delivered by the parties thereto, other Indebtedness in respect of Capital Leases and purchase money Indebtedness incurred, for purchases of furniture and equipment for the premises covered by such HQ Capital Lease, which such Indebtedness must be incurred during the period that is six months before or within six months after the occupancy of such premises by Parent or any other Credit Party (or during such other period approved by the Administrative Agent); provided that the aggregate principal amount of Indebtedness incurred pursuant to this Section 6.1(o) shall not exceed the HQ Capital Lease Maximum Amount; provided further, that any such Indebtedness shall be secured only by the assets acquired in connection with the incurrence of such Indebtedness;

(p)    Indebtedness arising under (i) non-speculative Currency Agreements, (ii) non-speculative Interest Rate Agreements, or (iii) other obligations incurred in the ordinary course of business to financial institutions entered into to obtain cash management services or deposit account overdraft protection services or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes; provided that in no event shall the aggregate principal amount of such Indebtedness or other obligations outstanding at any time under this clause (p) exceed $750,000;

(q)    Earn-Outs incurred in connection with Permitted Acquisitions in an amount not to exceed $10,000,000 at any time outstanding in the aggregate for all Permitted Acquisitions (calculated based on the maximum contracted amount of any such Earn-Outs); provided that, on a pro forma basis after giving effect to (i) the consummation of the Permitted Acquisition in which such Earn-Out is incurred, and (ii) the incurrence of such Earn-Out in excess of $5,000,000 (calculated based on the maximum contracted amount of any such Earn-Outs), the Leverage Ratio of Holdings and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements are available is less than or equal to 4.50:1.00;

(r)    the HQ Capital Leases; provided that, with respect to the lease described in clause (ii) of the definition thereof, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing as of the date of execution and delivery of such lease; and

(s)    the Hamilton Properties Seller Debt, together with any interest or other amounts accruing pursuant to the Hamilton Properties Seller Note, in an aggregate total amount not to exceed $5,337,500.00.

Notwithstanding anything set forth above, the Credit Parties hereby agree and acknowledge that neither AFV Holdings nor its Subsidiaries shall incur or guaranty any Indebtedness (other than the Obligations), including, but not limited to, any Indebtedness for borrowed money or any intercompany Indebtedness, except to the extent (a) constituting tax liabilities or other customary maintenance and operating expenses, or accounts payable, in each case incurred in the ordinary course of business or (b) expressly permitted by clause (r) of this Section 6.1, subject, in each case for the immediately preceding clauses (a) and (b), to the restrictions in Section 6.21.

6.2    Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(a)    Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)    Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent or (ii) do not have priority over the Liens securing the Obligations and so long as (y) a reserve with respect to such obligation is established on Holdings or any of its Subsidiaries’ books and records in such amount as is required under GAAP, and (z) Holdings and/or its Subsidiary is protesting such Lien or Taxes and such protest is instituted promptly and prosecuted diligently and in good faith;

(c)    statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, performance and appeal bonds (including in connection with bonding requirements of Financial Services Laws), bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)    easements, rights-of-way, restrictions, encroachments, zonings and other restrictions, building codes, land use laws, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f)    any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license permitted hereunder;

(g)    Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)    non-exclusive licenses or sublicenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings or such Subsidiary;

(l)    Liens described in Schedule 6.2; provided, that to qualify as permitted under this Section 6.2(l), any such Lien described on Schedule 6.2 shall only attach to collateral that it secures on the Closing Date;

(m)    Liens securing purchase money Indebtedness and Indebtedness in respect of Capital Leases, in each case, permitted pursuant to Section 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n)    other Liens on assets other than the Collateral securing Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding;

(o)    Liens consisting of judgment or judicial attachment liens not giving rise to an Event of Default;

(p)    Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure the financing of such insurance premiums to the extent such indebtedness is permitted under Section 6.1;

(q)    Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code;

(r)    Liens (including the right of set-off, revocation, refund or chargeback) in favor of a bank or other depository institution arising as a matter of law encumbering deposits and solely to the extent securing obligations relating to the maintenance of any applicable bank or deposit account in the ordinary course of business;

(s)    Liens on deposits pursuant to Interest Rate Agreements to secure obligations thereunder to the extent such Interest Rate Agreements are permitted hereunder; provided that the aggregate amount of deposits subject to such Liens shall not exceed $250,000 in the aggregate at any time;

(t)    Liens that are contractual rights of set off relating to purchase orders and other agreements entered into with customers of Holdings, Company or any of their Subsidiaries in the ordinary course of business;

(u)    Liens consisting of security deposits in connection with leases, subleases, sublicenses, use and occupancy agreements, utility services and similar transactions entered into by the applicable Credit Party or Subsidiary of a Credit Party in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligation; and

(v)    Liens on the Hamilton Properties Priority Collateral securing the Hamilton Properties Seller Debt to the extent permitted by Section 6.1(r) hereof.

Notwithstanding the foregoing, neither AFV Holdings nor any of its Subsidiaries shall permit or suffer to exist any Liens on the Hamilton Properties (other than the Lien of Collateral Agent on behalf of the Secured Parties) except for those Liens expressly permitted by clauses (e), (f), (j) and, in the case of the Hamilton Properties Priority Collateral, clause (v) hereof.

6.3    Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4    No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) the Credit Documents, and (d) restrictions contained in the definitive documentation associated with the Closing Date Equity Transaction, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5    Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, (x) declare, order, pay or make any Restricted Junior Payment or set apart any sum for any Restricted Junior Payment, or (y) agree to declare, order, pay or make any Restricted

Junior Payment or set apart any sum for any Restricted Junior Payment (in the case of this clause (y), other than (I) any agreement under Parent’s Certificate of Incorporation as in effect on the date hereof and (II) any amendment or restatement of the Certificate of Incorporation of Parent or Holdings after the date hereof that satisfies both of the following conditions (1) such amendment or restatement is not prohibited by the terms of this Agreement (including, without limitation, Section 6.18) and (2) such amendment or restatement does not contain any provision that would require or obligate Parent or Holdings to make, declare, order, pay or make any Restricted Junior Payment or set apart any sum for any Restricted Junior Payment at any time when the making, declaration, ordering, payment or making of such Restricted Junior Payment, or setting apart of a sum for such Restricted Junior Payment, would be prohibited by the terms of this Agreement or any other Credit Document (and, for the avoidance of doubt, such amendment or restatement shall be required to expressly disclaim any such obligation on the part of Parent or Holdings under such circumstances)), except that Company may make:

(a)    Restricted Junior Payments to Parent;

(b)    distributions to Holdings, and distributions by Holdings which are immediately used by Holdings to directly or indirectly, to redeem from current or former officers and directors and current or former employees (or their current or former spouses, their estates, their estate planning vehicles and their family members) Capital Stock and Capital Stock equivalents (including to repurchase fractional shares or the cashless exercise of employee options); provided all of the following conditions are satisfied:

(i)    no Event of Default has occurred and is continuing or would immediately arise as a result of such Restricted Junior Payment;

(ii)    immediately after giving effect to such Restricted Junior Payment, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Section 6.8, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered; and

(iii)    the aggregate Restricted Junior Payment under this Section 6.5(b) permitted (x) in any Fiscal Year of Holdings and Company shall not exceed $1,000,000 and (y) during the term of this Agreement shall not exceed $4,000,000;

(c)    so long as no Event of Default has occurred and is continuing or would immediately arise as a result of such Restricted Junior Payment, the Credit Parties may pay, as and when due and payable, permitted Subordinated Indebtedness payments, as defined in and solely to the extent permitted under the relevant subordination agreement;

(d)    AFV Holdings may make any regularly scheduled payment of principal or interest of the Hamilton Properties Seller Debt pursuant to, and on the terms and conditions set forth in, the Hamilton Properties Seller Note;

(e)    so long as (i) no Event of Default shall have occurred and is continuing or would immediately arise as a result of any such Restricted Junior Payment, and (ii) Parent shall have received the net cash proceeds of at least $417,500,000 in Qualified Equity Raises ($100,000,000 of which shall have been funded to the balance sheet of Parent), Restricted Junior Payments (A) to redeem common and/or preferred (which is (x) Series E preferred resulting from the acquisition by Parent of the Capital Stock of Strongroom and (y) junior preferred, Series D preferred or an earlier series of preferred) Capital Stock issued by Parent (including vested employee options to purchase Capital Stock issued or to be issued by Parent) (collectively, the “2020 Redeemable Capital Stock”), not to exceed $225,000,000 in the aggregate, in each case, pursuant to a tender offer substantially consistent with the current draft provided of the AvidXchange Offer to Purchase of up to 4,500,000 shares of: Common Stock, $0.001 par value, Series A Convertible Preferred, Series B Convertible Preferred, Series C Convertible Preferred, Series D Convertible Preferred, Series E Convertible Preferred, Junior Series-1 Preferred and Options to Purchase Shares of Common Stock from eligible participants to be expired prior to October 30, 2020 and as amended from time to time (and the parties agree that the number of shares can be up-sized at Company’s election to 4,806,100, subject to Parent’s receipt of an additional $15,000,000 in cash proceeds from the issuance of common stock) on or prior to such date (a current draft of which Offer to Purchase (and any amendments thereto) shall be provided by Parent to Administrative Agent upon Administrative Agent’s reasonable request) and (B) to those Series E preferred holders in connection with the redemption of Parent’s Capital Stock described in the immediately preceding clause (A), to the extent constituting “gross-up” or “catch-up” payments for the benefit of such holder(s) based on the highest per share redemption price paid by Parent in connection with such redemptions; provided, that (x) any such Restricted Junior Payments pursuant to clause (B) are made substantially contemporaneously with the redemption described in the immediately preceding clause (A) and (y) any such Restricted Junior Payments made pursuant to clause (A) or clause (B) must be made on or prior to November 15, 2020 pursuant to a tender offer that expired on or prior to October 30, 2020 and made solely from proceeds of Qualified Equity Raises;

(f)    distributions to Holdings which are promptly used by Holdings to pay reasonable out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead, in each case directly attributable to Holdings’ ownership of its Subsidiaries and the operation of the Company and in the ordinary course of business of Holdings and its Subsidiaries; and

(g)    redemptions of preferred stock of Holdings held by Sixth Street Partners or any Affiliate thereof, issuable upon conversion of Holdings’ senior preferred stock as disclosed in the publicly filed offering documents for the IPO Transaction, which redemptions are financed solely with identifiable net proceeds of the common Capital Stock issued and sold pursuant to the IPO Transaction.

6.6    Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired or in agreements evidencing the Indebtedness permitted by Section 6.1(r) hereof, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (iv) that exist as a result of any applicable law or governmental rule or regulation, (v) that arise from customary provisions of any agreement or instrument evidencing a Permitted Lien or Indebtedness permitted under Section 6.1 secured thereby applicable to the transfer of any property subject thereto, (vi) contained in the Credit Documents, and (vii) contained in the definitive documentation associated with the Closing Date Equity Transaction.

6.7    Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture and any Foreign Subsidiary, except:

(a)    Investments in Cash and Cash Equivalents;

(b)    equity Investments owned as of the Closing Date in any Subsidiary, and Investments made after the Closing Date in any wholly-owned Guarantor Subsidiaries of Company;

(c)    Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d)    intercompany loans to the extent permitted under Section 6.1(b);

(e)    loans and advances to employees, officers and directors of Holdings and its Subsidiaries (i) made in the ordinary course of business, and (ii) any refinancings of such loans after the Closing Date in an aggregate amount for all such loans and advances made under this Section 6.7(e), together with Investments made under Section 6.7(j), not to exceed $500,000 at any time outstanding;

(f)    Investments consisting of Permitted Acquisitions;

(g)    Investments described in Schedule 6.7;

(h)    other Investments, the aggregate fair market value of which does not exceed at any time $500,000; provided that the aggregate fair market value for each such Investment pursuant to this Section 6.7(h) shall be calculated as of the date of consummation of such Investment;

(i)    purchases of other Accounts of another Person, including advances made under the Invoice Accelerator Product, the aggregate fair market value of which does not exceed (i) $10,000,000 for Fiscal Year 2019, (ii) $15,000,000 for Fiscal Year 2020, and (iii) $20,000,000 for each Fiscal Year thereafter ; provided that the aggregate fair market value for each such Investment pursuant to this Section 6.7(i) shall be calculated as of the date of consummation of such Investment;

(j)    Investments consisting of loans made by Holdings to officers, directors and employees of a Credit Party which are used by such Persons to purchase simultaneously Stock or Stock Equivalents of Holdings provided that such loans are not made in lieu of a material portion of the compensation of such officer, director or employee in an aggregate amount for all such loans made under this Section 6.7(j), together with Investments made under Section 6.7(e), not to exceed $500,000 at any time outstanding;

(k)    to the extent constituting Investments, deposits made in the ordinary course of business securing contractual obligations in connection with bids, tenders or leases of a Credit Party and not in connection with the borrowing of money;

(l)    to the extent constituting Investments, (i) negotiable instruments deposited or to be deposited for collection in the ordinary course of business, (ii) deposit and securities accounts maintained in the ordinary course of business and in compliance with the provisions of the Credit Documents and (iii) earnest money deposits in connection with Permitted Acquisitions;

(m)    advances (excluding intercompany advances) made in connection with purchases of goods or services by the Credit Parties in the ordinary course of business;

(n)    Investments acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence prior to the date of such Permitted Acquisition; and

(o)    Investments in AFV Holdings solely to the extent expressly permitted by Section 6.21 hereof.

Notwithstanding anything set forth above, the Credit Parties hereby agree and acknowledge that no Investment by or on behalf of any Credit Party or its Subsidiaries shall be made in AFV Holdings or any of its Subsidiaries except to the extent expressly permitted by clause (o) hereof.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

6.8    Financial Covenants.

(a)    Maximum Quarterly Consolidated Recurring Revenue Ratio. Company shall not as of the end of each Fiscal Quarter set forth below permit the Consolidated Recurring Revenue Ratio to be in excess of the correlative number indicated for the end of such Fiscal Quarter:

Fiscal Quarter	Maximum Quarterly Consolidated Recurring Revenue Ratio
December 31, 2019	1.050:1.000
March 31, 2020	1.000:1.000
June 30, 2020	0.950:1.000
September 30, 2020	0.900:1.000
December 31, 2020	0.850:1.000
March 31, 2021	0.825:1.000
June 30, 2021	0.800:1.000
September 30, 2021	0.750:1.000
December 31, 2021	0.725:1.000
March 31, 2022	0.675:1.000
June 30, 2022	0.675:1.000
September 30, 2022	0.625:1.000
December 31, 2022 and each Fiscal Quarter thereafter	0.600:1.000

(b)    Reserved.

(c)    Reserved.

(d)    Minimum Consolidated Cash. Company shall not permit Consolidated Cash less the amount of (i) then outstanding Total Utilization of Revolving Commitments and (ii) the amount of any Revolving Loans or Letters of Credit then requested by Company pursuant to this Agreement that have not yet been made or issued, to be less than $60,000,000 at any time.

(e)    Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Recurring Revenue, Consolidated EBITDA, Consolidated Total Debt, and Consolidated Cash shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments reasonably approved by Administrative Agent) using the most recent historical financial statements of any business so acquired or to be acquired or sold or to be sold (other than any such acquisition or sale of an Excluded Subsidiary) and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

6.9    Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), divide, conduct or permit any Asset Sale, or enter into any acquisition, except:

(a)    (i) any Subsidiary of Holdings may be merged with or into any Person composing the Company or into any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Person composing the Company or any Guarantor; provided, in the case of such a merger involving the Company, such Person composing the Company shall be the continuing or surviving Person and in the case of such a merger involving any Guarantor and not involving the Company, such Guarantor shall be the continuing or surviving Person, and (ii) any Subsidiary that is not a Credit Party may be merged with or into any Subsidiary of Holdings that is not a Credit Party, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Subsidiary of Holdings that is not a Credit Party;

(b)    Asset Sales, the proceeds of which, when aggregated with the proceeds of all other Asset Sales made under this clause (b), are less than $1,000,000 for each Fiscal Year; provided (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), and (ii) no less than 75% thereof shall be paid in Cash; provided further that, notwithstanding the foregoing, the aggregate proceeds from the disposition of intellectual property rights in any Fiscal Year shall not exceed $150,000;

(c)    disposals of obsolete, worn out or surplus equipment;

(d)    reserved;

(e)    purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures, all in the ordinary course of business;

(f)    Investments made in accordance with Section 6.7;

(g)    non-exclusive licenses of patents, trademarks and other intellectual property rights granted by any Credit Party or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings or such Subsidiary;

(h)    conversions, exchanges or replacement of Cash Equivalents into cash or other Cash Equivalents;

(i)    Asset Sales by (i) Holdings or any Subsidiary of Holdings to any Credit Party, (ii) any Subsidiary of Holdings that is not a Credit Party to any other Subsidiary of Holdings that is not a Credit Party or (iii) any Credit Party to any Subsidiary that is not a Credit Party; provided that, with respect to this clause (iii), the fair market value of such assets shall not exceed $250,000 in the aggregate during the term of this Agreement;

(j)    subject to Section 2.12, Asset Sales resulting from a casualty event;

(k)    dispositions of delinquent Accounts in connection with the compromise, settlement or collection thereof (and not as part of any financing transaction), in the ordinary course of business; provided, that (i) no such dispositions shall be permitted in respect of Accounts that are less than ninety (90) days overdue, and (ii) if any such Account is at least ninety (90) days overdue but less than one hundred eighty (180) days overdue, the face amount of each such Account shall not exceed $250,000; provided that the face amount of all such Accounts disposed of during the term of the Agreement shall not exceed $750,000;

(l)    Permitted Liens;

(m)    sale or disposition of the Hamilton Properties provided that such sale is (i) for fair market value (as determined in good faith by the board of directors of AFV Holdings (or similar governing body)), (ii) no less than 100% thereof shall be paid in Cash or a credit resulting in a reduction of the amount required to be paid under the real property lease referenced in clause (ii) of the definition of HQ Capital Leases (or as otherwise agreed to by the Administrative Agent in its sole discretion) and (iii) to the extent applicable, after application of any Net Asset Sale Proceeds from the sale of the Hamilton Properties attributable to the Hamilton Properties Priority Parcels to repay the Hamilton Properties Seller Debt in accordance with the Hamilton Properties Seller Note, the remaining Net Asset Sale Proceeds shall be applied to repay the Loans outstanding as required by Section 2.12(a) hereof; and

(n)    issuances of Capital Stock pursuant to the IPO Transaction.

6.10    Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11    Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease. Notwithstanding the foregoing, no sale or transfer otherwise permitted under this Section 6.11 to Holdings or any of its Subsidiaries shall be permitted with respect to the Hamilton Properties without the prior written consent of Administrative Agent.

6.12    Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder; provided, however, that the Credit Parties and their Subsidiaries may enter into or permit to exist any such transaction if both (i) in respect of any transaction involving (A) aggregate annual revenues or aggregate annual expenses (whichever is greater) in excess of $750,000, Administrative Agent has consented to such Transaction (such consent not to be unreasonably withheld, delayed or conditioned) and (B) aggregate annual revenues or aggregate annual expenses (whichever is greater) in excess of $375,000, Administrative Agent has received written notice of such transaction not less than ten (10) Business Days prior thereto, and (ii) the terms of such transaction are not less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, further, that the foregoing restrictions shall not apply to (a) any transaction between Company and any Guarantor; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) Qualified Equity Raises which result in net cash proceeds of up to $485,000,000 contributed to Company; (e) the Closing Date Equity Transaction and the IPO Transaction; (f) transactions described in Schedule 6.12; and (g) transactions described in clause (e) of Section 6.5. Company shall disclose in writing each transaction with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder to Administrative Agent, other than transactions described in clause (f) of Section 6.5.

6.13    Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by such Credit Party on the Closing Date and activities reasonably related or ancillary thereto.

6.14    Reserved.

6.15    Amendments or Waivers with respect to Subordinated Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, increase the principal amount thereof (other than capitalized interest and fees), change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof (other than to waive, eliminate or delay), change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to any Credit Party or Lenders.

6.16    Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

6.17    Deposit Accounts. No Credit Party shall establish or maintain a Deposit Account (other than Excluded Accounts) that is not a Controlled Account and no Credit Party will deposit funds of a Credit Party or any of its Subsidiaries in a Deposit Account which is not a Controlled Account (other than Excluded Accounts).

6.18    Amendments to Organizational Agreements and Designated Material Contracts. No Credit Party shall (a) amend or permit any amendments to any Credit Party’s Organizational Documents if such amendment would be material and adverse to Administrative Agent or the Lenders; or (b) amend or permit any amendments to, or terminate or waive any provision of, any Designated Material Contract if such amendment, termination, or waiver would be material and adverse to Company or Administrative

Agent or the Lenders, except that Company may amend each HQ Capital Lease (in each case, without the consent of Administrative Agent or any Lender) to increase the initial term of such HQ Capital Lease by up to three (3) years.

6.19    Payments of Certain Indebtedness. No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, or (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9.

6.20    Client Funds. (a) Except as expressly permitted under Financial Services Laws, no Credit Party shall, and no Credit Party shall permit or cause the Trust to, use any Client Funds for such Credit Party’s own purposes or the purposes of such Credit Party’s Affiliates or Subsidiaries; (b) except as expressly permitted under Financial Services Laws, no Credit Party shall, and no Credit Party shall permit or cause the Trust to, use any Client Funds other than for the purpose of meeting clients’ and customers’ vendor obligations and paying for clients’ and customers’ utility services, and related payments of fees and interest in the ordinary course of business; (c) no Credit Party shall pledge Client Funds as security for obligations of such Credit Party or its Subsidiaries; (d) the Credit Parties shall not permit any Client Funds to be commingled with Cash or Cash Equivalents held by Holdings or any of its Subsidiaries in their own accounts; and (e) the Credit Parties shall not permit the Client Funds Coverage Amount to be in excess of the greater of, as of any date of determination, (A) $7,500,000 and (B) 0.75% multiplied by the Electronic Payment Volume for the month most recently ended prior to such date of determination; provided, that if, as of any date of determination, the Client Funds Coverage Amount is in excess of the greater of (A) and (B) above, then it shall not be a violation of this Section 6.20(e) so long as the Client Funds Coverage Amount is equal to or less than the greater of (A) and (B) above within 10 Business Days of such date.

6.21    AFV Holdings. AFV Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) the acquisition of the Hamilton Properties from the Hamilton Properties Seller, including, the incurrence of the Hamilton Properties Seller Debt pursuant to the Hamilton Properties Seller Note and the granting of liens on certain parcels thereof (pursuant to the Hamilton Properties Deed of Trust) and the other Hamilton Properties Priority Collateral, (ii) the lease or rental of the Hamilton Properties and the receipt of such rents or other amounts in connection therewith, (iii) the ownership and maintenance of the Hamilton Properties, (iv) the sale or disposition of the Hamilton Properties to the extent permitted by Section 6.9 hereof, (v) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Company, and (vi) the performance of its obligations under and in connection with the Credit Documents. Notwithstanding anything else to the contrary set forth in this Agreement, no Investments, distributions or other amounts may be made by the Credit Parties in AFV Holdings except for Investments in an aggregate annual amount not to exceed such amount that is necessary to (a) permit AFV Holdings to make its scheduled amortization payments of principal and scheduled payments of interest under the Hamilton Properties Seller Note and (b) satisfy any tax liabilities or other customary maintenance and operating expenses or ordinary course accounts payable of AFV Holdings.

6.22    Hamilton Properties Purchase Documents.

(a)    Neither AFV Holdings nor any other Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Hamilton Properties Purchase Document as in effect on November 15, 2018, if the effect of such amendment or change is to increase the interest rate on the Hamilton Properties Seller Debt, increase the principal amount of such debt or of the purchase price for the Hamilton Properties, change (to earlier dates) any dates upon which payments of principal or interest are due under the Hamilton Properties Seller Note or otherwise, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof (other than to waive, eliminate or delay), change the subordination provisions set forth in the Hamilton Properties Seller Note (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of AFV Holdings or any other obligor thereunder or to confer any additional rights on the Hamilton Properties Seller or any other holders of the Hamilton Properties Seller Debt (or a trustee or other representative on their behalf) which would be materially adverse to any Credit Party or Lenders.

(b)    Administrative Agent and AFV Holdings agree that, solely with respect to the Hamilton Properties, upon the request of Collateral Agent (in its sole discretion or at the direction of Requisite Lenders), Collateral Agent may require the Credit Parties to promptly deliver, or cause to be delivered, each item set forth under Section 5.11 hereof with respect to the Hamilton Properties, and nothing in this clause (b) shall be construed to limit or otherwise impair the rights of any Agent or Secured Party to require such deliverables.

6.23    Activities of Holdings. Holdings shall not engage in any business or operations other than (a) the direct or indirect ownership of all outstanding Capital Stock of Parent and its Subsidiaries, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities (including preparing reports and financial statements), (d) the performance of its obligations under any Credit Documents to which it is a party, (e) the issuance of its own Capital Stock, including pursuant to the IPO Transaction, so long as such issuance does not result in a Change of Control, (f) guaranteeing ordinary course obligations of the Credit Parties to the extent permitted under this Agreement and (g) obligations and activities incidental to the business or activities described in the foregoing clauses (a) through (f), including providing indemnification of officers, directors, shareholders and employees of any Credit Party.

SECTION 7. GUARANTY

7.1    Guaranty of the Obligations. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the performance and payment in full of all Obligations (other than any Excluded Swap Obligations) when the same become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2    Reserved.

7.3    Payment by Guarantors. Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when such become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)    this Guaranty is a guaranty of payment when due and not of collection. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)    Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)    the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company or any other Guarantor is joined in any such action or actions;

(d)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)    any Beneficiary, upon such terms as it reasonably deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Interest Rate Agreement and Currency Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or Interest Rate Agreements and Currency Agreements; and

(f)    each Guarantor waives, to the maximum extent permitted by law, all suretyship defenses available now or in the future under law or equity. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor has notice or knowledge of any of them: (i) any failure or omission to assert or enforce or any agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Interest Rate Agreement or Currency Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to depart from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Interest Rate Agreements or Currency Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Interest Rate Agreement or Currency Agreement or any agreement relating to such other guaranty or security; (iii) any of the Guaranteed Obligations, or any agreement relating thereto, at any time is illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Interest Rate Agreements or Currency Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue the perfection of, any subordination or failure to maintain the priority of, or any failure to enforce or release of security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any Collateral or other property securing any obligation of Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Interest Rate Agreements or Currency Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6    Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution or reimbursement such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution or reimbursement such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7    Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. Additionally, each Guarantor agrees not to assert or enforce, and to the extent maximum extent permitted by applicable law, hereby waives, any and all rights of subrogation, reimbursement, indemnification and contribution against Company or any other Credit Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor (including after the payment in full of the Obligations or the Guaranteed Obligations) if all or any portion of the Obligations or the Guaranteed Obligations shall have been satisfied in connection with an exercise of remedies by Collateral Agent in respect of the Capital Stock of a Credit Party or any Subsidiary of any Credit Party whether pursuant to the Pledge and Security Agreement or otherwise.

7.8    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations whether now existing or hereafter created or arising shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9    Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10    Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Interest Rate Agreements or Currency Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Interest Rate Agreement or Currency Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Interest Rate Agreements and Currency Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

7.11    Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)    Interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

7.12    Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the earlier of (i) the discharge of the Guaranty of such Qualified ECP Guarantor pursuant to Section 7.12 or (ii) the indefeasible payment in full of the Guaranteed Obligations and the termination of the Revolving Commitments. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 8. EVENTS OF DEFAULT

8.1    Events of Default. If any one or more of the following conditions or events shall occur:

(a)    Failure to Make Payments When Due. Failure by Company to pay (i) when due the principal of and premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise, (ii) when due any amount payable in reimbursement of any drawing under a Letter of Credit, (iii) when due any interest on any Loan, any fee, premium or any other amount due hereunder and such failure continues for a period of three (3) or more Business Days, or (iv) when due any other Obligations in an aggregate amount of $250,000 or more and such failure continues for a period of three (3) or more Business Days following receipt by Company of written notice from Administrative Agent of such failure; or

(b)    Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $1,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the aggregate principal amount referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on half of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)    Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.4, Section 3.3, any of Section 5.1(a) through 5.1(d), Section 5.1(f), Section 5.1(i), Section 5.1(r)(ii) through 5.1(r)(iv), Section 5.2, Section 5.5, Section 5.6, Section 5.14, Section 5.15, or Section 6 of this Agreement or any of the provisions of the Pledge and Security Agreement listed on Schedule 8.1; or

(d)    Breach of Representations, etc. Any representation, warranty or certification made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) respect as of the date made or deemed made; or

(e)    Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days (or, in the case of a default in the performance of or compliance with Section 5.1(e), Section 5.1(l) through 5.1(r)(i), Section 5.3, Section 5.4, Section 5.8, Section 5.9, Section 5.10, Section 5.12, ten (10) days) after the earlier of (i) an officer of any Credit Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent of such default; or

(f)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g)    Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)    Judgments and Attachments. Any money judgments, writs or warrants of attachment or similar processes involving an aggregate amount in excess of $2,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)    Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of sixty days; or

(j)    Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof; or

(k)    Change of Control. A Change of Control shall occur; or

(l)    Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (other than (y) the failure of Collateral Agent to have a valid and perfected Lien with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $250,000 and (z) so long as the value (aggregate or otherwise) of such Collateral does not at any time exceed the dollar threshold permitted in such applicable Collateral Document for the nonperfection of such type of Collateral, the failure of Collateral Agent to have a perfected Lien on Collateral that is one of the specific types of Collateral as to which, up to the dollar threshold specified in such applicable Collateral Document, the terms of the Collateral Documents expressly excuse perfection), in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the written request of (or with the written consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents and (D) Administrative Agent may, and may cause Collateral Agent to, exercise all other rights and remedies available to Agents under the Credit Documents, under applicable law or in equity.

Upon the occurrence of any Event of Default, the Credit Parties and each of their Subsidiaries agree to coordinate and cooperate with the Lenders, the Collateral Agent, and their respective counsel to facilitate and expedite all required filings required to be made under Financial Services Laws in connection with the exercise of such rights within the legally-required timeframes for such filings and submissions, and shall promptly furnish all information requested by the Requisite Lenders, the Collateral Agent or their respective counsel in connection with any such filing.

SECTION 9. AGENTS

9.1    Appointment of Agents.

(a)    TSL is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes TSL, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable.

(b)    Reserved.

(c)    The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.

(d)    In performing its functions and duties hereunder, each Agent and Revolving shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

9.2    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3    General Immunity.

(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein by any Credit Party or any of its Subsidiaries or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)    Exculpatory Provisions. None of any Agent nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c)    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless such Agent shall have received written notice from a Lender or the Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice and take such action with respect to any such Default or Event of Default as may be directed by the Requisite Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.4    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and their respective Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5    Lenders’ Representations, Warranties and Acknowledgment.

(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)    Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Credit Party (other than the Obligations) or any Capital Stock of any Credit Party (other than minority interests of Capital Stock of Holdings) and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates or Related Funds shall purchase any trade debt or Indebtedness of any Credit Party (other than the Obligations) or Capital Stock described in clause (i) above (other than minority interests of Capital Stock of Holdings), in each case, without the prior written consent of Administrative Agent.

9.6    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent in their respective capacities as such and each of their respective Affiliates and their respective officers, partners, directors, trustees, employees, members, equity holders, advisors and agents and representatives (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in connection with such Agent exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable to indemnify Administrative Agent for any Protective Advances that it makes to or for the benefit Company or for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7    Resignation.

(a)    Each of each Agent and Revolver Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Company; provided that such prior written notice shall not be required if one of the other Agents (or one of their respective Affiliates or Related Funds) becomes the successor to such Person. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days’ notice to Company, to appoint a successor Administrative Agent or Collateral Agent (as the case may be) (provided, however, unless an Event of Default has occurred and is continuing, no Disqualified Person be appointed as successor). Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, that successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent (as the case may be) and the retiring Administrative Agent or Collateral Agent (as the case may be) shall promptly (i) transfer to such successor all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of such successor under the Credit Documents, and (ii) execute and deliver to such successor such amendments to financing statements (if necessary), and take such other actions, as may be necessary or appropriate in connection with the assignment (if necessary) to such successor of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder.

(b)    Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of TSL without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents.

9.8    Collateral Documents and Guaranty.

(a)    Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments (i) necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (ii) necessary to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (iii) in connection with a credit bid or purchase authorized under this Section 9.8. Agents, the Credit Parties and the Lenders hereby irrevocably authorize each Agent (but not any Lender or Lenders in its or their respective individual capacities unless the Lenders shall otherwise agree in writing), based upon the instruction of the Requisite Lenders (or as otherwise agreed to by the Lenders in writing), to (x) consent to, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (y) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the Code, or (z) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by an Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis unless the Lenders otherwise agree in writing (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of such Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of such Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid unless the Lenders otherwise agree in writing) in the Collateral that is the subject of such credit bid or purchase (or in the Capital Stock of the any entities that are used to consummate such credit bid or purchase), and (ii) each Agent, based upon the instruction of the Requisite Lenders (or as otherwise agreed to by the Lenders in writing), may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Lender Counterparties (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid unless otherwise agreed to by the Lenders in writing) based upon the value of such non-cash consideration.

(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent, and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral under the Collateral Documents or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder with respect thereto may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent.

9.9    Protective Advances. Subject to the limitations set forth below, after an Event of Default shall have occurred and be continuing, Administrative Agent is authorized by Company and the Lenders, from time to time in Administrative Agent’s sole discretion (but Administrative Agent shall have absolutely no obligation to), to make advances to Company, which Administrative Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Company pursuant to the terms of this Agreement and the other Credit Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such advances are in this Section 9.9 referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Section 3 have not been satisfied. Company shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Final Maturity Date and the date on which demand for payment is made by Administrative Agent. The Protective Advances shall be secured by Collateral Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Term Loans that are Base Rate Loans. Protective Advances shall be for the sole and separate account of Administrative Agent.

9.10    Joint Lead Arrangers and Joint Book Runners. Each of the Joint Lead Arrangers and Joint Book Runners, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Administrative Agent, Collateral Agent, or as Issuing Bank. Without limiting the foregoing, each of the Joint Lead Arrangers and Joint Book Runners, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Credit Party. Each Lender, Administrative Agent, Collateral Agent, Issuing Bank, and each Credit Party acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers and Joint Book Runners in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Joint Lead Arrangers and Joint Book Runners, in such capacities, shall be entitled to resign at any time by giving notice to Administrative Agent and Company.

9.11    Erroneous Payments. If all or any part of any payment or other distribution by or on behalf of any Agent to any Lender or other Person on behalf of a Lender is determined by such Agent in its sole discretion to have been made in error as determined by such Agent (any such distribution, an “Erroneous Distribution”), then the relevant Lender or such other Person shall forthwith on written demand (accompanied by a reasonably detailed calculation of such Erroneous Distribution) repay to such Agent the amount of such Erroneous Distribution received by such Person. Any determination by any Agent, in its sole discretion, that all or a portion of any distribution to a Lender or other Person on behalf of a Lender was an Erroneous Distribution shall be conclusive absent manifest error. Each Lender and other potential recipient of an Erroneous Distribution on behalf of a Lender hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution.

SECTION 10. MISCELLANEOUS

10.1    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail, courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, electronic mail or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

10.2    Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (and in any event within three (3) Business Days after receipt of written demand therefor) (a) all Administrative Agent’s actual and reasonable and documented out-of-pocket costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) Reserved; (c) all the reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual documented costs and reasonable and documented out-of-pocket expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and title insurance premiums; (e) all Administrative Agent’s actual and documented out-of-pocket costs and reasonable fees, expenses for, and disbursements of any of Administrative Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable and documented attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by Administrative Agent in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (f) all the actual and documented out-of-pocket costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents reasonably employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral in accordance with the terms of this Agreement; (g) [reserved]; and (h) after the occurrence of a Default or an Event of Default, all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. Notwithstanding the foregoing, Company shall be under no obligation to pay any costs and expenses incurred by any Agent in connection with syndication of the Loans and Commitments after the Closing Date.

10.3    Indemnity.

(a)    In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, Issuing Bank and each Lender, their respective Affiliates and their respective officers, partners, directors, trustees, employees, members, equity holders, advisors and agents and representatives (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non- appealable order, of that Indemnitee.

(b)    To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents, Issuing Bank and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4    Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and expressly subject to Section 2.15, each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or payroll accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

10.5    Amendments and Waivers.

(a)    Requisite Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), except as otherwise expressly provided in this Agreement, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders (and a copy of all amendments provided to the Administrative Agent).

(b)    Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)    extend the scheduled final maturity of any Loan or Note;

(ii)    waive, reduce or postpone any scheduled interest payment, fee or principal repayment (but not prepayment);

(iii)    reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.8) or any fee payable hereunder;

(iv)    extend the time for payment of any such interest (other than default interest) or fees;

(v)    reduce the principal amount of any Loan;

(vi)    amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

(vii)    amend, modify, terminate or waive any provision of Section 2.14(i) or Section 2.15;

(viii)    amend the definition of “Requisite Lenders” or “Pro Rata Share”;

(ix)    release, or subordinate Collateral Agent’s Lien on, all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(x)    consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (except as a result of a transaction permitted by the terms of this Agreement).

(c)    Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)    increase any [**] Delayed Draw Term Loan Commitment or Additional Delayed Draw Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any [**] Delayed Draw Term Loan Commitment or Additional Delayed Draw Term Loan Commitment of any Lender;

(ii)    increase the Maximum Revolver Amount or any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of each Lender that would be affected thereby (it being understood and agreed that any Incremental Revolver Increases made pursuant to Section 2.2(e) shall not require the consent of any Lender other than the prospective lenders providing the Incremental Revolver Increase); provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in the Maximum Revolver Amount or any Revolving Commitment of any Lender;

(iii)    amend, modify, waive, or eliminate, the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agents and Company (and shall not require the written consent of any of the Lenders);

(iv)    amend the definition of “Requisite Revolving Lenders” without the written consent of the Revolving Lenders, Administrative Agent and Company;

(v)    amend the definition of “Requisite Term Lenders” without the written consent of the Term Lenders, Administrative Agent and Company;

(vi)    waive any Event of Default that has arisen as a result of Company’s failure to comply with Section 6.8 without the written consent of the Requisite Revolving Lenders and Requisite Term Lenders;

(vii)    amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(viii)    amend, modify, or waive any provision of this Agreement or the other Credit Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Credit Documents, without the written consent of Issuing Bank, Agents, Company, and the Requisite Lenders.

(d)    Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6    Successors and Assigns; Participations.

(a)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders and any assignment in contravention of the foregoing shall be absolutely void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Register. Company, Administrative Agent, and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent (with notice to or consent of the Company, as required below) and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the

Lender listed in the applicable Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the applicable Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)    Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement (except to a Disqualified Person (other than after the occurrence and during the continuance of an Event of Default)), including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)    to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of written notice to Company and Administrative Agent; and

(ii)    to any Person otherwise constituting an Eligible Assignee with the consent of (y) Administrative Agent, and (z) so long as no Event of Default shall have occurred and be continuing, Company (each of the foregoing consents not to be unreasonably withheld, delayed or conditioned); provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $500,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the unused [**] Delayed Draw Term Loan Commitments, unused Additional Delayed Draw Term Loan Commitments, or unused Revolving Commitments and [**] Delayed Draw Term Loans, Additional Delayed Draw Term Loans, or Revolving Loans of the assigning Lender) with respect to the assignment of [**] Delayed Draw Term Loan Commitments, [**] Delayed Draw Term Loans, Additional Delayed Draw Term Loan Commitments, Additional Delayed Draw Term Loans, Revolving Commitments or Revolving Loans, as the case may be, and (B) $500,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Term Loans of the assigning Lender) with respect to the assignment of Term Loans; provided further, that Company shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice (including via e-mail transmission) to Administrative Agent within five Business Days after having received written notice thereof.

(d)    Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.18(e).

(e)    Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the applicable Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

(f)    Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party.

(g)    Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and Company shall promptly issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h)    Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings or any of its Subsidiaries or Affiliates and other than a Disqualified Person (other than after the occurrence and during the continuance of an Event of Default)) in all or any part of its Commitments, Loans or in any other Obligation, provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the parties hereto for the performance of such obligations and (C) the Credit Parties, Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.16(c), 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, and (ii) a participant shall not be entitled to the benefits of Section 2.18 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.18 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)    Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(j)    Interlender Matters. Agents and Lenders have executed an agreement pursuant to which such parties have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lenders and to certain allocations of payments and proceeds of Collateral. The rights and duties of the Agents and Lenders, with respect to such matters, are subject to such agreement. Anything to the contrary contained herein notwithstanding, any Person that is to become a party to this Agreement as a Lender (regardless of whether in connection with an assignment pursuant to this Section 10.6 or an Increase effected pursuant to Section 2.2(f), or otherwise) shall join the agreement described in this Section 10.6(j) as a condition to such Person becoming a party to this Agreement as a Lender.

10.7    Independence of Covenants. All covenants here under shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.2(b)(iii), 2.16(c), 2.17, 2.18, 10.2, 10.3 and 10.10 and the agreements of Lenders set forth in Sections 2.15, 9.3(b), 9.6 and 10.17 shall survive the payment of the Loans and the termination hereof.

10.9    No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Ancillary Services Agreements, Interest Rate Agreements and Currency Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10    Marshalling. None of any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.

10.11    Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12    Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Credit Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14    APPLICABLE LAW. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.15    CONSENT TO JURISDICTION. (A) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH

COLLATERAL OR PROPERTY MAY BE FOUND. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; PROVIDED THAT NOTHING HEREIN SHALL AFFECT THE AGENTS’ OR THE SECURED PARTIES’ RIGHTS TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(B)    EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1, AND ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. NOTWITHSTANDING THE FOREGOING, NOTHING IN ANY CREDIT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT

AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17    Confidentiality. Each Agent and each Lender shall hold all Information in accordance with such Agent’s or Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, an Agent or a Lender may make (i) disclosures of such Information to Affiliates of such Lender or such Agent and to their employees, officers, members, partners, agents and representatives, directors, shareholders, advisors and consultants (and to other persons authorized by a Lender or an Agent to organize, present or disseminate such Information in connection with disclosures otherwise made in accordance with this Section 10.17) on a confidential and need-to-know basis (any such Affiliates, employees, officers, members, partners, agents and representatives, directors, shareholders, advisors and consultants shall maintain the confidentiality of such Information as set forth in this Section 10.17) for purposes of administering and to the extent necessary to administer this Agreement and the other Credit Documents, evaluating the Extensions of Credit hereunder (relating to any consents, amendments, waivers or other modifications of this Agreement, any other Credit Document or other documents or matters requested by Company or Administrative Agent, creating and perfecting Liens in favor of Collateral Agent and protecting and preserving the Collateral, collecting any payments due or in connection with any enforcement, refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings), portfolio reporting and for any reasons reasonably related to the foregoing, (ii) disclosures of such Information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Ancillary Services Agreements, Interest Rate Agreements and Currency Agreements (provided, such potential assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential Information relating to the Credit Parties received by it from any of Agents or any Lender, (iv) disclosures to any Lender’s financing sources or actual or potential investors, provided that prior to any disclosure, such financing source or investor (as the case may be) is informed of the confidential nature of the Information and shall be required to maintain the confidentiality of the Information pursuant to a customary confidentiality agreement, (v) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process or any disclosures required or requested by any Governmental Authority or representative thereof; provided, except for disclosures described in clause (vii) below, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable best efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public Information prior to disclosure of such information; (vi) disclosures as may be agreed to in advance in writing by Company; (vii) disclosures as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such Information, (viii) disclosures in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Credit Documents; provided, that, prior to any disclosure to any Person (other than any Credit Party, any Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (viii) with respect to litigation involving any Person (other than Company, any Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Company with prior written notice thereof, and (ix) disclosures in connection with, and to the extent reasonably necessary for, the exercise of enforcing any Credit Document or for the exercise of any secured creditor remedy under this Agreement or under any other Credit Document. For the purposes hereof, “Information” means all information received by any Agent or any Lender (or any of their respective Affiliates or their respective agents, directors, shareholders, advisors, and consultants) from or on behalf of Holdings or any of its Subsidiaries or any of their respective officers, partners, directors, trustees, employees and agents pursuant hereto relating to Holdings, Company, any other Subsidiary or their respective properties or businesses, other than (x) information that was, is or becomes generally available to the public other than as a result of a disclosure by the recipient in breach of this Agreement or (y) information that was within the possession of the recipient prior to being furnished to such recipient pursuant hereto or is lawfully obtained by such recipient thereafter from a source that, in each case, as far as such recipient is aware, is not, by virtue of such disclosure, in breach of any obligation of confidentiality of such source with respect to such information. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”). No Credit Party shall issue any Trade Announcement except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Administrative Agent. The provisions of this Section 10.17 shall terminate two (2) years after the payment in full of the Obligations.

10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent for the benefit of the applicable Lenders an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.19    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20    Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21    Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Act.

10.22    Ancillary Services Agreements, Interest Rate Agreements and Currency Agreement. The Ancillary Services Provider and each Lender Counterparty in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Credit Documents for purposes of any reference in a Credit Document to the parties for whom an Agent is acting. Each Agent hereby agrees to act as agent for the Ancillary Services Provider and Lender Counterparties and, by virtue of being a Lender hereunder, the Ancillary Services Provider and Lender Counterparty shall be automatically deemed to have appointed each Agent as its agent to the extent applicable under the terms hereof and to have accepted the benefits of the Credit Documents that inure to it in its capacity as the Ancillary Services Provider or Lender Counterparty. It is understood and agreed that the rights and benefits of the Ancillary Services Provider or Lender Counterparty in its capacity as such under the Credit Documents consist exclusively of such Ancillary Service Provider’s or Lender Counterparty’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to an Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein and the other Credit Documents. In connection with any such distribution of payments or proceeds of Collateral, each Agent shall be entitled to assume no amounts are due or owing to the Ancillary Services Provider or Lender Counterparty unless the Ancillary Services Provider or Lender Counterparty has provided a written certification (setting forth a reasonably detailed calculation) to Agents as to the amounts that are due and owing to it and such written certification is received by Agents a reasonable period of time prior to the making of such distribution. No Agent shall have any obligation to calculate the amount due and payable with respect to any an Ancillary Services Agreement, Interest Rate Agreement or a Currency Agreement, but may rely upon the written certification of the amount due and payable from the Ancillary Services Provider or Lender Counterparty. In the absence of an updated certification, each Agent shall be entitled to assume that the amount due and payable to the Ancillary Services Provider or Lender Counterparty is the amount last certified to such Agent by the Ancillary Services Provider or Lender Counterparty as being due and payable (less any distributions made to the Ancillary Services Provider or Lender Counterparty on account thereof). Company is not required to obtain the Ancillary Services, Interest Rate Agreements or Currency Agreements from any Lender. Company acknowledges and agrees that no Lender has committed to provide any Ancillary Services, Interest Rate Agreements or Currency Agreements and that the providing of any Ancillary Services, Interest Rate Agreements and Currency Agreements by any Lender is in the sole and absolute discretion of such Lender. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, no provider or holder of any Ancillary Service, Interest Rate Agreement or Currency Agreement in its capacity as such shall have any voting or approval rights hereunder solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Credit Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

10.23    Debtor-Creditor Relationship. The relationship between the Lenders and Agents, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Lender or Agent has (or shall be deemed to have) any fiduciary relationship or duty to any Credit Party arising out of or in connection with the Credit Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between Lenders and Agents, on the one hand, and the Credit Parties, on the other hand, by virtue of any Credit Document or any transaction contemplated therein.

10.24    Revival and Reinstatement of Obligations. If any Beneficiary repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such Person in full or partial satisfaction of any Obligation or Guaranteed Obligation or on account of any other obligation of any Credit Party under any Credit Document, Ancillary Services Agreement, Interest Rate Agreement or Currency Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such Beneficiary elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such Person elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys fees of such Person related thereto, (i) the liability of the Credit Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) the Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Liens securing the Obligations or the Guaranteed Obligations shall have been released or terminated or (B) any provision of this Agreement or any of the Collateral Documents shall have been terminated or cancelled, such Liens, or such provision of this Agreement or the Collateral Documents, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Credit Party in respect of such liability or any Collateral securing such liability.

10.25    Joint and Several Liability; Administrative Borrower.

(a)    Notwithstanding anything in this Agreement or any other Credit Document to the contrary, each Person composing Company, as borrower under, hereby accepts joint and several liability hereunder and under the other Credit Documents in consideration of the financial accommodations to be provided by Agents and the Lenders under this Agreement and the other Credit Documents, for the mutual benefit, directly and indirectly, of each of the Persons composing Company and in consideration of the undertakings of the other Persons composing Company to accept joint and several liability for the Obligations. Each of the Persons composing Company, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Persons composing Company, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 10.25), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Persons composing Company without preferences or distinction among them. If and to the extent that any of the Persons composing Company shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Persons composing Company will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Persons composing Company under the provisions of this Section 10.25 constitute the absolute and unconditional, full recourse Obligations of each of the Persons composing Company, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Credit Documents or any other circumstances whatsoever.

(b)    The provisions of this Section 10.25 are made for the benefit of Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Persons composing Company as often as occasion therefor may arise and without requirement on the part of Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Company or to exhaust any remedies available to it or them against any of the other Persons composing Company or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 10.25 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(c)    No Person composing Company will exercise any rights that it may now or hereafter acquire against any Credit Party or any guarantor that arise from the existence, payment, performance or enforcement of such Person’s obligations under this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agents or the Lenders against any Credit Party or any guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Credit Party or any guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right.

(d)    Except as otherwise expressly provided in this Agreement, each Person composing Company hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agents or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement or any other Credit Document). Each Person composing Company hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agents or the Lenders at any time or times in respect of any default by any Person composing Company in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agents or the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Company. Without limiting the generality of the foregoing, each Person composing Company assents to any other action or delay in acting or failure to act on the part of Agents or the Lenders with respect to the failure by any Person composing Company to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.25 afford grounds for terminating, discharging or relieving any Person composing Company, in whole or in part, from any of its Obligations under this Section 10.25 or otherwise, it being the intention of each Person composing Company that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Person composing Company under this Section 10.25 and otherwise under this Agreement shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Company under this Section 10.25 and otherwise under this Agreement shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Person composing Company or Agents or any Lender.

(e)    Each Person composing Company represents and warrants to Agents and Lenders that such Person is currently informed of the financial condition of Company and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each

Person composing Company further represents and warrants to Agents and the Lenders that such Person has read and understands the terms and conditions of the Credit Documents. Each Person composing Company hereby covenants that such Person will continue to keep informed of Company’s financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(f)    Each Person composing Company hereby irrevocably appoints Holdings as the borrowing agent and attorney-in-fact for all Persons composing Company (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agents shall have received prior written notice signed by each Person composing Company that such appointment has been revoked and that another Person composing Company has been appointed Administrative Borrower. Each Person composing Company hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide any Agent with all notices with respect to Loans obtained for the benefit of any Person composing Company and all other notices and instructions under this Agreement, and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Company in order to utilize the collective borrowing powers of Company in the most efficient and economical manner and at Company’s request, and that Agents and Lenders shall not incur liability to Company as a result hereof. Each Person composing Company expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Person composing Company is dependent on the continued successful performance of the integrated group. To induce Agents and Lenders to do so, and in consideration thereof, each Person composing Company hereby jointly and severally agrees to indemnify each Agent and each Lender and hold each Agent and each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Agent or any Lender by any Person composing Company or by any third party whosoever, arising from or incurred by reason of (a) the handling of Collateral of each Person composing Company as provided in the Credit Documents, or (b) any Agent’s or any Lender’s reliance on any instructions of the Administrative Borrower, except that no Person composing Company will have any liability to any Agent or any Lender under this Section 10.25(f) with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent or Lender, as the case may be. Any notice required to be provided to Company hereunder, or any consent of Company that is required hereunder, may be satisfied by sending such notice, or obtaining such consent, from Administrative Borrower.

10.26    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AVIDXCHANGE, INC., a Delaware corporation

By:	/s/ Michael Praeger

Name:	Michael Praeger
Title:	Chief Executive Officer

AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation
PIRACLE, INC., a Utah corporation
STRONGROOM SOLUTIONS, INC., a Texas corporation
ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation
AFV HOLDINGS ONE, INC., a North Carolina corporation
BTS ALLIANCE, LLC, a Delaware limited liability

By:	/s/ Michael Praeger

Name:	Michael Praeger
Title:	President

TPG SPECIALTY LENDING, INC.,
as Administrative Agent, Collateral Agent, Joint Lead Arranger, Joint Book Runner and a Lender

By:	/s/ Robert (Bo) Stanley
Name: Robert (Bo) Stanley
Title: President

KEYBANK NATIONAL ASSOCIATION,
as Joint Lead Arranger, Joint Book Runner, Issuing Bank, and a Lender

By:	/s/ Geoff Smith
Name: Geoff Smith
Title: Senior Vice President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

EXHIBIT B-1 TO

CREDIT AGREEMENT

TERM LOAN NOTE

$[ ]	New York, NY , 20[ ]

FOR VALUE RECEIVED, the undersigned, AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV”), and BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”, and together with Holdings, Piracle, AFS, Strongroom, Ariett, and AFV, individually and collectively and jointly and severally, the “Company”), each hereby unconditionally promises to pay to the order of [                    ] (together with its permitted successors and assigns, the “Holder”) on or before the Final Maturity Date (as defined in the Credit Agreement), at the address set forth in that certain Credit and Guaranty Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of October 1, 2019, by and among each Person composing the Company, CERTAIN OTHER SUBSIDIARIES OF HOLDINGS PARTY THERETO FROM TIME TO TIME, as borrowers or Guarantors, the Lenders party thereto from time to time, SIXTH STREET SPECIALTY LENDING, INC. (“TSL”), as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”) and TSL and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as joint lead arrangers (in such capacity, together with their successors and assigns in such capacity, the “Joint Lead Arrangers”) and joint book runners (in such capacity, together with their successors and assigns in such capacity, the “Joint Book Runners”), the principal amount of [                                    ] DOLLARS ($[            ]) according to the terms of the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned by the Credit Agreement.

Each Person composing the Company further promises to pay interest at such address from the date hereof on the outstanding principal amount owing hereunder from time to time, at the applicable rate per annum set forth in Section 2.6 of the Credit Agreement (or Section 2.8 of the Credit Agreement, as applicable). Interest shall be payable in arrears as set forth in Section 2.6 of the Credit Agreement (or on demand as set forth in Section 2.8 of the Credit Agreement, as applicable). Interest shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. In no event shall interest hereunder exceed the maximum rate permitted under applicable law.

This note is one of the “Term Loan Notes” referred to in the Credit Agreement, and is subject to the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement. Amounts remaining unpaid on this Term Loan Note may be prepaid as provided in the Credit Agreement. Amounts repaid or prepaid hereunder shall not be reborrowed.

B-1-1

Upon the occurrence and during the continuation of any Event of Default, all amounts then remaining unpaid on this Term Loan Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

Except as otherwise provided in the Credit Agreement, each Person composing the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Term Loan Note.

This Term Loan Note is secured by liens on and security interests in certain property of the Company and the other Credit Parties that has been granted to the Collateral Agent, for itself and the benefit of the Secured Parties pursuant to the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the Collateral securing this Term Loan Note and the terms and conditions upon which such liens and security interests were granted to the Collateral Agent for the benefit of the holder of this Term Loan Note in respect thereof.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TERM LOAN NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN EXECUTING THIS TERM LOAN NOTE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE COMPANY AND THE HOLDER FURTHER WARRANT AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY THE COMPANY AND THE HOLDER), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TERM LOAN NOTE. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM LOAN NOTE, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT, AND THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED THEREIN.

THIS TERM LOAN NOTE SHALL BE SUBJECT TO THE PROVISIONS REGARDING JOINT AND SEVERAL LIABILITY SET FORTH IN SECTIONS 10.25(a) THROUGH (e) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

B-1-2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-1-3

IN WITNESS WHEREOF, each Person composing the Company has caused this Term Loan Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Person composing the Company.

AVIDXCHANGE, INC., a Delaware corporation

AVIDXCHANGE FINANCIAL SERVICES,
INC., a Delaware corporation

PIRACLE, INC., a Utah corporation

STRONGROOM SOLUTIONS, INC., a Texas corporation

ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation

AFV HOLDINGS ONE, INC., a North Carolina corporation

BTS ALLIANCE, LLC, a Delaware limited liability company

By:
Name:
Title:

B-1-4

EXHIBIT B-2 TO

CREDIT AGREEMENT

REVOLVING LOAN NOTE

$[ ]	New York, NY , 20[ ]

FOR VALUE RECEIVED, the undersigned, AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV”), and BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”, and together with Holdings, Piracle, AFS, Strongroom, Ariett, and AFV, individually and collectively and jointly and severally, the “Company”), each hereby unconditionally promises to pay to the order of [                    ] (together with its permitted successors and assigns, the “Holder”) on or before the Revolving Loan Maturity Date (as defined in the Credit Agreement), at the address set forth in that certain Credit and Guaranty Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of October 1, 2019, by and among each Person composing the Company, CERTAIN OTHER SUBSIDIARIES OF HOLDINGS PARTY THERETO FROM TIME TO TIME, as borrowers or Guarantors, the Lenders party thereto from time to time, SIXTH STREET SPECIALTY LENDING, INC. (“TSL”), as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and TSL and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as joint lead arrangers (in such capacity, together with their successors and assigns in such capacity, the “Joint Lead Arrangers”) and joint book runners (in such capacity, together with their successors and assigns in such capacity, the “Joint Book Runners”), the principal amount of [                                        ] DOLLARS ($[            ]) or, if less, the aggregate unpaid amount of all Revolving Loans made by the Holder to the undersigned, according to the terms of the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned by the Credit Agreement.

Each Person composing the Company further promises to pay interest at such address from the date hereof on the outstanding principal amount owing hereunder from time to time, at the applicable rate per annum set forth in Section 2.6 of the Credit Agreement (or Section 2.8 of the Credit Agreement, as applicable). Interest shall be payable in arrears as set forth in Section 2.6 of the Credit Agreement (or on demand as set forth in Section 2.8 of the Credit Agreement, as applicable). Interest shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. In no event shall interest hereunder exceed the maximum rate permitted under applicable law.

This note is one of the “Revolving Loan Notes” referred to in the Credit Agreement, and is subject to the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement. Amounts remaining unpaid on this Revolving Loan Note may be prepaid as provided in the Credit Agreement.

B-2-1

Upon the occurrence and during the continuation of any Event of Default, all amounts then remaining unpaid on this Revolving Loan Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

Except as otherwise provided in the Credit Agreement, each Person composing the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Revolving Loan Note.

This Revolving Loan Note is secured by liens on and security interests in certain property of the Company and the other Credit Parties that has been granted to the Collateral Agent, for itself and the benefit of the Secured Parties pursuant to the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the Collateral securing this Revolving Loan Note and the terms and conditions upon which such liens and security interests were granted to the Collateral Agent for the benefit of the holder of this Revolving Loan Note in respect thereof.

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS REVOLVING LOAN NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN EXECUTING THIS REVOLVING LOAN NOTE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE COMPANY AND THE HOLDER FURTHER WARRANT AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY THE COMPANY AND THE HOLDER), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS REVOLVING LOAN NOTE. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING LOAN NOTE, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT, AND THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED THEREIN.

THIS REVOLVING LOAN NOTE SHALL BE SUBJECT TO THE PROVISIONS REGARDING JOINT AND SEVERAL LIABILITY SET FORTH IN SECTIONS 10.25(a) THROUGH (e) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

B-2-2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-2-3

IN WITNESS WHEREOF, each Person composing the Company has caused this Revolving Loan Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Person composing the Company.

AVIDXCHANGE, INC., a Delaware corporation

AVIDXCHANGE FINANCIAL SERVICES,
INC., a Delaware corporation

PIRACLE, INC., a Utah corporation

STRONGROOM SOLUTIONS, INC., a Texas corporation

ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation

AFV HOLDINGS ONE, INC., a North Carolina corporation

BTS ALLIANCE, LLC, a Delaware limited liability company

By:
Name:
Title:

B-2-4

EXHIBIT B-3 TO

CREDIT AGREEMENT

[**] DELAYED DRAW TERM LOAN NOTE

$[ ]	New York, NY , 20[ ]

FOR VALUE RECEIVED, the undersigned, AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV”), and BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”, and together with Holdings, Piracle, AFS, Strongroom, Ariett, and AFV, individually and collectively and jointly and severally, the “Company”), each hereby unconditionally promises to pay to the order of [                    ] (together with its permitted successors and assigns, the “Holder”) on or before the Final Maturity Date (as defined in the Credit Agreement), at the address set forth in that certain Credit and Guaranty Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of October 1, 2019, by and among each Person composing the Company, CERTAIN OTHER SUBSIDIARIES OF HOLDINGS PARTY THERETO FROM TIME TO TIME, as borrowers or Guarantors, the Lenders party thereto from time to time, SIXTH STREET SPECIALTY LENDING, INC. (“TSL”), as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and TSL and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as joint lead arrangers (in such capacity, together with their successors and assigns in such capacity, the “Joint Lead Arrangers”) and joint book runners (in such capacity, together with their successors and assigns in such capacity, the “Joint Book Runners”), the principal amount of [                                        ] DOLLARS ($[            ]) or, if less, the aggregate unpaid amount of the [**] Delayed Draw Term Loan made by the Holder to the undersigned, according to the terms of the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned by the Credit Agreement.

Each Person composing the Company further promises to pay interest at such address from the date hereof on the outstanding principal amount owing hereunder from time to time, at the applicable rate per annum set forth in Section 2.6 of the Credit Agreement (or Section 2.8 of the Credit Agreement, as applicable). Interest shall be payable in arrears as set forth in Section 2.6 of the Credit Agreement (or on demand as set forth in Section 2.8 of the Credit Agreement, as applicable). Interest shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. In no event shall interest hereunder exceed the maximum rate permitted under applicable law.

This note is one of the “[**] Delayed Draw Term Loan Notes” referred to in the Credit Agreement, and is subject to the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement. Amounts remaining unpaid on this [**] Delayed Draw Term Loan Note may be prepaid as provided in the Credit Agreement.

B-3-1

Upon the occurrence and during the continuation of any Event of Default, all amounts then remaining unpaid on this [**] Delayed Draw Term Loan Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

Except as otherwise provided in the Credit Agreement, each Person composing the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this [**] Delayed Draw Term Loan Note.

This [**] Delayed Draw Term Loan Note is secured by liens on and security interests in certain property of the Company and the other Credit Parties that has been granted to the Collateral Agent, for itself and the benefit of the Secured Parties pursuant to the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the Collateral securing this [**] Delayed Draw Term Loan Note and the terms and conditions upon which such liens and security interests were granted to the Collateral Agent for the benefit of the holder of this [**] Delayed Draw Term Loan Note in respect thereof.

THIS [**] DELAYED DRAW TERM LOAN NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS [**] DELAYED DRAW TERM LOAN NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN EXECUTING THIS [**] DELAYED DRAW TERM LOAN NOTE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE COMPANY AND THE HOLDER FURTHER WARRANT AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY THE COMPANY AND THE HOLDER), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS [**] DELAYED DRAW TERM LOAN NOTE. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS [**] DELAYED DRAW TERM LOAN NOTE, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT, AND THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED THEREIN.

THIS [**] DELAYED DRAW TERM LOAN NOTE SHALL BE SUBJECT TO THE PROVISIONS REGARDING JOINT AND SEVERAL LIABILITY SET FORTH IN SECTIONS 10.25(a) THROUGH (e) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

B-3-2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-3-3

IN WITNESS WHEREOF, each Person composing the Company has caused this [**] Delayed Draw Term Loan Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Person composing the Company.

AVIDXCHANGE, INC., a Delaware corporation

AVIDXCHANGE FINANCIAL SERVICES,
INC., a Delaware corporation

PIRACLE, INC., a Utah corporation

STRONGROOM SOLUTIONS, INC., a Texas corporation

ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation

AFV HOLDINGS ONE, INC., a North Carolina corporation

BTS ALLIANCE, LLC, a Delaware limited liability company

By:
Name: Title:

B-3-4

EXHIBIT B-4 TO

CREDIT AGREEMENT

ADDITIONAL DELAYED DRAW TERM LOAN NOTE

$[ ]	New York, NY , 20[ ]

FOR VALUE RECEIVED, the undersigned, AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV”), and BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”, and together with Holdings, Piracle, AFS, Strongroom, Ariett, and AFV, individually and collectively and jointly and severally, the “Company”), each hereby unconditionally promises to pay to the order of [                ] (together with its permitted successors and assigns, the “Holder”) on or before the Final Maturity Date (as defined in the Credit Agreement), at the address set forth in that certain Credit and Guaranty Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of October 1, 2019, by and among each Person composing the Company, CERTAIN OTHER SUBSIDIARIES OF HOLDINGS PARTY THERETO FROM TIME TO TIME, as borrowers or Guarantors, the Lenders party thereto from time to time, SIXTH STREET SPECIALTY LENDING, INC. (“TSL), as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and TSL and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as joint lead arrangers (in such capacity, together with their successors and assigns in such capacity, the “Joint Lead Arrangers”) and joint book runners (in such capacity, together with their successors and assigns in such capacity, the “Joint Book Runners”), the principal amount of [                ] DOLLARS ($[            ]) or, if less, the aggregate unpaid amount of the Additional Delayed Draw Term Loan made by the Holder to the undersigned, according to the terms of the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned by the Credit Agreement.

Each Person composing the Company further promises to pay interest at such address from the date hereof on the outstanding principal amount owing hereunder from time to time, at the applicable rate per annum set forth in Section 2.6 of the Credit Agreement (or Section 2.8 of the Credit Agreement, as applicable). Interest shall be payable in arrears as set forth in Section 2.6 of the Credit Agreement (or on demand as set forth in Section 2.8 of the Credit Agreement, as applicable). Interest shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. In no event shall interest hereunder exceed the maximum rate permitted under applicable law.

This note is one of the “Additional Delayed Draw Term Loan Notes” referred to in the Credit Agreement, and is subject to the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement. Amounts remaining unpaid on this Additional Delayed Draw Term Loan Note may be prepaid as provided in the Credit Agreement.

Upon the occurrence and during the continuation of any Event of Default, all amounts then remaining unpaid on this Additional Delayed Draw Term Loan Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

Except as otherwise provided in the Credit Agreement, each Person composing the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Additional Delayed Draw Term Loan Note.

This Additional Delayed Draw Term Loan Note is secured by liens on and security interests in certain property of the Company and the other Credit Parties that has been granted to the Collateral Agent, for itself and the benefit of the Secured Parties pursuant to the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the Collateral securing this Additional Delayed Draw Term Loan Note and the terms and conditions upon which such liens and security interests were granted to the Collateral Agent for the benefit of the holder of this Additional Delayed Draw Term Loan Note in respect thereof.

THIS ADDITIONAL DELAYED DRAW TERM LOAN NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS ADDITIONAL DELAYED DRAW TERM LOAN NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN EXECUTING THIS ADDITIONAL DELAYED DRAW TERM LOAN NOTE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE COMPANY AND THE HOLDER FURTHER WARRANT AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY THE COMPANY AND THE HOLDER), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS ADDITIONAL DELAYED DRAW TERM LOAN NOTE. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ADDITIONAL DELAYED DRAW TERM LOAN NOTE, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT, AND THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED THEREIN.

B-3-2

THIS ADDITIONAL DELAYED DRAW TERM LOAN NOTE SHALL BE SUBJECT TO THE PROVISIONS REGARDING JOINT AND SEVERAL LIABILITY SET FORTH IN SECTIONS 10.25(a) THROUGH (e) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-3-3

IN WITNESS WHEREOF, each Person composing the Company has caused this Additional Delayed Draw Term Loan Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Person composing the Company.

AVIDXCHANGE, INC., a Delaware corporation

AVIDXCHANGE FINANCIAL SERVICES,
INC., a Delaware corporation

PIRACLE, INC., a Utah corporation

STRONGROOM SOLUTIONS, INC., a Texas corporation

ARIETT BUSINESS SOLUTIONS, INC., a
Massachusetts corporation

AFV HOLDINGS ONE, INC., a North Carolina corporation

BTS ALLIANCE, LLC, a Delaware limited liability company

By:
Name: Title:

B-3-4